File No. ____________

OFFERING CIRCULAR

IROQUOIS VALLEY FARMLAND REIT, PBC

An offering of up to $50,000,000 in Common Stock

Per Share Total Maximum

Public Offering Price (1)	$599	$50,000,000
Underwriting Discounts and Commissions (2)	$—	$—
Proceeds to Us from this Offering to the Public (Before Expenses)	$599	$50,000,000
(1	The price per share of common stock shown was determined by our Board of Directors and will apply until an alternate price is approved by the Board of Directors. Historically, share price is adjusted annually and effective in March. This is a “best efforts” offering.
(2)	There are no underwriting fees or commissions associated with this Offering.

Neither we, nor any other affiliate of ours involved in the offer and sale of our common stock being offered hereby is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of shares of our common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering circular. Any representation to the contrary is a criminal offense.

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This Offering Circular follows the Form-S11 disclosure format.

The date of this offering circular is April 25, 2019.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

The mailing address of our principal executive offices is:

Iroquois Valley Farmland REIT, PBC

708 Church Street, Suite 234

Evanston, Illinois 60201

Our telephone number is (847) 859-6645 and our website is www.iroquoisvalley.com

The mailing address and telephone number of our agent for service of process is:

Cogency Global Inc.

850 New Burton Road, Suite 201

Dover, Delaware 19904

302-734-1450

Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation (“Iroquois Valley REIT”), is one of the first private enterprises in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland.

We are offering up to $50,000,000 in our common shares to the public at $599 per share. The minimum investment in shares of our common stock for initial purchases is 17 shares, or $10,183, based on the current price per share. We expect to offer common stock in this offering until we raise the maximum amount being offered, unless terminated by our board of directors at an earlier time. There is no established public trading market for our common stock. This is a “best efforts” offering, which means that we will use our best efforts to sell shares of common stock, but there is no obligation to purchase or sell any specific amount of shares.

We conduct our business and own our farmland investments through our “operating company,” Iroquois Valley Farms LLC, an Illinois limited liability company (“Iroquois Valley LLC”), which was formed on June 5, 2007. Iroquois Valley LLC has over a ten year operating history functioning as a single entity. In an effort to simplify tax reporting and provide opportunities to effectively raise growth capital, effective as of December 31, 2016, the members and managers of our operating company approved and implemented a conversion - from a limited liability company owned by multiple equity owners - to the operating structure described and depicted below. As part of the conversion our operating tax status changed, as we went from a limited liability company taxed as a partnership, to a real estate investment trust (“REIT”), taxed pursuant to provisions of the Internal Revenue Code of 1986, as amended (“Code”) as further described herein. (See section “U.S. Federal Income Tax Considerations”). In the conversion, the members of Iroquois Valley LLC contributed 99% of their membership interests to Iroquois Valley REIT and 1% of their membership interests to Iroquois Valley Farmland TRS, Inc. (“Iroquois Valley TRS”), a taxable REIT subsidiary, and as a result of the transaction Iroquois Valley REIT owns (i) 100%

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of Iroquois Valley TRS and (ii) 99% of Iroquois Valley LLC (with Iroquois Valley TRS owning the remaining 1% of Iroquois Valley LLC). On December 27, 2018, Iroquois Valley LLC formed MT Hi-Line Farms, LLC, a Delaware limited liability company as a wholly-owned subsidiary for the purpose of acquiring, leasing and holding farmland in Hill County, Montana (“MT Hi-Line”).

References to Iroquois Valley," "we," "our," "us" or "our company" refer to Iroquois Valley REIT, together with its consolidated subsidiaries, including, our “operating company,” Iroquois Valley LLC, it’s “subsidiary,” MT Hi-Line, and our “taxable REIT subsidiary,” Iroquois Valley TRS.

Iroquois Valley REIT was incorporated as a public benefit corporation pursuant to the General Corporation Law of Delaware. While the nature of our business and the purposes to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; we intend to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. We manage our business in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures. As a result of our status as a public benefit corporation, Iroquois Valley REIT may not maximize financial gain, and consequently, could reduce the value of shares of our common stock offered hereby.

Our shares of common stock are not being underwritten by an underwriter. Shares of our common stock are not traded on any national securities exchange.

There is no public trading market in which our common stock can be sold. While we will look to develop secondary and internal market options, you cannot be guaranteed the ability to sell or trade our common stock. Transfers of our common stock will be subject to the transfer restrictions in our Articles of Incorporation and Bylaws and may only be made in full compliance with applicable federal and state securities laws.

Historically, fee-only and fee-based financial advisors have provided a significant portion of our funds raised. We intend to continue to focus on these types of financial advisors. No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this offering. We do reserve the right in the future and without notice to engage either a placement agent or broker-dealer (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such placement agent or broker-dealer (or both), the resulting professional fees will reduce our proceeds from this offering by the amount of the total of such fees and commissions.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Potential investors are urged to consult their tax advisors regarding the tax consequences to them, in light of their particular circumstances, of acquiring, holding and disposing of our common stock. See “Risk Factors” for risks to consider before buying shares of our common stock, including the following:

•	Our prior performance, as well as that of our affiliated entities, may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	Iroquois Valley REIT was incorporated as a public benefit corporation pursuant to the General Corporation Law of Delaware. While the nature of our business and the purposes to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which
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corporations may be organized under the General Corporation Law of Delaware; we intend to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. We manage our business in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures.

•	We have not yet identified a significant number of investments to acquire with the net proceeds of this offering. Investments we make will be analyzed by our investment committee which reports to our board of directors. Please refer to the section titled “Policies with Regards to Certain Activities” for more detailed description of the investment committee. You will not be able to evaluate a significant number of our investments prior to purchasing shares of our common stock.

•	This offering is being made pursuant to recently adopted rules and regulations under Regulation A of the Securities Act of 1933, as amended, or the Securities Act. The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•	Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	The operating agreement of our operating company does not require the manager to seek shareholder approval to liquidate our assets by a specified date, nor does the operating agreement require the manager to list our shares for trading by a specified date.

•	No public market currently exists for shares of our common stock. Until shares of our common stock are listed, if ever, you may not be able to sell any shares of our common stock purchased hereunder. If you are able to sell your shares of our common stock, you may have to sell them at a substantial loss.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of the shares of our common stock could materially decrease.

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•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the operations will yield on our farm investments or that any tenant or mortgage or other real estate related loan borrower will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

•	Our investments in farmland properties are subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interests rates, and other risks associated with debt, and real estate investments generally. These investments are only suitable for sophisticated investors with a high risk investment profile.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

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Table of Contents

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR	7
STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS	8
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	9
RISK FACTORS	16
STATEMENT REGARDING FORWARD LOOKING STATEMENTS	45
DETERMINATION OF THE OFFERING PRICE	46
ESTIMATED USE OF PROCEEDS	49
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	52
OUR BUSINESS AND PROPERTIES	59
INDUSTRY OVERVIEW AND MARKET OPPORTUNITY	96
MANAGEMENT	99
MANAGEMENT COMPENSATION	107
PRINCIPAL STOCKHOLDERS	110
CONFLICTS OF INTEREST	111
POLICIES WITH REGARDS TO CERTAIN ACTIVITIES	113
DESCRIPTION OF COMMON STOCK	118
CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS	124
SUMMARY OF OUR OPERATING COMPANY’S OPERATING AGREEMENT	125
U.S. FEDERAL INCOME TAX CONSIDERATIONS	128
ERISA CONSIDERATIONS	161
PLAN OF DISTRIBUTION	166
HOW TO SUBSCRIBE	167
EXPERTS	169
LEGAL MATTERS	170
HOW TO OBTAIN ADDITIONAL INFORMATION	171
FINANCIAL STATEMENTS	F-1
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ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell shares of our common stock securities offered hereunder. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov, or on our website, www.iroquoisvalley.com. The contents of our website are not incorporated by reference in or otherwise a part of this offering circular.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.

“Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.                       An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.                       Earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

ABOUT THIS OFFERING CIRCULAR

This offering circular is part of a registration statement on Form S-11 that we filed with the SEC. In certain circumstances, we may provide an offering circular supplement to add information to, or update or change information contained in, this offering circular. This offering circular incorporates by reference important information. You should read this offering circular, any offering circular supplement and the information incorporated by reference herein and therein before deciding to invest in shares of our common stock. You may obtain this information without charge by following the instructions under “How to Obtain More Information” appearing elsewhere in this offering circular.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase our common stock.

Q: Who are we? What is Iroquois Valley?

We are one of the first private enterprises in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland. We conduct our business and own our farmland investments through our “operating company,” Iroquois Valley LLC, which was formed on June 5, 2007. Iroquois Valley LLC has over a ten year operating history functioning as a single entity. In an effort to simplify tax reporting and provide opportunities to effectively raise growth capital, effective as of December 31, 2016, the members and managers of our operating company approved and implemented a conversion - from a limited liability company owned by multiple equity owners - to the three entity operating structure described and depicted above in this offering.

As part of the conversion, our operating tax status changed, as we went from a limited liability company taxed as a partnership, to a REIT taxed pursuant to provisions of the Code. In the conversion, the members of Iroquois Valley LLC contributed 99% of their membership interests to Iroquois Valley REIT and 1% of their membership interests to Iroquois Valley TRS, and as a result of the transaction Iroquois Valley REIT owns (i) 100% of Iroquois Valley TRS and (ii) 99% of Iroquois Valley LLC (with Iroquois Valley TRS owning the remaining 1% of Iroquois Valley LLC).

On December 27, 2018, Iroquois Valley LLC formed a subsidiary, MT Hi-Line, for the purpose of acquiring, leasing and holding a 2,208 farm in Hill County, Montana. MT Hi-Line is currently selling up to seventy five percent (75%) of its limited liability company membership units in MT Hi-Line in to certain accredited investors under an offering Rule 506(b) of Regulation D. Iroquois Valley LLC will retain ownership of at least twenty five percent (25%) of the limited liability company membership units

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in MT Hi-Line. Iroquois Valley LLC’s ownership percentage will increase ratably if all seventy five percent (75%) of the limited liability company membership units in MT Hi-Line are not sold.

Q: What is a real estate investment trust, or REIT?

A: In general, a REIT is an entity that:

•	Combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;
•	Is able to qualify as a “real estate investment trust” under the Code, for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its net income that is distributed to its shareholders. This treatment substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and
•	Generally pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

Q: Who chooses which investments we make?

A: Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. Please refer to “Policies with regards to Certain Activities” section hereunder for more detailed description of the investment committee.

Our board receives regular updates on potential investments, periodic introductions to Iroquois farmers, and regular reports on compliance with the board’s guidance.

Q: What kind of offering is this?

A: We are offering a maximum of $50,000,000 in our common shares to the public on a “best efforts” basis at $599 per share. This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions, may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

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Q: How is an investment in shares of our common stock different from investing in shares of a listed REIT?

A: The fundamental difference between our common shares and a listed REIT is the daily liquidity available with a listed REIT. For investors with a short-term investment horizon, a listed REIT may be a better alternative than investing in our common shares. However, we believe our common shares are an alternative way for investors to deploy capital into a diversified pool of real estate assets, with a lower correlation to the general stock market than listed REITs.

Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we are subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what would be required for a listed REIT.

Q: How is an investment in your common shares different from investing in shares of other real estate investment opportunities offered on similar online investment platforms?

A: We are one of the few non-exchange traded REITs offered directly to all potential investors primarily over the internet. We already own and intend to expand a diversified portfolio of organic farmland investments, with certain tax advantages unique to REITs, that is accessible to both accredited and non-accredited investors at a low investment minimum.

Q: What is the purchase price for your common shares?

A: Our initial offering price is set at $599 per share, with a minimum initial investment of $10,183.

Q: Will I have the opportunity to redeem my common shares?

A: Yes. Effective on February 20, 2019, our board of directors approved and adopted a stock redemption program intended to provide limited interim liquidity for our stockholders until a liquidity event occurs. Please refer to “Policies with Regards to Certain Activities” section hereunder for a more detailed description of our stock redemption program.

Q: Are there any limits on my ability to redeem my shares?

A: Yes. Redemptions of your shares will be dependent upon the timing and terms of our stock redemption program approved by our board of directors. Pursuant to our stock redemption program, the number of shares to be repurchased by us under each redemption will not (i) be less than five percent (5%), and/or (ii) exceed ten percent (10%) of the number of shares of our common stock outstanding at the time the redemption becomes effective. If the volume limitation is reached (i.e., shares tendered for redemption are in excess of ten percent (10%) of the number of shares of our common stock) in any given redemption period or we determine to redeem fewer shares than have been submitted for redemption in any redemption period, we will make redemptions under the stock redemption program on a pro rata basis.

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Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering. Additionally, there is no dealer manager fee or other service related fee in connection with the offering and sale of our common shares through our website.

Q: Who pays your organization and offering costs?

A: All organization and offering costs may be paid with cash flow from operations, including from the proceeds of this offering, the private placements to our subsidiaries, interest or dividend income received from our investments, the sale of investments or loan proceeds, among others, and we have no limit on the amounts we may pay from such sources.

Q: What fees and expenses do you pay to any of your affiliates?

A: None.

Q: Do we intend to use leverage?

A: Yes, we may use leverage in making our investments. Our targeted portfolio- wide leverage, after we have acquired a substantial portfolio, is between 25-40% of the financial cost basis of our assets.

As we continue to acquire our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of properties and assets.

Q: How often will I receive distributions?

A: We expect that our board will continue to declare and pay distributions annually in arrears; however, our board may declare other periodic distributions as circumstances dictate. Any distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets and may be substantially less than the distribution rate that was payable while the distribution support commitment was in effect. In addition, our board of directors’ discretion as to the payment of distributions is limited by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, our board will make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes.

Any distributions that we make will directly impact our net asset value, by reducing the amount of our assets. Our goal is to provide a reasonably predictable and stable level of current income, through annual distributions, while at the same time maintaining a fair level of consistency in our net asset value. Over the course of your investment, your distributions plus the change in net asset value per share (either positive or negative) will produce your total return.

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Q: What is the source of your distributions?

A: We may pay distributions from sources other than cash flow from operations, including from the proceeds of this offering, the private placements to our subsidiaries, interest or dividend income received from our investments, the sale of investments or loan proceeds, among others, and we have no limit on the amounts we may pay from such sources.

Q: Will the distributions I receive be taxable as ordinary income?

A: Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends are generally taxable at long-term capital gains rates for U.S. federal income tax purposes. However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

Q: May I reinvest my cash distributions in additional shares?

A: Generally, yes, provided that your investment in shares of our common stock is permitted pursuant to the limitations imposed under Regulation A as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws. While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional common shares, so long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder either directly or through a program established by us in the future, if any. The purchase price for such shares will be the price per share on that date as determined by our board of directors.

Q: Who might benefit from an investment in your shares?

A: An investment in our shares may be beneficial for you if you seek to diversify your personal portfolio with a real estate investment vehicle focused organic farmland properties, and other select real estate related assets, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q: Are there any risks involved in buying your shares?

A: Yes. Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should

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purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Q: How does a “best efforts” offering work?

A: When our common shares are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell our common shares. No party has a firm commitment or obligation to purchase any of our common shares.

Q: Who can buy shares?

A: Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

•	“accredited investors” under Rule 501(a) of Regulation D; and

•	all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Q: How do I buy shares?

A: You may purchase our common shares in this offering by filling out a subscription agreement like the one attached to this offering circular as Appendix A. This process can be completed electronically through our website, www.iroquoisvalley.com, or submitted by mail as per the instructions on the subscription agreement. As part of the subscription process you will need to select a certain investment amount and pay for the shares at the time you subscribe. If you have questions you can an investor relations team member at (847) 859-6645 x701.

Q: Is there any minimum investment required?

A: Yes, the minimum investment is $10,183.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Generally, yes. We currently accept investments through IRAs maintained with certain custodians. You are urged to consider the tax implications of such an investment and to discuss the tax implications with your professional advisors before investing.

Q: What will you do with the proceeds from your offering?

A: We have used, and intend to continue to use, substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse

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portfolio of assets primarily consisting of organic farmland properties. We may not be able to promptly invest the net proceeds of this offering in commercial real estate and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q: How long will this offering last?

A: We currently expect that this offering will remain open for investors until we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;
•	a semi-annual report;
•	current event reports for specified material events within four business days of their occurrence;
•	supplements to the offering circular, if we have material information to disclose to you; and
•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov.

Q: When will I get my detailed tax information?

A: Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

Q: Who can help answer my questions about the offering?

A: If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at invest@iroquoisvalleyfarms.com or by mail at:

Offering Contact Information
Alex Mackay Director of Investor Relations amackay@iroquoisvalleyfarms.com 847-859-6645 x701

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RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this offering circular before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements.

Risks Related to Our Business and Farms

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our farms and harm our financial condition.

Investments in real estate, including our investments in farmland, are relatively illiquid compared to other types of financial assets. As a result, our ability to promptly sell one or more farms in our portfolio in response to changing economic, financial and investment conditions may be limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In addition, the Code imposes restrictions on a REIT's ability to dispose of farms that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our farms for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of farms that otherwise would be in our best interests. Moreover, if we acquire farms from C corporations (e.g., corporations generally subject to full corporate-level tax) in certain non-taxable transactions, built-in gain recognized on the non-taxable disposition of such farms within 10 years of our acquisition will be subject to tax at the highest applicable U.S. federal corporate income tax rate. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly, on favorable terms or at all, which could harm our financial condition.

The geographic concentration of our portfolio could cause us to be more susceptible to adverse weather, economic or regulatory changes or developments in the markets in which our farms are located than if we owned a more geographically diverse portfolio, which could materially adversely affect the value of our farms and our ability to lease our farms on favorable terms or at all.

We are susceptible to developments or conditions in these states and/or the specific counties in which our farms are located, including adverse weather conditions (such as drought, windstorms, tornados, floods, hail and temperature extremes), transportation conditions (including conditions relating to truck and rail transportation and the navigation of the Mississippi River), crop disease, pests and other adverse growing conditions, and unfavorable or uncertain political, economic, business or regulatory conditions (such as changes in price supports, subsidies and environmental regulations). Any such developments or conditions could materially adversely affect the value of our farms and our ability to lease our farms on

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favorable terms or at all, which could materially adversely affect our financial condition, results of operations, cash flow and ability to make distributions to our stockholders.

Our portfolio is concentrated in a limited number of farms, which subjects us to an increased risk of significant loss if any farm declines in value or if we are unable to lease a farm.

Our current portfolio includes 59 individual farmland investments in 14 states across the U.S. One consequence of a limited number of investments is that the aggregate returns we realize may be substantially adversely affected by the unfavorable performance of a small number of leases or a significant decline in the value of any single property. Lack of diversification will increase the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our farms.

Our investments in pastured livestock and dairy farms have additional capital risks compared to our commodity and specialty/vegetable row crop farms because if diseased or damaged, it requires multiple years and substantial capital to redevelop the revenue producing assets, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

As of the date of this offering circular, approximately 20% of our total acreage is pastured dairy and 12% is pastured livestock for meat production, in the future, we expect to add to our investments in farmland used for pastured livestock and dairy production. Additional acquisitions of these investments could significantly increase our concentration of livestock based investments. Operating a livestock farm is more costly and the livestock herd is susceptible to disease. Livestock production involves more capital risk than annual vegetable and commodity row crops because livestock investment requires more time and is greater capital investment. If a farmer loses part of its herd to flooding, fire or disease, there would generally be significant time and capital needed to replace the animals and it may take years to resume production.

We currently lease many of our farms to family-owned farms and small and medium-sized independent farming operations, which may have limited financial and personnel resources and, therefore, may be less stable than larger companies or agribusinesses, which could impact our ability to generate rental revenue.

We lease many of our farms to family-owned farms and medium-sized farming operations, which will expose us to a number of unique risks related to these entities. For example, family-owned farms and medium-sized agricultural businesses may be less able than larger farming operations to make lease payments when they experience adverse events. In addition, our target tenants for our organic grain farms may face intense competition, including competition from companies with greater financial resources, which could lead to price pressure on crops that could lower our tenants' income, which in turn could impact our ability to generate rental revenue. Furthermore, the success of a family-owned farm or medium-sized business may also depend on the management talents and efforts of one or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on our tenant and, in turn, on us.

Our investments in row crop farms have long-term leases, which means that a portion of our cash flow attributable to participating rent is exposed to various risks, including risks related to declining crop prices, lower than average crop production due to alternate bearing crops, interest rate risk and the risk of being unable to take advantage of prevailing market rates, which could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

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As of the date of this offering circular, only a few of our leases has an expiration date of more than four years. In the future, as we acquire more permanent crop farms or renew our current permanent crop property leases, we may enter into multi-year fixed or participating leases consistent with our past practice for mature permanent farms. Participating leases may continue to be either flexible or crop share leases, and the gross revenue participation may vary based on crop prices or crop yield. Such leases may also provide for annual rent escalations based on a fixed dollar amount or a percentage per acre. By entering into long-term leases with participating rent components, we are subject to various risks, including risks relating to declining crop prices, lower than average crop production due to alternate bearing crops and interest rate risk, each of which could reduce the amount of rent we receive under such leases.

Our business is dependent in part upon the profitability of our tenants' and borrowers’ farming operations, and any downturn in the profitability of their farming operations could have a material adverse effect on the amount of rent we can collect and, consequently, our cash flow and ability to make distributions to our stockholders.

We depend on our tenants and borrowers to operate the farms in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent or interest, as well as pay real estate taxes, maintain certain insurance coverage and maintain the farms generally. The ability of our tenants to fulfill their obligations under our leases depends, in part, upon the overall profitability of their farming operations, which could be adversely impacted by, among other things, adverse weather conditions, crop prices, global supply of arable farmland, crop disease, pests, contaminants, and unfavorable or uncertain political, economic, business or regulatory conditions. We can provide no assurances that, if a tenant defaults on its obligations to us under a lease, we will be able to lease or re-lease that property on economically favorable terms in a timely manner, or at all. In addition, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

Any downturn in the profitability of the farming operations of our tenants or a downturn in the agricultural industry as a whole could have a material adverse effect, and to the extent applicable, now or in the future, any tenant concentration in our portfolio may exacerbate any such potential impacts, on our financial condition, results of operations, cash flow and ability to make distributions to our stockholders.

We may be subject to risks associated with our tenants' and borrowers’ financial condition and liquidity position.

A majority of our leases do not require the full payment of rent in cash in advance of the planting season, which subjects us to credit risk exposure to our farm-operator tenants and the risks associated with farming operations, such as weather, commodity price fluctuations and other factors. We will also be exposed to these risks with respect to flexible leases for which a portion of the rent is based on a percentage of a tenant's farming revenues and leases with terms greater than one year. We also may not become aware of a tenant's financial distress until the tenant fails to make payments to us when due, which may significantly reduce the amount of time we have to evict the tenant and re-lease the property to a new tenant before the start of the spring planting season, and in the event of a tenant bankruptcy we may not be able to terminate the lease.

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We may be unable to collect balances due on our leases or mortgages from any tenants or borrowers in bankruptcy, which could materially adversely affect our financial condition, results of operations and cash flow.

We are subject to tenant and borrower credit risk. Our tenants, particularly those that may depend on debt and leverage, could be susceptible to bankruptcy in the event that their cash flows are insufficient to satisfy their financial obligations, including meeting their obligations to us under their leases. A tenant in bankruptcy may be able to restrict our ability to collect unpaid rent and interest during the bankruptcy proceeding and may reject the lease. If a bankrupt tenant rejects a lease with us, any claim we might have for breach of the lease, excluding a claim against collateral securing the lease, would be treated as a general unsecured claim. Our claim would likely be capped at the amount the tenant owed us for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year of lease payments or 15% of the remaining lease payments payable under the lease, but in no case more than three years of lease payments. In addition, a tenant may assert in a bankruptcy proceeding that its lease should be re-characterized as a financing agreement. If such a claim is successful, our rights and remedies as a lender, compared to a landlord, will generally be more limited. In the event of a tenant bankruptcy, we may also be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of our farms, avoid the imposition of liens on our farms or transition our farms to a new tenant. As a result, our financial condition, results of operations and ability to make distributions to our stockholders could be materially adversely affected if a tenant declares bankruptcy.

Our failure to identify and consummate acquisitions that meet our investment criteria would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type and tenant, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

Our ability to expand through acquisitions is integral to our business strategy and requires that we identify and consummate suitable acquisition or investment opportunities that meet our investment criteria and are compatible with our growth strategy. While we continue to actively seek and evaluate farms for potential purchase, there is no guarantee that we will be able to continue to find and acquire such farms at attractive prices or that such acquisitions will not initially result in our portfolio being concentrated in a certain geography or crop type.

Additionally, we compete for the acquisition of farmland and farms related to farming with many other entities engaged in agricultural and real estate investment activities, including individual and family operators of farming businesses, corporate agriculture companies, financial institutions, institutional pension funds, real estate companies, private equity funds and other private real estate investors. Our competitors may have greater resources than we do and may be willing to pay more for certain assets or may have a more compatible operating philosophy with our acquisition targets. In addition, the number of entities and the amount of funds competing for suitable investment farms may increase, resulting in increased demand and increased prices paid for these farms. Our failure to identify and consummate acquisitions that meet our investment criteria, including our target allocation ranges for crop type, would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type and tenant, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

Some state laws prohibit or restrict the ownership of agricultural land by business entities, which could impede the growth of our portfolio and our ability to diversify geographically.

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Certain states, including Iowa, North Dakota, South Dakota, Minnesota, Oklahoma, Wisconsin, Missouri and Kansas, in which a substantial amount of farmland is located, have laws that prohibit or restrict to varying degrees the ownership of agricultural land by corporations or business entities like us. Additional states may, in the future, pass similar or more restrictive laws, and we may not be legally permitted, or it may become overly burdensome or expensive, to acquire farms in these states, which could impede the growth of our portfolio and our ability to diversify geographically in states that might otherwise offer compelling investment opportunities.

Failure to succeed in new markets could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

Our portfolio is comprised of farms located in Illinois, Indiana, Iowa, Kentucky, Maine, Michigan, Minnesota, Montana, New York, Ohio, Vermont, Virginia, West Virginia, and Wisconsin. If we acquire farms located in new markets, we may face risks associated with a lack of market knowledge or understanding of the local market, including the availability and identity of quality tenant or borrower farmers, forging new business relationships in the area and unfamiliarity with local government requirements and procedures.

Our platform may not be as scalable as we anticipate, and we could face difficulties growing our business without significant new investment in personnel and infrastructure, which could disrupt our business and operations and impede the growth of our business.

Our platform for operating our business may not be as scalable as we anticipate or able to support significant growth without substantial new investment in personnel and infrastructure. We may need to make significant new investments in personnel and infrastructure to support our growth. If we are unable to make significant investments on a timely basis or at reasonable costs our business and operations could be materially adversely affected.

If our farms do not have access to adequate water supplies or proper drainage, it could harm our ability to lease the farms or to farm them on favorable terms or at all, which could have a material adverse impact on the value of our farms and our results of operations and our ability to make distributions to our stockholders.

In order to lease farmland, there must be access to sufficient water as well as proper drainage to make the property suitable for farming. Additionally, the ability of our current tenants to make their rental payments is also dependent upon sufficient water access and supply and proper drainage. Although we believe the farms in our current portfolio have, and we expect to acquire farms with, sufficient water and access proper drainage, our analysis and surveys of the water availability and our properties may be incorrect, and water availability and rights may be affected by federal, state and local government regulations, policies and practices as well as private sector rights, actions and inactions. If we are unable to obtain or maintain sufficient water supplies for our farms or if they do not have proper drainage, or the costs incurred to obtain or maintain the water supplies cause the farming operation to be less profitable, our ability to lease our farms for farming on favorable terms or at all would be significantly impaired, which could have a material adverse impact on the value of our farms and our results of operations and ability to make distributions to our stockholders.

Additionally, our current farms in the Midwest, and any farms that we invest in in the future that depend upon rain water rather than local water access, our tenants on that property may be susceptible to

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extended droughts, and any failure on the part of such tenants to procure adequate crop insurance would impact the ability of such tenants to make rental payments, which would have a material adverse impact on our ability to generate returns on our farms.

Our farms may be subject to adverse weather conditions, seasonal variability or alternate bearing, crop and livestock disease and other contaminants, which may affect our farmers’ ability to pay rent and thereby have a material adverse effect on our results of operations, financial condition and our ability to make distributions to stockholders.

Our farms are vulnerable to adverse weather conditions, including drought, windstorms, tornados, floods and temperature extremes, which are quite common but difficult to predict. Unfavorable growing conditions can reduce both crop size and crop quality. Seasonal factors, including supply and consumer demand, may also have an effect on the crops grown by our tenants. In extreme cases, entire harvests may be lost in some geographic areas.

A significant portion of the U.S. has experienced severe drought conditions over the past few years and this could have negative short-term impacts on U.S. agriculture generally, including less crop production, increased competition for farmland due to distressed sales and lower farm income. Such conditions could have a materially adverse impact on our farming operations on our farms or longer-term effects on the U.S. agricultural industry generally. In addition, farms located near rivers or other water sources may be more susceptible to floods and drainage problems in periods of sustained rains. Our farms may also be vulnerable to crop disease, pests and other contaminants. Damages to tenants' and borrowers’ crops from drainage issues, crop disease or pests may vary in severity and effect, depending on the stage of production at the time of the drainage issue, infection or infestation, and, with respect to infestation or infection, the type of treatment applied and climatic conditions. The costs to control infestations vary depending on the severity of the damage and the extent of the plantings affected. These drainage issues or infestations can increase the costs and decrease the revenues of our tenants and borrowers. Farmers may also incur losses from product recalls, fines or litigation due to other contaminants that may cause food borne illness. It is difficult to predict the occurrence or severity of such product recalls, fines or litigation as well as their impact upon our tenants.

Future climate changes could materially adversely impact the value of our farms, our ability to lease our farms, our results of operations and our ability to make distributions to our stockholders.

In addition to the general risks that adverse weather conditions pose for the tenants of our farms and their subsequent ability to comply with the terms of their leases, including their ability to make their rental payments, the value of our farms and the operations of our tenants may be subject to risks associated with long-term effects of climate change. Some climatologists have predicted that the impacts of climate change could include increases in average temperatures, more extreme temperatures changes in rainfall patterns, severe droughts and increases in volatile weather over time. Such effects of climate change could make our farms less suitable for farming or other alternative uses, which could materially adversely impact the value of our farms, our ability to lease our farms or otherwise generate revenues from our farms, our results of operations and our ability to make distributions to our stockholders.

Agricultural technology enhancements, including genetic engineering, could adversely impact our anticipated returns, which in turn could have a materially adverse effect on our results of operations and financial condition.

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Future advances in seed technology, genetic engineering, irrigation improvements and other agricultural technology enhancements may lead to higher crop production on existing farmland, which could put downward pressure on the demand for crops. As a result, we could experience a reduction in our anticipated returns, which are, in part, based on certain assumptions regarding increased global demand for crops and declining availability of farmland, which in turn could have a materially adverse effect on our results of operations and financial condition.

The market prices of the crops that our farmers produce have experienced volatility in the past and may experience volatility in the future, which may affect our farmers’ ability to pay rent or mortgage payments and, accordingly, may have a material adverse impact on our financial condition, results of operations and our ability to make distributions to our stockholders.

Prices of crops are volatile and can fluctuate due to conditions that are difficult to predict, including global competition with respect to supply and resources, crop yields, technological developments, severe weather and crop disease in the major crop production regions worldwide, domestic and international demand for a given crop and for U.S. agricultural products generally, and changes in governmental policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs, any of which may result in either increases or decreases in the value of the crops that our tenants produce each year. Competition may also increase from alternative farming ventures, such as controlled-environment farming (cultivation indoors in which conditions are highly-regulated) using soil or hydroponic methods (cultivation in water with mineral supplements, without soil). Any of these factors could adversely affect our tenants' ability to meet their obligations to us and our ability to lease or re-lease farms on favorable terms, or at all, which could have a material adverse impact on the value of our farms, our financial condition, results of operations and our ability to make distributions to our stockholders.

Adverse changes in government policies related to farming, including decreases in farm subsidies, tax incentives or the percentage of ethanol that must be blended into fuel, could reduce prices of crops and the profitability of farming operations, which could materially adversely affect the value of our farms and our results of operations.

There are a number of government programs that provide subsidies and tax and other incentives to farm operators. Some of these programs have been in operation since the 1930s and were intended to stabilize the income to farm operators and protect them from agricultural setbacks such as wind damage, floods, drought and crop disease. In addition, in recent years both the U.S. federal government and certain state governmental agencies have required that transportation fuel sold in the U.S. contain a minimum volume of renewable fuel, including ethanol. These renewable fuel requirements have caused ethanol demand to increase substantially, which in turn has had a positive impact on the price of corn and specialty/vegetable and commodity row crop farmland prices in general. The elimination or reduction of any of these subsidies or other incentives, the widespread use of other forms of renewable fuel or reduction in renewable fuel requirements in the future could reduce the prices of crops and the profitability of farming operations, which could materially adversely impact the value of our farms and our ability to lease them on favorable terms, or at all, which would have a material adverse effect on our results of operations.

If the U.S. Federal Reserve or other central banks embark on a substantial tightening of monetary policy in the future that causes real interest rates to rise, it may cause land prices to decline if the rise in real interest rates is not accompanied by rises in the general levels of inflation, and we would also experience higher costs of our financing. A stronger U.S. dollar could also negatively impact exports, which could negatively impact our financial results.

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 A substantial tightening of monetary policy by the U.S. Federal Reserve or other central banks would increase credit costs (through the resulting increase in interest rates) and decrease credit availability. This could hurt farm operators because higher real interest rates make it more difficult for farm operators to qualify for loans and increase their borrowing costs. Higher interest rates also tend to decrease U.S. and world economic growth, thus decreasing the demand for agricultural crops. Moreover, a stronger U.S. dollar could affect the level of agricultural exports from the United States, potentially causing demand for exports to decline, which could negatively impact our financial results.

All of these consequences could reduce farm income. If increases in real interest rates (which is defined as nominal interest rates minus the inflation rate) or changes in the value of the U.S. dollar are not accompanied by higher levels of farm income and rents, this could lead to declines in agricultural land values and a reduction in our profitability, either of which would have a material adverse effect on our business or results of operations, financial condition and ability to make distributions to our stockholders. Furthermore, increases in interest rates would also increase our costs of borrowing money, which would negatively impact our financial condition and ability to make distributions to our stockholders.

We recently completed a tax-free corporate reorganization and there is a risk the IRS will take a position adverse to our reorganization. If the IRS took this position we would incur significant tax liability.

We created Iroquois Valley REIT on September 26, 2016. On January 1, 2017, we organized the REIT as part of a plan of reorganization of Iroquois Valley LLC, which is now a subsidiary of Iroquois Valley REIT. Although management believes this reorganization was a tax-free transaction, there is no assurance that the IRS will not take a position adverse to us. In the event the IRS determines the transaction is not tax-free, the parties to the reorganization would have to pay tax on any gain realized as a result of the reorganization, which may create a shortfall of cash and cause us to liquidate assets. However, to protect against this risk we received an opinion from legal counsel stating the reorganization should be tax-free. We have not received any notifications from the IRS or other governing entities about the aforementioned reorganization.

We have limited operating history as a REIT and the completion of this offering will change our company. We cannot assure you that the past experience of our senior management team will be sufficient to successfully operate our company as a REIT or to appropriately deploy the amount of capital we will receive in this offering.

We have limited operating history as a REIT. We cannot assure you that the past experience of our senior management team will be sufficient to successfully operate our company as a REIT or in the context of this offering, including the requirements to timely meet the disclosure requirements of the SEC. We are required to develop and implement control systems and procedures in order to qualify and maintain our qualification as a REIT, satisfy our periodic and current reporting requirements under applicable SEC regulations, and this transition could place a significant strain on our management systems, infrastructure and other resources, any of which could materially adversely impact our business, results of operations and financial condition.

We may not be able to deploy the net proceeds from this offering in a timely manner or in a manner that will allow us to achieve our expected profitability. An inability to prudently manage fundamental changes to our business or the deployment of capital could materially adversely affect our results of operations and our ability to make distributions to our stockholders.

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We operate as a Delaware public benefit corporation. As a result of our status as a public benefit corporation, we may not maximize financial gain to shareholders.

We organized as a public benefit corporation pursuant to the General Corporation Law of Delaware in 2016. The nature of our business and the purposes to be conducted or promoted by it shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. We intend to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. We manage our business in a manner that balances its stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our certificate of incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures. As a result of our status as a public benefit corporation, Iroquois Valley REIT may not maximize financial gain, and consequently, could reduce the value of Shares offered hereby.

We depend on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability to, among other things, acquire additional farms, meet our capital and operating needs or make the cash distributions to our stockholders necessary to qualify and maintain our qualification as a REIT.

In order to qualify and maintain our qualification as a REIT, we generally are required under the Code to, among other things, distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition opportunities and principal and interest payments on any outstanding debt, from operating cash flow. Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain such financing on favorable terms, in the time period we desire or at all. Any debt we incur will increase our leverage, expose us to the risk of default and may impose operating restrictions on us, and any additional equity we raise could be dilutive to existing stockholders. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;
•	the market's view of the quality of our assets;
•	the market's perception of our growth potential;
•	our debt levels;
•	our current and expected future earnings;
•	our cash flow and cash distributions; and
•	the market price per share of our common stock.

In addition, our revolving credit facilities contain certain customary restrictions, requirements and other limitations on our ability to incur indebtedness. For example, one of our revolving credit facilities contains a financial covenant requiring us to maintain a minimum coverage ratio. Accordingly, we may be unable to obtain the third-party financing that we believe to be optimal, which may cause us to have less cash for distributions to stockholders. Our use of external sources of financing could also make us more vulnerable to a downturn in our business or the economy generally and a significant increase in the

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ratio of our indebtedness to our assets may have an adverse effect on the market price of our common stock.

Debt, and the use of debt to finance future acquisitions or for other purposes, could restrict our operations, inhibit our ability to grow our business and revenues, and negatively affect our business and financial results.

We may incur additional debt in connection with future acquisitions or for other purposes. In addition, if we are successful in acquiring a portfolio of properties, although we intend to maintain leverage consistent with our previously stated leverage range, our leverage may increase significantly over a shorter period of time than if we acquire properties on a farm by farm basis. If necessary, we also may borrow funds to make distributions to our stockholders in order to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. To the extent that we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through debt or equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our stockholders. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose of farms at inopportune times or on disadvantageous terms, which could result in losses. To the extent we cannot meet our future debt service obligations, we will risk losing to foreclosure some or all of our farms that may be pledged to secure our obligations. An increase in our degree of leverage also could make us more vulnerable to a downturn in business or the economy generally.

We may be subject to litigation or threatened litigation, which may divert management time and attention, require us to pay damages and expenses or restrict the operation of our business.

We may be subject to litigation or threatened litigation, including claims relating to the actions of our tenants and otherwise in the ordinary course of business. In particular, we are subject to the risk of complaints by our tenants involving premises liability claims and alleged violations of landlord-tenant laws, which may give rise to litigation or governmental investigations, as well as claims and litigation relating to real estate rights or uses of our farms. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. Additionally, as a result of disclosure of information in this offering circular and in filings required of a public company, our business and financial condition has become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. Whether or not any dispute actually proceeds to litigation, we may be required to devote significant management time and attention to its successful resolution (through litigation, settlement or otherwise), which would detract from our management's ability to focus on our business. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of those claims that may arise in the future. Significant fines, judgments or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could materially adversely impact our earnings and cash flows, thereby having a material adverse effect on our financial condition, results of operations, cash flows and our ability to make distributions to our stockholders.

Liability for uninsured or underinsured losses could adversely affect our financial condition and revenues.

Our farms may be damaged by adverse weather conditions and natural disasters, such as earthquakes, floods and tornados. Our insurance may not be adequate to cover all damages or losses from these events, or we may view it as not economically prudent to purchase insurance for certain types of losses. Should

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an uninsured loss or a loss in excess of insured limits occur, we could lose our capital investment in the affected property, as well as anticipated future revenues from such property and, in the case of debt which is recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the property. If an insured liability to a third party were to occur, we could incur the cost of defense and settlement with, or court ordered damages to, that third party. In addition, inflation, changes in building or zoning codes and ordinances, environmental considerations and other factors may also make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by us might not be adequate to restore its economic position with respect to the affected property. Further, if any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss, which could have a material adverse effect on our cash flow.

Potential liability for environmental matters could adversely affect our financial condition.

We are subject to the risk of liabilities under federal, state and local environmental laws applicable to agricultural farms, including those related to wetlands, groundwater and water runoff. Some of these laws could subject us to:

•	responsibility and liability for the cost of removal or remediation of hazardous substances released on our farms, which may include herbicides and pesticides, generally without regard to our knowledge of or responsibility for the presence of the contaminants;
•	liability for the costs of investigation, removal or remediation of hazardous substances or chemical releases at disposal facilities for persons who arrange for the disposal or treatment of these substances; and
•	potential liability for claims by third parties for damages resulting from environmental contaminants.

Our costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our farms, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Additionally, we could become subject to new, stricter environmental regulations, which could diminish the utility of our farms and have a material adverse impact on our results of operations.

The presence of endangered or threatened species on or near our acquired farms could restrict the activities of our tenants, which could in turn have a material adverse effect on the value of our farms and our results of operations.

Federal, state and local laws and regulations intended to protect threatened or endangered species could restrict certain activities on our farms. The size of any area subject to restriction would vary depending on the protected species at issue, the time of year and other factors, and there can be no assurance that such federal, state and local laws will not become more restrictive over time. If portions of our farms are deemed to be part of or bordering habitats for such endangered or threatened species that could be disturbed by the agricultural activities of our tenants, it could impair the ability of the land to be used for farming, which in turn could have a material adverse impact on the value of our assets and our results of operations.

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We may be required to permit the owners of the mineral rights on our farms to enter and occupy parts of the farms for the purposes of drilling and operating oil or gas wells, which could materially adversely impact the rental value of our farms.

Although we own the surface rights to our farms and expect to own the surface rights to farms that we acquire, other persons may own the rights to any minerals, such as oil and natural gas that may be located under the surfaces of these farms. Currently there is no mineral development on any of our farms, but we can provide no assurances that third parties will not assert claims for mineral rights on our farms or that farms that we acquire in the future will not be subject to third-party mineral rights. To the extent that third parties have mineral rights on farms that we currently own or acquire in the future, we expect that we would be required to permit third parties to enter such farms for the purpose of drilling and operating oil or gas wells on the premises. We will also be required to set aside a reasonable portion of the surface area of our farms to accommodate these oil and gas operations. The devotion of a portion of our farms to these oil and gas operations would reduce the amount of the surface available for farming or farm-related uses. Such activities might also disrupt the productivity of the farmland or property related to farming or increase the risk of environmental liabilities, any of which could materially adversely impact the rents that we receive from leasing these farms.

If our tenants fail to comply with applicable labor regulations, it could have an adverse effect on our tenants' ability to make rental payments to us and, in turn, our ability to make distributions to our stockholders.

State, county and federal governments have implemented a number of regulations governing labor practices used in connection with farming operations. For example, these regulations seek to provide for minimum wages and minimum and maximum work hours, as well as to restrict the hiring of illegal immigrants. If one of our tenants is accused of violating, or found to have violated such regulations, it could have a material adverse effect on the tenant's results of operations, which could materially adversely affect its ability to make its rental payments to us and, in turn, our ability to make distributions to our stockholders.

Maintaining organic crops carries additional risks relative to traditional farming.

The production of organic crops also carries natural risks of organic farming, including the ability to control weeds or pests. If any of the tenants or farmers that work farmland owned or financed by us are inexperienced or do not attend to weed or pest control, the crop yield may suffer significantly. Organic and specialty crops often need temporary storage pending market sales and delivery, and the longer such crops are stored, the more problems that can occur including mold, pest infestation, and contamination. Likewise, organic and specialty crops cannot be mixed with conventional crops for storage. Thus, the lack of storage facilities may result in the crops being transported long distances to be stored elsewhere and subjecting the crops to additional spoilage risks and even theft.

Some of our farmland investments and potential farmland investments are in a transition to organic status. There are various factors that may affect these transitions and delay returns or lead to lower returns generally.

Some of our recent farmland investments and potential farmland investments are in a transition to organic status. Many of them have been farmed conventionally for many generations and considerable effort may be required to transition such farms in order for them to become certified organic. During the transition period, usually three years, the crops can only be sold as conventional crops, thus not attaining the typical organic pricing premium. Among the factors which may affect the transition process are: conventional

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crop prices, weather, adequate labor, drainage complications, soil compaction, soil degradation, excessive chemical applications and other compounding factors. Any of those factors may cause delays in transitioning farmland to certified organic. Such delayed transitions may result in the lack of organic certification, lower crop yields, and other issues that may lead to lower returns for us as a whole.

Organic certification requirements could change and may result in some farmland reverting to a conventional farm and conventional crop pricing. This reversion may lead to lower financial returns.

The organic certification requirements could change, which may result in the de-certification of our owned and financed farmland and reversion to conventional crop pricing, which is currently significantly lower than organic pricing. There is no assurance that the premium prices for organic crops will continue. Likewise, there is no way for us to know or predict whether any of these changes will occur. If organic certification requirements change such that our farmland is no longer organic, our returns may be lower due to the change to conventional crop pricing, because the tenants would be competing generally against other traditional, conventional farms and farming operations.

Risks Related to This Offering and Our Organizational Structure

This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). Our reliance on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in traditional public offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising $50,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Risks Related to Compliance and Regulation

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of organic farmland investments, which could severely affect the value of our common shares.

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Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11 .

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12 month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Notwithstanding the foregoing, each year our auditors evaluate our internal control procedures and provide comments thereon to help us ensure that the controls we have in place are appropriate and effective for our business operations. While we believe that our internal controls are appropriate and effective, there is a risk that there may be undiscovered errors in our internal controls or reported financial statements of which we are not aware.

Non-compliance with laws and regulations may impair our ability to arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

There is a risk that we may not be exempt from registration under the Advisers Act.

We intend to make investments in such a manner that we will not be treated as an "investment company" under the Advisers Act. Although the Advisers Act does not specifically exempt REITs, it does exempt any company that invests only in mortgages and real estate, and further applies only to companies that invest in securities. While we feel that the ownership of entire parcels of real estate and self-funded mortgages are not securities, there is a risk that regulatory bodies could determine that the Advisers Act may apply to us. If we inadvertently become subject to registration under the Advisers Act our ability to engage in business in interstate commerce and other adverse consequences may apply, such as rendering contracts we enter into unenforceable and imposing burdensome substantive requirements and restrictions on our activities.

Other than those investments described in this offering circular, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We have not yet acquired or identified all of the investments we may make. We are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related assets that we may acquire in the future, except for investments that may be described in one or more supplements to this offering circular. We will seek to invest substantially all of the net offering

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proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the Board and investment committee to select suitable and successful investment opportunities. The investment committee, as authorized by the board of directors, will have broad discretion in selecting the properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments.

Our Bylaws restrict you from transferring your shares unless your proposed transfer meets certain requirements. In the event that you have met all conditions to transfer your shares, you may still be unable to dispose of your shares.

Our Bylaws contain certain ownership limits with respect to its stock, including, among other restrictions, limits which prohibit the beneficial or constructive ownership by any person of more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. On January 17, 2019, our board of directors approved an increase in the common stock ownership limit (for a single specific investor) to permit an investment by an outside third party which had the effect of the party owning approximately 12% of our issued and outstanding common stock as of February 9, 2019 the closing date of that investment. The common stock ownership limit as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws may (i) discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for Iroquois Valley REIT’s common stock or that Iroquois Valley REIT’s stockholders otherwise believe to be in their best interests, and (ii) result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

Your ability to have your shares repurchased through our stock redemption plan is limited. We may choose to repurchase fewer shares than have been requested to be repurchased, in our discretion at any time, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend or terminate our stock redemption plan if it deems such action to be in our best interest and the best interest of our stockholders.

We may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. In addition, in any calendar year, the total amount of shares that we will repurchase may be limited. Further, our board of directors may modify, suspend or terminate our stock redemption plan if it deems such action to be in our best interest and the best interest of our stockholders. If the full amount of all shares of our common stock requested to be repurchased in any given year are not repurchased, funds will be allocated at the discretion of the board of directors and may not allow for complete liquidation by any one investor. All unsatisfied repurchase requests must be resubmitted after the start of the next redemption period, or upon the recommencement of the stock redemption plan, as applicable.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

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Economic events affecting the U.S. or global economy, such as the general negative performance of the real estate or farming sectors, could adversely affect the performance of our assets, and our cash flow could be materially adversely affected. In addition, if we determine to sell assets, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this offering circular. We may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee of our board of directors) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire organic farmland or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

Our board of directors established the offering price of your shares and such price is not based upon any other valuation, private or public.

Our board of directors established the offering price of the shares on the basis outlined herein (see “Offering Price Factors”). This price, while based on the management’s best estimate of the market value of our assets, may not bear any relationship to what the assets or shares would sell for in an open market or in the event of a liquidation. Because the offering price is not based upon any public market valuation,

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the price may be higher than the proceeds that an investor would receive upon liquidation or a resale of his or her shares if they were to be listed on an exchange or actively traded by broker-dealers.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that we will use our best efforts to sell our shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our results of operations and financial condition may be adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, we may from time to time hold cash pending deployment into investments, which may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments. In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns.

Our Bylaws permit our board of directors to issue preferred stock on terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our Bylaws, to authorize the issuance of shares of preferred stock without stockholder approval. Further, our board of directors may classify or reclassify any unissued shares of common or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of repurchase of the stock and

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may amend our Bylaws from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, our board of directors could authorize us to issue shares of preferred stock with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. As a result, your shares may experience dilution in the percentage of issued and outstanding shares owned. In addition, depending on the terms and pricing of any additional offerings and the value of the our investments, you also may experience dilution in the book value and fair market value of, and stockholder distributions paid on, your shares, if any.

Delaware law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Delaware law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to the additional limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), our Bylaws provides that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our Bylaws generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, you and we may have limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our Bylaws provides that we may not indemnify our directors or officers, for any liability or loss suffered by them or hold our directors or officers harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our Certificate of Incorporation authorizes us to issue up to 200,000 shares of our common stock. In addition, our board of directors may amend our Bylaws from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this private offering; (2) sell shares in another private offering; (3) sell shares in an initial public offering or future public offerings; (4) issue equity interests in private offerings; or (5) issue shares upon the exercise of the options we may grant to our independent directors or future employees. To the extent we

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issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on financial, accounting, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks and other cyber security incidents. Breaches of network security systems could involve attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although we take various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our investors (and their beneficial owners). If such systems are compromised, do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

In addition, we rely on third-party service providers for certain aspects of our business, including for certain information systems, technology and administration. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our operations and could affect our reputation and hence adversely affect our business.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market, which could result in rising vacancy rates or decreasing market rental rates;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;
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•	increases in interest rates and lack of availability of financing; and

•	changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments.

A recession, slowdown or sustained downturn in the U.S. or global real estate market, and the U.S. or global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets and our profitability, impede the ability of our assets to perform under or refinance their existing obligations, and impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments’ capital structures.

Our portfolio will be concentrated in a narrow industry, agriculture, in a limited number of geographies or investments.

Our portfolio will be heavily concentrated at any time in only a limited number of geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. To the extent the investment committee concentrates our investments in a particular type of asset or geography, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type.

Our board of directors may change our investment and operational policies or our investment guidelines without stockholder consent.

Except for changes to the transfer restrictions contained in our Bylaws, which require stockholder consent to amend, our board of directors may change our investment and operational policies, including our policies with regards to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this offering circular. Our board of directors also approved very broad investment guidelines with which the investment committee must comply, but these guidelines provide the investment committee with broad discretion and can be changed by our board of directors. A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk and interest rate risk, all of which could materially affect our results of operations and financial condition.

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 We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

The acquisition and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence.

In our due diligence review of potential investments, we may rely on third-party consultants, advisors, and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that the investment committee deems reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the investment committee’s reduced control of the functions that are outsourced. In the due diligence process and making an assessment regarding a potential investment, the investment committee will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment

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opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Further, any recourse we may have against a seller for a breach of representations and warranties may be capped and subject to time limitations and may not be adequate to cover losses that we may incur. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this offering circular, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

Rising interest rates could impact the value of your investments.

Interest rates are one of the variables that affect real estate asset prices. A number of other factors are also important including real estate market fundamentals, inflation expectations, and investor investment horizons and return targets. For real estate, changes in interest rates influence real estate capitalization rates, with higher interest rates ultimately resulting in higher capitalization rates and lower property values, all other things being equal. However, interest rates and capitalization rates do not always move in lockstep as there typically is a lag between changes in interest rates and changes in capitalization rates, and especially for high quality properties. Capitalization rates tend to be durable due to the long term, inflation-protected nature of tenant leases, which typically include annual rent increases.

Insurance may not cover all losses which may adversely affect us.

We may experience losses related to our properties arising from natural disasters and acts of God, vandalism or other crime, faulty construction or accidents, fire, war, acts of terrorism or other catastrophes. We plan to carry insurance covering our properties. Uninsured and underinsured losses could harm our financial condition, results of operations and ability to make distributions to our stockholders. Various types of losses, such as losses due to wars, riots, nuclear reaction, terrorist acts, earthquakes, floods, hurricanes, pollution or environmental matters, generally are either uninsurable, or not economically insurable (i.e., insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments). As a result, there can be no assurance that all investments will be insured against particular risks, or that particular risks which are currently insurable will continue to be insurable on an economically feasible basis. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in an investment, as well as the anticipated future revenue from the investment. In that event, we might nevertheless remain obligated for financial and other obligations related to the investment. Any loss of this nature would adversely affect us.

Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Most of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. Consequently, any tax increases may adversely affect our results of operations at such properties.

We will face legal risks when making investments.

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Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action and legal action from special interest groups.

General Risks Related to Investments in Real Estate-Related Assets

Real estate mortgage asset investments face a number of general market-related risks that could affect our creditworthiness.

We invest in mortgage real estate-related assets. Any deterioration of real estate fundamentals could negatively impact our performance by making it more difficult for borrowers to satisfy their payment obligations on the instruments underlying such investments, increasing the default risk applicable to borrowers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area, fluctuations in real estate fundamentals, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks and other unforeseen occurrences. There can be no assurance that there will be a ready market for the resale of investments because investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

Investments in real estate mortgage assets may be subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

Our investments in real estate mortgage assets may not be protected by financial covenants or limitations upon additional indebtedness and they may be illiquid or have limited liquidity. Our investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the borrower repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the borrower may exercise its option to prepay principal earlier than scheduled, potentially forcing us to reinvest the proceeds from such prepayment in lower yielding investments or loans, which may result in a decline in our return. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. While interest rates are currently expected to remain at favorable rates in the near term, there is a consensus that the U.S. Federal Reserve will continue to increase benchmark interest rates, which could negatively impact the price of debt securities and could adversely affect the value of our investments.

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We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which we may establish reserves or escrow accounts.

Risks Related to Debt Financing

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Our target leverage ratio is 25% to 40% of our gross real estate assets (measured using financial cost basis), inclusive of property-level and entity-level debt. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage, but exposes us to greater market risks and higher current expenses.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may utilize lines of credit to provide a ready source of liquidity for business purposes, including potentially to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

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Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Risks Related to Conflicts of Interest

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our overall investment activities. In the section “Conflicts of Interest” herein, we have listed certain conflict of interest of which we are aware. There may be additional conflicts of interest of which we are not aware of and therefore are not disclosed herein. All potential conflicts of interest should be carefully evaluated before making an investment in us. If any matter arises that we and our affiliates determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates may take such action, as we determine in good faith, may be necessary or appropriate to ameliorate the conflict. There can be no assurance that our board of directors will identify or resolve all conflicts of interest in a manner that is favorable to us.

Risks Related to our REIT Status and Certain Other Tax Items

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure

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provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, our being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;

•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;

•	unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and

•	we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

On December 22, 2017 the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and would apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The Tax Cuts and Jobs Act makes numerous large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

Prospective stockholders are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

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To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and not more than 25% of our assets may be represented by nonqualified publicly offered REIT debt instruments. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

Our Bylaws will not permit any person or group to own more than 9.8% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

In order to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Our Bylaws will prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding capital stock of all classes or series, which we refer to as the “ownership limits.” The constructive ownership rules under the Code and our Bylaws are complex and may cause shares of our stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to own constructively in excess of 9.8% of the outstanding shares of our common stock or our capital stock, respectively, and thus violate the ownership limits. There can be no assurance that our board of directors, as permitted in the Bylaws, will not increase or decrease the ownership limits in the future, subject to maintaining REIT qualification. On January 17, 2019, our board of directors approved an increase in the common stock ownership limit (for a single specific investor) to permit an investment by an outside third party which had the effect of the party owning approximately 12% of our issued and outstanding common stock as of February 9, 2019 the closing date of that investment. Any attempt to own or transfer shares of our common stock or capital stock in excess of an ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the Bylaws to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void.

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The ownership limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status).

Non-U.S holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “U.S. Federal Income Tax Considerations”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that recognizes gain on a disposition of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally required to report such income on U.S. federal income tax returns and is subject to U.S. federal income tax at regular U.S. federal income tax rates under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. We do not expect our shares to be regularly traded on an established securities market.

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, if we sell a property held primarily for sale in the ordinary course of trade or business (a “prohibited transaction” under the Code) will be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale for the production of rental income.

We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax.

In addition, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax, at the highest U.S. federal corporate income tax rate, on any built-in gain recognized on a taxable disposition of the asset during the five (5) year period after its acquisition. We also may be subject to state and local

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taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders has been reduced by legislation to 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates applicable to qualified dividends. The more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends even taking into account the lower 37% maximum rate for ordinary income and the 20% deduction for ordinary REIT dividends received in taxable years beginning after December 31, 2017 and before January 1, 2026, which could adversely affect the value of the shares of REITs, including our common stock.

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STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this offering circular are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

•	the factors described in this offering circular, including those set forth under the sections captioned “Risk Factors” and “Investment Objectives and Policies;”

•	our future operating results;

•	our business prospects;

•	changes in our business strategy;

•	availability, terms and deployment of capital;

•	availability of qualified personnel;

•	changes in our industry, interest rates or the general economy;

•	changes in governmental regulations, tax rates and similar matters;
•	availability of investment opportunities in real estate and real estate-related assets;

•	the degree and nature of our competition;

•	the adequacy of our cash reserves and working capital; and

•	the timing of cash flows, if any, from our investments.

Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Determination of THE OFFERING Price

The purchase price per share of our common stock in this offering is $599. The registration of the shares of common stock to which this offering relates does not require any stockholders to offer or sell shares.

As of December 31, 2017 & 2018, the equity value per share of our common stock (on a fully diluted basis) was $527 and $533, respectively, calculated pursuant to Generally Accepted Accounting Principles (“GAAP”). The equity value per share reflects the “book value” of our assets, in other words, our cost basis, less depreciation. We do not believe equity value per share accurately represents our fair market value. In determining the fair market value per share of our common stock for this offering, we assessed a value based on our best-estimate of our fair market value.

As a starting point, our board-approved per share pricing level is based off of independent appraisals and valuations of our owned farmland. Third-party assessors are engaged specifically for the purpose of providing an initial starting point for the analysis. Each independent assessment is reviewed for validity and accuracy. Management and the Board then have the sole discretion of using those independent figures, adjusting the amounts or using an alternative valuation method. Given that we believe organic farmland is undervalued in most standard appraisals and comparable analyses, we usually add an incremental value of five-percent for farms that have gone through the organic transition process and have received certification. Studies show income is higher on certified organic farmland, so using the organic premium is a method to capture the value premium of organic farmland created by its higher income potential. We believe that this value is infrequently captured in standard third party appraisals that solely use conventional metrics and comparable sales.

Inclusion of an organic premium in the price calculation was initiated for the year ended December 31, 2012 valuation, and has been consistently applied since that time under similar methodologies. The organic premium represents our best and most reasonable estimate of the value differential between conventional and certified organic farmland. On select farms that have consistently achieved strong variable revenue (above that of the base rent), we also looked at a capitalization rate analysis. The capitalization rate was based of comparable metrics from publicly traded farmland companies and publicly available information. On two farms, we used the valuation implied by the net-revenue capitalization rate over the appraised value (with premium).

After compiling a market asset value, our board also added a 10% operating company premium. Our board of directors based the premium on, among many things, the diversification value that a corporate portfolio brings, our track record of selecting farmland tenants, the business relationships that we have developed with generations of farmers, farmer associations and farmer cooperatives, our growth potential (including our new and emerging mortgage business), our history of innovation in conservation finance and the impact investing space, our scalability as a decentralized entity in the high growth organic market and the future earnings potential and economic efficiencies of our new REIT structure. Given that we are in growth mode, we believe that many standard REIT valuation metrics are not applicable or available. In order to provide a fair valuation for existing investors, our board felt that a modest 10% operating company premium was appropriate.

The table below outlines various steps and figures associated with our board approved valuation of $599 per share for this offering (fully diluted).

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		2018 Valuation
	2017 Market	Book / Cost	Market Asset
	Valuation	Basis	Value

Investments in Farmland	$36,248,233	$35,836,362	$36,581,160
Investments in Farmland Mortgages (1)	7,688,090	12,275,582	12,275,582
Cash	458,373	878,342	878,342
Receivables and Accrued	585,138	603,008	603,008
Other	106,566	114,390	114,390
Total Assets	$45,086,400	$49,707,684	$50,452,481

Total Liabilities	$16,781,924	$18,614,153	$18,614,153

Equity Value	$28,304,476	$31,093,531	$31,838,328

Shares Outstanding	49,402,.803	58,294,635	58,294,635

Equity Value per Share	$573	$533	$546
Equity Value per Share (diluted)	$571	$533	$546

Operating Company Premium (2)	$2,830,448		$3,183,833
Adjusted Equity Value (3)	$31,134,924		$35,022,161

Adj. Equity Value per Share	$630		$601
Adj. Equity Value per Share (diluted)	$626		$599

Note: 2017 figures as of December 31, 2017. 2018 figures as of December 31, 2018.
Note: Diluted share count reflects the effects of option dilution on the value per share calculation.
(1) Book basis net of allowances for loan losses and reflects estimated market value.
(2) Reflects a 10% premium applied to the equity value.
(3) Equals Equity Value plus Operating Company Premium.

The following table sets forth certain information regarding the ownership of our common stock as of the offering date, assuming the sale of all of the common stock pursuant to this offering to persons who are not currently our stockholders.

	Number of		Percentage Ownership
Owner	Shareholders	Shares	Before Offering	After Offering
Existing Shareholders	332	66,810	100%	44%
New Investors	NA	83,472	0%	56%
Total		150,282	100%	100%

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When factoring in the effects of option dilution, the total outstanding shares of our common stock would be as follows.

				Percent of Total
	Shares	Options	Total	Interests	Options
Before Offering	66,810	1,869	68,679	97%	3%
Fully Subscribed Offering	150,282	1,869	152,521	99%	1%

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ESTIMATED USE OF PROCEEDS

After deducting the estimated expenses of this offering we expect to receive net proceeds from this offering of approximately $49,680,000. We intend to contribute the net proceeds from this offering to our operating company and our operating company intends to use the net proceeds from this offering (i) to pay down certain long-term borrowings, and (ii) for general corporate and working capital purposes, including to fund capital expenditures for our existing farms currently expected to total approximately $500,000 for 2019.

We have used and expect to continue to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of assets primarily consisting of organic farmland acquisitions through the acquisition of such properties directly or by offering intermediate farm mortgage loans to farmers. We currently make all of our investments through our operating company and we intend to do so in the future. Many of the amounts set forth in the table below represent our best estimate since they cannot be precisely calculated at this time.

To the extent we receive less net proceeds from this offering, our operating company will use a correspondingly lower amount of net proceeds for general corporate and working capital purposes. To the extent we receive additional net proceeds from this offering, our operating company will pay down a correspondingly higher amount of outstanding debt under our revolving credit facilities.

We may not be able to promptly invest the net proceeds of this offering in organic farmland projects and real estate related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

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	If Minimum Sold		If Maximum Sold
	$	%	$	%

Total Proceeds	NA	NA	$50,000,000	100%
Less: Offering Expenses
Commissions	—	—	0	0%
Legal	—	—	150,000	0%
Accounting			80,000	0%
SEC and State Filings & Notifications	—	—	40,000	0%
Issuer and Agent Registrations			30,000	0%
Copying & Advertising	—	—	20,000	0%
Net Proceeds From Offering	NA	NA	$49,680,000	99%

Use of Net Proceeds
Repay Borrowings (1)	—	—	$500,000	1%
Repurchase Shares (2)	—	—	2,000,000	4%
Farmland and Mortgage Investments	—	—	46,680,000	93%
Capital Expenditures	—	—	500,000	1%
Dividends (3)	—	—	—	—
Working Capital (3)	—	—	—	—
Total Use of Net Proceeds	NA	NA	$49,680,000	99%

(1) The Company does not have any specific borrowings scheduled to be paid with offering proceeds, but may selectively repay additional outstanding borrowings in order to achieve target leverage levels.
(2) Company estimate for amount of Shares redeemed through current redemption program.
(3) Dividends and working capital to be paid out of operating cash flow.

The proceeds of this offering are estimated to be approximately $50 million, provided the offering be completely subscribed exclusive of any offering expenses, including, without limitation, legal fees, printing fees, filing fees or accounting fees (cumulatively estimated to be less than one percent of the total offering). Our intention is to use the proceeds of this offering, less anticipated uses of the proceeds identified above, for farmland investments. However, we may reduce outstanding debt, provide cash for working capital purposes, or pay a dividend to stockholders. In case of delay in the uses of funds, we intend to invest the net proceeds of the Offering in short-term, investment-grade interest-bearing securities or maintain deposits with its lender or bank.

The farms in which we have the opportunity to invest vary considerably in several ways: Operation Type (e.g. grains, dairy, vegetables, livestock); Location; Size; Dollar Value; Form of Investment (Purchase and Lease, Financing, Refinancing). Each of these investment opportunities are identified by the farmer. We are solely being reactive to the needs of the farmer. The source of the opportunity may reflect a personal connection a farmer has with a seller, a property listed with a broker, or a farm coming up for sale at auction. Ultimately, the farmer’s need or opportunity drives our relationship with them. See our “pipeline opportunities” listed in “Our Business and Properties” section of this document.

In addition to the table of pipeline investments located in the “Our Business and Properties” section we are in preliminary or early stage discussions with farmers equating to another approximately $10 million of potential investments. When combined with the active leads, initial investment reviews, and the

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number of farmers that we anticipate we would work with again, the total pipeline would easily use the total proceeds of the current offering if the entire pipeline was brought to closing.

The amounts actually expended by us may vary significantly from the planned use of the proceeds set forth above, depending on numerous factors, including changes in the economic climate for our proposed business operations, the amount of funds raised and the success or lack of success of our business and marketing plan. Any reallocation of the net proceeds of the offering will be made at the discretion of our board of directors.

We had positive cash flow from operations during 2016, 2017, and 2018. We do not require additional capital to maintain operations. This offering will be used for growth capital as outlined in this section and is not expected to be necessary to meet our operating cash requirements for the next twelve months. In furtherance of its business plan to make additional farmland investments, we may raise additional funds, including additional debt securities, in addition to this Offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section contains statements which, to the extent they are not recitations of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties. Actual results may differ materially from such forward-looking statements for reasons including, but not limited to: changes to and developments in the legislative and regulatory environments effecting our business; the availability and adequacy of cash flow to meet our financial requirements, including payment of dividends and satisfaction of any future indebtedness; economic, demographic, business, regulatory, tax changes and other conditions affecting farmland prices; future competition from other businesses with a similar agriculture focus as ours; the loss of business due to casualty or other external factors beyond our control, including, without limitation, lawsuits against us; changes in the methodology for assessing organic farmland values; and other factors discussed under “Risk Factors” or elsewhere in this offering circular. Thus, such forward-looking statements should not be relied upon to indicate the actual results which might be obtained by us. No representation or warranty of any kind is given with respect to the accuracy of such forward-looking information. The forward-looking information has been prepared by our management team and has not been reviewed or compiled by our independent public accountants.

The following discussion and analysis is based on historical financial statements of our predecessor, Iroquois Valley LLC, for the year ending December 31, 2016, and for us (as a collective whole) for the years ending December 31, 2017 and December 31, 2018. This discussion should be read in conjunction with the consolidated financial statements and the notes thereto (the “Financial Statements”).

None of the financial information in this discussion has been audited or reviewed by our independent auditors. Where appropriate, the following discussion includes an analysis of the effects of this offering.

Overview

Prior to January 1, 2017, our operations were conducted through Iroquois Valley LLC. Iroquois Valley LLC had over a ten year operating history functioning as a single entity. Effective January 1, 2017, Iroquois Valley LLC was restructured by all of the members of Iroquois Valley LLC assigning ninety-nine percent (99%) of their membership interests to Iroquois Valley REIT and one percent (1%) to Iroquois Valley TRS (a wholly owned subsidiary of Iroquois Valley REIT). Thus, although we are now operating three entities, the financial position and results of our operations (as a whole) on a consolidated basis are no different than prior to the reorganization of our legal operating structure.

Results of Operations – Fiscal 2017 and Fiscal 2016

Below is a discussion of some of the more important aspects of the results of our operations for the years ending December 31, 2017 (“Fiscal 2017”) and December 31, 2016 (“Fiscal 2016”). For discussion purposes and to provide comparable periods for analysis, the following discussion of the results of our

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operations for Fiscal 2017 combine the operating results of Iroquois Valley LLC and Iroquois Valley REIT. The results of operations for Fiscal 2016 only include the results of Iroquois Valley LLC. As stated above, all of the results of operations flow from Iroquois Valley LLC to Iroquois Valley REIT and thus, the combination of the fiscal results for Iroquois Valley LLC and Iroquois Valley REIT for Fiscal 2017 is more accurate for comparing the operating results of Iroquois Valley LLC for Fiscal 2016.

Revenues from Leasing Activities

During Fiscal 2017, we realized revenues of $1,223,579 from leasing activities (inclusive of reimbursements). This is an increase of $158,555 over Fiscal 2016. As of the end of Fiscal 2017, we had 35 farms under leases having terms of one (1) to ten (10) years remaining.

Revenues from Lending Activities

We recognized revenues from financing organic farm land of $366,711 in Fiscal 2017, an increase of 376% over Fiscal 2016. This increase was the result of a year-over-year increase in mortgage loan assets outstanding. As of the end of Fiscal 2017 we had 13 loans reflecting a mortgage note receivable, net balance of $7,688,090. This compares to 5 loans and a mortgage note receivable, net balance of $3,598,641 as of the end of Fiscal 2016.

Other Revenue

In addition to revenue from leases and financing, we collect a limited amount of other revenue. In Fiscal 2017, we started breaking out “Other Revenue” as an operating income and recorded $8,544 of such Other Revenue. The main source of Other Revenue is fees collected as part of the farmer diligence and investment process. In addition to fees, we also collect revenue from wind lease rights and other property usage rights. These revenues are not our core business.

Operating Expenses

Total Operating Company Expenses

Our total “Operating Expenses” increased by $53,703, or 6%, during Fiscal 2017 as compared to Fiscal 2016, as a result of increases in personnel expenses, professional fees, real estate taxes, depreciation and amortization. These increases were offset by reductions in restructuring and option based-compensation expenses.

•	General and administrative decreased $154,525, or 33% during Fiscal 2017, as compared to Fiscal 2016, as a result of grant reimbursements recorded and received in Fiscal 2017.
•	Professional fees increased $218,479, or 184% during Fiscal 2017, as compared to Fiscal 2016, as a result of the increased expenses related to contractors, the Conservation Innovation Grant, accounting and legal in Fiscal 2017.
•	Real estate taxes increased $29,579, or 27% during Fiscal 2017, as compared to Fiscal 2016, as a result of additional owned properties in Fiscal 2017.
•	Insurance and other increased $2,293, or 17% during Fiscal 2017, as compared to Fiscal 2016, as a result of additional owned properties in Fiscal 2017.
•	Restructuring Expense decreased $35,564, or 100% during Fiscal 2017, as compared to Fiscal 2016, as we did not record any expenses related to the REIT conversion in Fiscal 2017.
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•	Option-based compensation expense decreased $37,523, or 49% during Fiscal 2017, as compared to Fiscal 2016, as we have not issued any new options in the last two (2) fiscal years.
•	Depreciation and amortization increased $30,965, or 28% during Fiscal 2017, as compared to Fiscal 2016, as a result of additional owned properties with depreciable assets in Fiscal 2017.
•	Interest expense increased $181,617, or 86% during Fiscal 2017, as compared to Fiscal 2016, as a result of increased indebtedness.

Results of Operations – Fiscal 2018 and Fiscal 2017

Below is a discussion of some of the more important aspects of the results of our operations for Fiscal 2017 and the year ending December 31, 2018 (“Fiscal 2018”).

Revenues from Leasing Activities

During Fiscal 2018, we realized revenues of $1,335,411 from leasing activities (inclusive of reimbursements). This is an increase of $111,832 over Fiscal 2017. As of the end of Fiscal 2018, we had 35 farms under leases having terms of one (1) to nine (9) years remaining. As of December 31, 2018, we had two (2) tenants with past-due rents that are deemed at high-risk of collection (categorized as default). We are actively working with these tenants to resolve past-due amounts and one tenant has made a significant payment subsequent to year-end. Additionally, we had several tenants past-due with low or moderate collection risk (categorized as watch or at-risk). Many of these past-due amounts relate to timing issues associated with sale of production. As of the end of Fiscal 2018, we accrued a loss reserve of approximately $89,000 to manage collection risk. Subsequent to the end of the year we have placed two additional tenants in default and moved one of the defaulting tenants to at-risk based on a recent payment. Although we believe that we will be able to achieve a resolution to mitigate the loss of revenue with all past due amounts, there can be no assurance that we will still not recognize significant losses of revenue with respect to these tenants.

Revenues from Lending Activities

We recognized revenues from financing organic farm land of $563,978 in Fiscal 2018, an increase of 54% or $197,267 over Fiscal 2017. This increase was the result of a year-over-year increase in mortgage loan assets outstanding. As of the end of Fiscal 2018, we had 23 loans reflecting a mortgage note receivable, net balance of $12,275,582. This compares to 13 loans and a mortgage note receivable, net balance of $7,688,090 as of the end of Fiscal 2017. Since the end of Fiscal 2018, we have made an additional three loans increasing the total loan count to 26.

Other Revenue

In addition to revenue from leases and financing, we collect a limited amount of other revenue. In Fiscal 2018, we recorded $8,286 of such revenue consistent with levels from Fiscal 2017.

Operating Expenses

Total Operating Company Expenses

Our total “Operating Expenses” for Fiscal 2018 were $1,480,383, a 50% increase over Fiscal 2017. The $490,375 year-over-year increase was driven mostly by increases in G&A expenses and provision for bad debts and loan losses (which were recorded within G&A in financial presentations prior to the most recently issued statements). Additionally, we had increases in professional fees, real estate taxes, and depreciation and amortization. These increases were offset by decreases in insurance, option-based compensation expense.

•	General and administrative (excluding bad debt expense) increased $264,877 or 85% during Fiscal 2018, as compared to Fiscal 2017, as a result of reduced grant reimbursements and additional personnel.
•	Provision for bad debts and loan losses increased $195,311 during Fiscal 2018 as compared to Fiscal 2017. Bad debt expense in Fiscal 2017 was offset by collections on previously reserved revenue generating a net expense of $2,833 for the year. Additionally, over 40% of the expense in Fiscal 2018 was related to the mortgage loan in default. On that asset, we recorded $69,113 in loan loss provisions and $12,628 to reserve against accrued mortgage interest income revenue.
•	Professional fees increased $21,459, or 6% during Fiscal 2018, as compared to Fiscal 2017, as a result of the increased legal expenses offset by a reduction in contractor payments.
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•	Real estate taxes increased $13,031, or 9% during Fiscal 2018, as compared to Fiscal 2017, as a result of additional owned properties in Fiscal 2018.
•	Insurance and other decreased $710, or 5% during Fiscal 2018, as compared to Fiscal 2018, as a result of lower insurance premiums across the owned farmland.
•	Option-based compensation expense decreased $30,346, or 77% during Fiscal 2018, as compared to Fiscal 2017, as a result of the phase out of the use of options as a compensation mechanic.
•	Depreciation and amortization increased $29,586, or 21% during Fiscal 2018, as compared to Fiscal 2017, as a result of additional owned properties with depreciable assets in Fiscal 2018 and a full year of depreciation expense associated with depreciable assets purchased in Fiscal 2017.
•	Interest expense increased $100,065, or 26% during Fiscal 2018, as compared to Fiscal 2017, as a result of increased indebtedness.

Expenses

The leases in our portfolio are structured as triple-net leases, under which the tenant is responsible for substantially all of the property-related expenses, including taxes, maintenance, water usage and insurance either directly or as reimbursement under the terms of the lease. We do occasionally cover expenses associated with major capital improvements, with such expenses increasing the rental cost of the farmland. Additionally, our mortgage loan assets have limited direct costs given the nature of a loan asset. As such, the cash expenses associated with our operations mainly consist of general and administrative expenses and professional fees associated with managing the portfolio rather than the assets directly. We expect to incur costs associated with employing our personnel, investment due diligence, marketing and promotion, consulting fees, legal fees, and accounting fees. We believe that our operational platform is scalable and do not expect to see expenses grow at rates equivalent to those of our assets. We believe that we will be able to achieve economies of scale as our farmland portfolio grows and as our investment portfolio increases over-time. This will enable us to reduce our operating cost as a percentage of assets.

Conservation Innovation Grant

We were awarded a $944,615 grant by the National Resources Conservation Service, a division of the United States Department of Agriculture (“USDA”) in 2016. The grant became effective on December 2, 2016 and will run through September 30, 2019. Under the terms of the grant, we receive reimbursement for certain expenses associated with the Soil Restoration Notes offerings, soil development and soil health measurement. Given the contingent nature of the grant (reimbursements only made after we incur expenses related to the grant) we have not recorded the full grant amount as an asset related to future reimbursement payments. Instead, we record grant reimbursements after incurring expenses related to grant activities. We are reimbursed by the USDA on a monthly basis.

The company recorded approximately $176,000, $295,000 and $19,000 in reimbursements as reductions of operating expenses in Fiscal 2018, Fiscal 2017 and Fiscal 2016, respectively.

Capital Requirements and Liquidity

Our main cash requirements relate to operating expenses and commitments associated with outstanding borrowings. We do not have any ongoing equity payment obligations except those that arise out of earnings and profits distributions as required under REIT tax law.

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Our liquidity needs consist primarily of cash needed for organic farmland investments and borrowing obligations. Consistent with historical operations we intend to acquire additional farmland and provide financing backed by farmland. We also have to service debt obligations, making principal and interest payments on existing debt and any additional debt we may incur. On a selective basis we may make capital expenditures on owned farmland, but have no such committed capital at this time. We plan to meet our long-term liquidity requirements through funding from this offering, cash-flow from operations and the insurance of secured and unsecured borrowings. Revenue has historically been sufficient to meet the needs of operating expenses.

We currently have revolving lines of credit totaling $2,250,000 across three different lenders. We recently applied for and obtained an additional $2,500,000 revolving line of credit facility that will, on May 1, 2019, replace two prior lines of credit of $500,000 each (totaling $1,000,000). This line of credit will be secured by four farms and has a maturity date of May 1, 2049. It will bring our total credit line capacity to $3,750,000. We also recently renewed a $1,000,000 revolving line of credit with a social responsible lender. This secured loan now has a maturity date of January 15, 2022. We have no borrowings outstanding under these lines of credit as of the offering date. We primarily use these lines of credit to fund organic farmland investments, both direct real estate investments and loan financings. In the past, we have used proceeds from our private offerings (both equity and unsecured debt) to repay the line of credit borrowings.

As of the date of this offering circular, we anticipate $155,000 of unsecured loan obligations coming due in the next twelve months. The maturities relate to $155,000 of unsecured notes. We have no secured loan obligations coming due in the next twelve months. We intend to repay the unsecured notes with proceeds from this offering and a concurrent debt offering—see “Soil Restoration Note Offering.”

We believe that upon the completion of this offering, we will have better access to equity capital than we have had through previous private equity offerings that were limited to accredited investors. However, we cannot assure that such improved access will materialize. Our ability to raise additional equity capital will depend on a number of factors including, overall farmland market performance, our operating results and market sentiment towards public benefit corporations. We do not have any off-balance sheet arrangements.

Soil Restoration Note Offering

As of this Offering, we had a $5,000,000 dollar offering open for “Soil Restoration Notes,” unsecured promissory notes issued by Iroquois Valley LLC. The Soil Restoration Notes and similar unsecured notes are consolidated at the Iroquois Valley REIT level for accounting purposes. We first started issuing unsecured notes in 2015 and the amount outstanding has increased to $ 10,865,000 as of December 31, 2018. The current Soil Restoration Notes have a 2.5% annual interest payment (cash pay semi-annually) and mature on July 15, 2023. The rates and maturities of the full complement of these unsecured notes vary by issuance and series. We intend to issue additional unsecured notes through the existing Soil Restoration Note offering and future offerings to partially meet future cash needs.

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Factors That May Affect Operating Results and Asset Values in the Future

The main factors affecting our operating results include demand for both organic and conventional food, the overall farm economy in the markets in which we own and finance farmland and our ability to control expenses. Additionally, it should be noted that as a public benefit corporation the management team and board may weigh a multitude of factors when making decisions that could impact our financial performance and results.

Demand for Food

We expect that global demand for food (both conventional and organic) will grow, driven by the overall growth and increasing purchasing power of the global population. This growth is coming concurrent with a reduction in total farmland acres in developed nations caused by competing uses of land and environmental degradation. Some developing nations are expected to see increases in acres under agricultural production, but at growth rates significantly below those of the global population. These long-term macro trends create an overall favorable environment for agricultural production and farmland values. We expect these overall market conditions to benefit our farmers and our underlying asset base.

Furthermore, we anticipate that growth for organic food will continue to outpace the growth of the overall food market. According to the Organic Trade Association, the U.S. organic food market has averaged double digit growth for the past fifteen years. This compares to low single-digit growth in the overall domestic food market. Growth trends in organic food are driven by consumers’ desire to eat food that is both better for personal health and better for the environment. These dynamics currently create a market environment in which the consumer is willing to pay a premium for certified organic food. Historically, and in the current market, higher prices at the consumer level has led to higher prices for the organic producers. Our tenants and borrowers benefit from these higher prices thereby reducing risk of default on our leases and loans. Management believes that the market will continue to bear price premiums for the indefinite future based on general healthier consumer trends as well as favorable population demographics. Promoting healthy lifestyles is a common refrain with both public and private organizations. Additionally, millennial consumers tend to be more focused on food as a factor for personal health than prior generations.

Conditions in Our Farmland Markets

The overall farmland market is dominated by existing farm owners and operations, many of whom are family operators. This is true generally across the U.S. and within the markets we operate. As such, the underlying value of the overall farmland market and the markets of the regions in which we operate is largely dependent on the prices farmers are able to achieve from farm production. The economic health of producers and the overall farm economy, including the value of land, is largely driven by conventional agricultural output prices. Changes in the value of farmland may have an impact on the value of our portfolio despite our business being focused on organic farmland.

Many conventional commodities are at multi-year lows, including corn, soybeans, wheat and milk. The depressed prices have reduced farm-level income for many operators and led to stagnation and frequently declines in farmland prices within many farmland markets. While declining land prices may create good buying opportunities, it will have a direct impact on our farmers in organic transition. The overall value of

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the portfolio, and potentially the ability of our tenants and borrowers to obtain sources of capital for operations or equipment, is often based on the value of owned farmland and related assets. Current trends in conventional agriculture production prices may be further exacerbated by the current administration’s trade policies. The U.S. is a significant exporter of agricultural products. Retaliatory tariffs may reduce demand for U.S. production, negatively impacting conventional prices and therefore the overall agricultural economy. It should be noted that management believes tariffs may actually support higher organic prices, given the U.S. imports a significant amount of organic production.

Public Benefit Corporation

Iroquois Valley REIT is a public benefit corporation incorporated in the state of Delaware. Pursuant to our Certificate of Incorporation, our stated public benefit is enabling healthy food production, soil restoration and water quality improvements through the establishment of secure and sustainable farmland access tenures. Furthermore, we conduct business that balances the interests of the shareholders and our public benefits. The main way we achieve our public benefits is by leasing or financing farmland to organic family farmers that are using sustainable agricultural practices. We believe that our leasing and financing arrangements with those farmers are structured as arms-length transactions. Our main differentiating factor compared to more traditional landowner/lender-farmer relationships, is that once we start working with a farmer, our goal is to keep working with that same farmer so long as he or she desires to keep the relationship intact. This will manifest itself in a variety of ways. First is that we may accept lower financing rates upfront to facilitate the transition to organic certification. Under such circumstances, we look to recoup those lower rates at the back-end of a long-term lease. We believe this non-traditional lease structure still reflects an overall market rate of return, but is better structured to support to the needs of the farmer. Secondly, given our commitment to a given farm family, we are first going to seek reasonable compromises with a tenant or borrower, if and when a farmer becomes delinquent on payments. Such resolutions may not solely consider shareholders’ best interests, but do further strengthen our farmer relationships. Ultimately, we believe that establishing and developing outstanding farmer relationships will allow us to work with premium operators thereby reducing overall payment risk despite individual decisions that in isolation may appear to be farmer friendly.

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OUR BUSINESS AND PROPERTIES

Our Capital Structure and Business Model

We are one of the first private enterprises in North America that offers investors direct exposure to a diversified portfolio of certified organic farmland. By raising funds through a combination of equity and debt capital, we are able to offer qualified organic farmers access to land in the form of leases and mortgage loans. As a result, equity investors in this offering will gain direct exposure to the growing organic market, while enabling a wide variety of positive impacts on the environment, the food supply and the farmers and their communities.

Our model is illustrated below and broadly functions as follows:

•	We raise money through a combination of (i) direct equity investments in Iroquois Valley REIT, and (ii) through promissory notes issued by Iroquois Valley LLC. Additionally, we also borrow from traditional lenders to help fund our investments.

•	The funds raised by us are used to invest in farmland and to finance our operations.

•	Farmers run their own businesses and pay us to use the land in the form of lease and mortgage payments, depending on their status as a tenant or borrower.

•	Our annual revenue is the sum of all rent and interest payments through the portfolio.

•	Stockholder return is a reflection of our top line revenue minus the operating costs. Given our REIT structure, the Code requires that 90% of all taxable earnings be distributed to stockholders.

•	As a Certified B-Corporation and a Public Benefit Corporation, our goal is to have positive social and environmental impacts alongside financial returns.

Business Model

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THE INVESTMENT OPPORTUNITY OF ORGANIC FARMS

A Real Asset

Farmland is classified as a “real asset” due to its physical nature and finite supply. The intrinsic value of farmland lies in its ability to yield a healthy crop year after year. With annual returns that are largely based on global demand for food and current market prices, farmland has historically offered investors cash returns coupled with a steady increase in the value of the land. As is the case with other real assets, farmland’s performance as an investment is uncorrelated to swings in the public equities market, offering an ability to diversify an investment portfolio.

Organic: Farmland That Can Appreciate Over Time

Whereas other real estate assets depreciate with use, certified organic farmland is one real asset that may have the ability to become more productive and valuable over time. The holistic approach of organic farmers focuses on repairing the relationship between agriculture and nature, increasing the long-term fertility of an acre of land, and preparing the land to produce a wide variety of crops. These environmentally sustainable management techniques are intended to prioritize the continuous health of the soil, the component of the land that facilitates production. Organic farming may therefore improve the value of the asset itself, building up healthy soils to produce food in the face of population growth and climate unpredictability.

Price Premium

Organic food products enjoy a price premium at market, ranging from a few percentage points to multiples of 2X and higher. Our rental revenue is directly linked to this premium. Many of the our leases combine both base and variable rent components, the latter of which is dependent on a farm’s top line revenue in any given year. The chart below illustrates some prices premiums that directly impact the farms in our portfolio.

Organic Retail Price Premium
Average of eight retail locations. Source: Consumer Reports, March 2015.

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High Growth Niche Category

Based on our research, domestic demand for organic food products continues to grow and strengthen. Research from the Organic Trade Association shows that over the last 17 years, organic food sales have gone from $6 billion annually to $45 billion, for a 13% annual average growth rate. High-quality, healthy and ethically raised foods have become a focus of enlightened consumers nationwide, headlined by millennials.

U.S. Organic Food Sales ($ in billions)
Source: Organic Trade Association.

Interestingly enough, while demand for organics has grown to 5.5% of all food sold, the amount of domestic farmland that is certified organic has not kept pace. Certified organic farmland remains around 1% of all American agricultural land. We believe that this shortfall presents an opportunity for us as well as our investors and farm partners.

We believe that in addition to demanding certified organic, consumers will continue to require transparency and quality throughout the supply chain. Our individual relationships with independent farmers adds nuance to the value of our portfolio of organic farms. Equity investments made in shares of our common stock helps us secure land for farmers on the cutting edge of the organic industry, leaders in their field and entrepreneurs in their own right.

More Profitable Farming Model

Growing evidence shows that organic farms are more profitable than conventional farms of similar size, scope and crop variety. Organic farms have lower input costs, comparable crop yields, and enjoy a significant price premium at market.

The Rodale Institute, a non-profit research and education pioneer in organic and regenerative farming, has collected data from a 30-year side-by-side trial using both conventional and organic methods. The results show important and encouraging data about the long-term productivity and profitability of organic farms. Please find more detail on the profitability of organic farming under “Organic Market” listed in the section titled, “Industry Overview and Market Opportunity.”

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Rodale – Profit Per Acre
Source: Rodale Institute, Farming System Trial – 30 Year Report.

We recognize the financial costs and administrative challenges associated with transitioning a piece of farmland to organic, and understand that organic management practices use increased amounts of labor as a replacement for the synthetic chemicals used on conventional farms. With these challenges in mind, we design our lease and mortgage agreements around the organic transition process, and the farms’ future revenue streams as a certified organic operation.

In addition to increased profitability after organic certification, organic farming methods build the quality and health of a farm’s soil over time. This key step in the long-term productivity of the land also improves the farm’s resilience to issues like drought and flood, which we believe should improve the value of our farmland assets in the medium and long term. We strongly believe that environmentally sustainable farming practices produce a financial upside directly after organic transition, and a significant increase in the value of the underlying asset over time.

THE VALUE CREATED BY IROQUOIS VALLEY

Our Track Record of Financial Success

We have seen consistent growth in the value of our investment portfolio since our inception in 2007. Original investors purchased equity in our operating company in 2007 at the equivalent of $224 per share. As of the end of 2018, that same investment was priced at $599 per share, representing a 2.7x multiple of capital invested and 9% internal rate of return over the eleven-year period.

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Share Price ($ per Share)

Note: Share prices reflect management’s or the Board’s best estimate of market value as of December 31 of each year listed. No other party has provided an opinion on the accuracy of our estimates. The Company has arbitrarily selected valuation methods (mostly comparable sales) to ascertain an estimate of the whole business. Certain prices reflect an implied share price based on reported equity values of the Company. Values prior to 2016 are adjusted for REIT conversion and associated (4-for-1 split).

Given that no market exists for the share of the Company, we have arbitrarily chosen what we believe are the best methods to estimate a market share price. The timeline below provides more details on specific mechanics and calculations of the historical share price.

•	2007: Iroquois Valley LLC formed. A membership interest price was calculated using the equity cost basis reported on the 2007 tax documents and the implied membership interest count. The membership interest price was adjusted for the split associated with the reorganization to derive a share price. We believe the cost basis approximated market value.
•	2008: Share price represents management’s estimate of the market value of the equity of Iroquois Valley LLC and the implied membership interest count (adjusted for the split associated with the reorganization). No formal valuation or assessment was completed at the time.
•	2009: The Company created internally prepared financials using a mark-to-market approach for the owned assets. Management believes that the equity value reported in the statements approximates the market value of the equity. We calculated a membership interest price using the implied membership interest count. The membership interest price was adjusted for the split associated with the reorganization.
•	2010: In early 2011, the Board approved an offering, the first offering using a formal membership interest price, selling membership interests at $100 per membership interest ($400 per share on an adjusted basis). At the time of the offering, the equity value of each investor was converted to a membership interest count based on the estimated market value of the equity as of December 31, 2010 and the $100 per share valuation set by the Board.
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•	2011 - 2015: The Board approved subsequent private offerings using prices ranging from $127 to $142 per membership interest ($508 to $568 per share on an adjusted basis). The approved pricing represented our best estimate of market value.
•	2016: Effective December 31, 2016 the company reorganized into a REIT issuing one share of Iroquois Valley REIT for every four membership interests of Iroquois Valley LLC. Subsequent to the reorganization, the Board approved a share price of $615 with a valuation date of December 31, 2016.
•	2017 – 2018: The Board approved share prices of $626 and $599 with valuation dates of December 31, 2017 and December, 31, 2018, respectively. These share prices represent our best estimate of market value.

Historically, the majority of the total returns of our farmland portfolio have been realized as capital appreciation tied to farmland prices, represented by the share price. Going forward, we expect returns to reflect a greater balance of growth (increasing share price) and income (a cash dividend). This “growth and income” model is in line with the traditional behavior of farmland investments. We can provide no assurances that shares of our common stock purchased in this offering will receive similar returns or that we as a collective whole will continue to increase our revenue and acres.

Track Record of Building Relationships with Talented Operators

We have developed a strong track record of creating symbiotic relationships with family farmers, an integral aspect of the value and stability that offers investors.

Each new piece of land that we consider is the result of an individual farmer approaching us with a specific need. We react to these needs, and by doing so, establish a relationship that considers the mutual benefits, risks and long-term well-being of all parties (farmer, us and stockholder) from the outset.

Using this farmer-first model, we have provided secure land access on over 13,000 acres of farmland representing over $50 million in transaction value (inclusive of land subsequently sold to tenant farmers and including 2019 transactions). Nearly 8,000 acres of our financed farmland (owned land and land secured by mortgages) is USDA Certified Organic and the remainder is being managed organically or in transition to certified Organic.

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Owned and Secured Loan Acres
Total acres financed (owned or secured by mortgage loans) as of year-end. (2019 is YTD as of the offering date.)

Farmer Well Being

We prioritize the economic success and personal health of the farmer in each deal it considers. Our lease arrangements are structured specifically with the farmer’s business in mind. We only work with farmers when we and the farmer agree that the economics of the transaction are feasible for the farmer’s operation. Furthermore, we focus on long-term leases and flexible financing terms to facilitate the farmers’ long-term business plan and commitment to building soil health.

Addition of Mortgages

In 2016, we expanded our scope to include mortgage financing. We believe that mortgage financing has an array of benefits, including a higher and more immediate impact on our revenue. Whereas our leasing agreements generally do not benefit from variable rents until after the three-year organic transition is complete, the structure of our mortgages is intended to allow us to make an immediate cash return on investment. Moreover, mortgages are also intended to provide us with a lower risk of capital loss. We usually require at least 25% equity from the borrower. With a 75% loan-to-value ratio, there would have to be significant declines in the value of the land for us to be at risk of capital loss.

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In addition to providing an attractive cash yield, our mortgage business allows us to work with a wider variety of farmers, developing new relationships that would not be possible unless through our lease. We believe that adding mortgages, we offer significant opportunities to further implement our business plan in new and existing regions.

Efficient Operating Structure

Effective December 31, 2016, the equity investors in Iroquois Valley LLC implemented a conversion - from a limited liability company to a REIT. We believe that this structure optimizes the long-term growth potential and plans of our business. We further believe the financial reporting associated with REITs is better aligned with how we operate, creating a more transparent and practical financial reporting process.

Indefinite Scalability

With a strong record of financial stability and success, increasing interest from independent farmers across geographies, and an attractive corporate structure, we have demonstrated an ability to achieve indefinite scale. Our financial track record has driven investment demand from a variety of capital sources, including individuals, trusts, non-profits, family offices, and more.

Our mortgages and leases offer favorable terms, an understanding of the organic transition, and long-term land security. As a result, we have created a pipeline of potential opportunities with experienced operators, hold strong credit characteristics, have favorable opportunities to market production, and provide for stable, long-term relationships.

We have deployed this capital in an efficient, cost-effective and profitable manner. We do not acquire a farm without a farmer tenant lined up and a pre-arranged lease agreement that is financially viable for both our business and that of the farmer. On mortgage financing, we take a conservative approach to lending: reviewing both the cash flow of the operation and loan-to-value ratio of the underlying assets. Our mortgages are intended to enhance the overall business cash flow for the borrower, which frees up capital for each operator’s future growth.

ACTIVE RISK MANAGEMENT STRATEGY

Risk is inherent in farming, and as result, in a farmland investment. Drought, flood, pest infestation, weed pressure, market dynamics, and changing consumer preferences are just some of the challenges associated with maintaining a profitable organic farm. We take an operational approach to risk management. We believe that diversity across a variety of categories is key component in mitigating these risks. Here are some highlights of the practices in place that create our diverse portfolio of farms.

Tenants and Borrowers

We review a constant stream of inquiries from farmers across the country looking to gain access to farmland. As a result, current and pending partnerships represent a variety of demographics, personalities, experience levels, management techniques and areas of expertise. We actively manage asset exposure to any given farmer. As of December 31, 2018, we were working with 41 farmers with the

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largest exposure to any given farmer representing less than 8% of the investment assets. Recent investments have further reduced our individual farmer exposure.

Asset Value Exposure by Farmer
Based on gross book value as of December 31, 2018.

To further mitigate risk, we work with experienced operators. Our “bread and butter” farmer comes from a multigenerational farm family. The average generational legacy of our farmers is more than three generations. This means that oftentimes the families have been operating in the same area for 60 to 80 years. When we do work with first or second generation farmers, we often seek additional protections in our investments and make sure the farmer has a support system similar to that of the multigenerational families.

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Farmer Generational Legacy
Includes Company estimates. Data as of December 31, 2018.

Farms

We execute a strategy that procures specific pieces of land for farmers through a series of incremental acquisitions. These farms are most frequently additive to the farmer’s existing operation. The resulting portfolio includes 59 individual farmland investments with unique natural and geographic characteristics. We prefer to grow one purchase at a time, even diversifying within specific farmer relationships through subsequent, small-scale acquisitions. As of December 31, 2018, approximately 60% of our purchases represent investments for farmers that we have worked with multiple times.

Farmland Investments
Current investments as of year-end. 2019YTD as of the offering date.

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Repeat Purchases
Data as of December 31, 2018.

Geography

In addition to pursuing land within a specific farmer’s target area, we also focus on expanding into new regions of the United States. The resulting portfolio is geographically diverse, offering investors some protection against the challenges that can befall a single agricultural area in any given year, including weather, pests, disease and regional market price dynamics. As more capital is raised and new relationships develop, we intend to continue diversify our geographic footprint of the portfolio.

States with Farmland Investments

Operation Type

Our management team performs extensive diligence on potential operators to confirm they are an operations and risk management fit. After this process, we have a “hands off” approach to farm operations, encouraging farmers to manage their businesses as they see fit. As a result, we are able to celebrate new partnerships that add variety to the management practices being used throughout the farm

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portfolio. Although USDA organic standards are uniform, the on-farm techniques that can achieve and surpass these standards are varied. By investing in farmers that use a variety of methods, we mitigate the risk of any one management practice underperforming in any given year, while empowering farmers to create the most sustainable and successful farms possible.

Production Mix

We seek relationships that will add to the growing list of crops grown throughout the portfolio. Initially, our farms produced organic row crops like corn, soybeans and wheat. As the opportunities with farmers in new regions have expanded, our crop selection has increased to include dairy, pastured meats, heirloom grains, legumes and cereals. Furthermore, our opportunities within each main production category have expanded over the past several years. Farmers are now planting specialty corn and bean varieties. The expansion of crop production options is attributable to the growing demand for more organic food. Management expects this trend to continue. Moving forward, we will continue to look for the right opportunities to add more variety to the organic production mix.

Production Mix
Based on acres for 2018 production.

Asset Class

In 2016, we added mortgage financing to the portfolio, motivated in part by the opportunity to diversify our asset base and in turn, our revenue stream. Our board has approved up to 35% of the total portfolio to be invested via mortgage loans. Mortgage loans provide higher immediate cash returns and are intended to reduce our overall asset class risk. We generally issue loans at 75% loan-to-value or less, which is favorable compared to purchases in which we have 100% asset risk.

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Investment Mix
Based on gross book value as of December 31, 2018.

Special Sector Analysis – Organic Dairy

In 2013 we purchased and leased our first dairy farm, located in the Albany area of New York state. This farm has now been sold (2018) to the farm tenant at a profit while utilizing a permanent agricultural easement. The easement enabled an attractive purchase price for the tenant thereby enhancing the economic viability of their operation. We would like to repeat such success stories in the dairy sector but there are increased challenges and risks. Specifically, mega dairies in California and the South with thousands of producing cows are flooding the market with milk and eroding prices. This comes at a time when plant based milk alternatives are gaining market share. We added dairy to our predominantly grain portfolio to secure additional diversification in the family farmer markets that we impact. We will continue to support these organic farmers but with an increased focus as follows:

1.	Dairy financings will be primarily mortgage based where reasonable equity exists;
2.	Most dairy exposure will be with diversified operations that ideally include at least two other business lines (grains, livestock, off-farm income, etc.). To support this, our Board has established a portfolio limit – non diversified dairy operations cannot exceed 15% of the total portfolio.
3.	We have shifted to primarily pasture based operations with established families, using primarily our intermediate term mortgage product. We are strategically aligning with grass milk producers as this product is holding and gaining market share. Pastured dairy operations can also more easily include pastured livestock sold into a different market.

Broadly Held Investor Base

Since our founding in 2007, we have raised equity capital through hundreds of relatively small, direct investments. This deliberate, incremental growth has a variety of advantages for both new and existing stockholders, as described below. It’s important to note the fundamental necessity of this capital structure in attracting new farmer relationships. We believe that long-term land access, secured by patient, broadly held ownership, is the key to a mutually beneficial partnership with an independent farm family.

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Decentralized Ownership

Our $31 million in equity capital has been funded by 327 investors with an average of approximately $100,000 each. The result is a broad base of predominately individual investors who own only a small portion of our outstanding shares. The lack of any dominant stockholder means all our equity investors have the opportunity to be influential in the strategy, growth and stability of the organization long-term – no single stockholder can force certain corporate actions. More on our governance, including our stockholder-elected board, can be found in Members of “Descriptions of Our Common Stock” and “Certain Provisions of Our Bylaws and Delaware Law.”

Number of Stockholders
Data prior to 2017 reflects the number of Membership Interest holders. All numbers are as of year-end.

Committed Stockholders

We require a 5-year hold period (before eligibility to participate in our stock redemption for equity capital, a provision specifically designed to offer farmers the land security they are seeking from an outside financial partner. Embedded in this lock up is our stockholders’ willingness to share risk with the farmers on the ground. By committing their capital for the long-term, our stockholders help to ensure that farmers have sufficient time to build successful operations based on soil health. Moreover, the hold period is intended to provide us with sufficient time to raise new investor capital to provide liquidity for the investors seeking an exit after the lock-up.

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Sources of Investment Capital
Based on share count as of the offering date.

The foundation of our investor base is the “family investor.” These capital providers make up nearly 75% of our total equity capital and include accounts held by individuals, jointly held accounts, IRAs and revocable trusts. The management team likes to highlight that these investors are “Families Supporting Family Farmers.” It should be further noted that both IRAs and revocable trusts are generally long-term holding vehicles. IRAs are meant to be held until retirement and revocable trusts are frequently used as part of estate transfer planning for longer-term purposes. These types of investment vehicles fit well with the long-term commitment needed by the farmers.

Investor Liquidity

Our broad base of equity capital means that stockholders liquidating their shares of our common stock should not have an overwhelming impact on our financial position. This helps to ensure that we will not be forced to sell underlying farmland assets in order to return capital to investors, thereby keeping farmers on the land. Prior to 2015, we created liquidity by matching selling stockholders with parties interested in purchasing shares. In 2015, we formally established a redemption program to facilitate investor liquidity. Effective on February 20, 2019, our board of directors approved and adopted a new stock redemption program intended to provide limited interim liquidity for our stockholders until a liquidity event occurs. Please refer to “Policies with Regards to Certain Activities” section hereunder for a more detailed description of our stock redemption program. The table below outlines liquidity events since 2012 and includes both investor-to-investor sales and our previous redemptions under the terminated redemption program.

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Liquidity Events ($ in thousands)

Incremental, Repetitive Commitments Aligned for the Long-term

Our requirement for long-term commitment of capital, coupled with a modest minimum investment, gives investors the opportunity to “average-in” with multiple investments over time, growing their ownership as we expand the portfolio of farms. This offers our new investors the opportunity to build a relationship with us before committing capital that may represent an undue financial risk, and ensures us a steady stream of re-investment capital moving forward. Between 2014 and 2018, 30% of equity investments (93 of 309) have been existing stockholders adding to their position.

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Repeat Equity Investments (Percentage of New Equity Subscriptions that are Existing Investors)

CONSERVATIVE CAPITAL STRUCTURE

In addition to investment and investor diversification, we actively manage and assess our overall capital structure to enhance our investment returns. It’s important to note that we are an operating company, not an investment fund. This capital structure reflects management’s strategy to remain an ongoing concern that benefits all parties: us, our investors and independent organic farmers.

Low Leverage

As of the end of 2018, we were conservatively leveraged at 37%. This level was slightly above recent historical averages, but still well below the aggressive leverage often used by other REITs. The sources of debt came from a combination of self-issued promissory notes (issued by our operating company), multiple lines of credit, and traditional mortgages on our owned farmland. Moving forward, we intend to continue to grow primarily through equity capital, as we provide investors direct exposure to organic farmland, offer the potential to enjoy the upside of the organic market, and share risk with the farmers on the land. We expect to further reduce leverage in 2019.

Leverage Ratio
As of year-end.
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Low Borrowing Costs

Our major source of debt is multiple series of promissory notes offered directly by our operating company to accredited investors. Our track record of financial success combined with a history of creating measurable social and environmental impact has created significant demand for our operating company’s promissory notes and allowed us to raise a portion of our capital at relatively low costs. This reality further mitigates the equity investors’ risk and is intended to directly contribute to our financial success. In the more traditional markets, we are also able to obtain attractive borrowing rates. As of December 31, 2018, the average cost of capital for our operating company’s self-issued promissory notes is 2.6% and our cost of capital for mortgage loans is currently 3.8%.

Outstanding Promissory Notes
Reflects individual promissory notes as of year-end.

Lines of Credit to Bridge Purchases

Our balance sheet has traditionally allowed us to secure bridge loans and lines of credit to fund purchases ahead of internally raised capital. In the event that a quality opportunity has been identified, we are able to utilize these temporary borrowings to fund the investment. This allows us to be responsible to the farmer and the right investment opportunities regardless of where we are at in our fundraising cycle.

AN ARRAY OF POSITIVE IMPACTS

Organic farming offers a wide range of positive impacts on the food supply, the natural environment, and the agricultural communities where farmers live and work. By purchasing our equity, you will help us expand the amount of organic acreage in our farmland portfolio, and directly facilitate our expansion and longevity of our intended impacts.

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An Array Of Positive Impacts

Transferring the Land to Organic Stewards

We believe that we are at a pivotal moment for the transfer and stewardship of American farmland. Our research indicates that the average age of the American farmer is approaching 60, and as Baby-Boomers transition out of their farming careers, it’s estimated that up to half of the farmland in the U.S. will change hands in the next two decades. Complicating this reality is the issue of finance. The National Young Farmers Coalition cites access to land and access to capital as some of the greatest barriers for young organic farmers trying to establish their own operations.

An equity investment in shares of our common stock will help us to provide a solution to the challenges faced by the next generation of farmers as they attempt to take over from older, conventional operators. We believe that this next generation is not merely a replacement tenant, but an opportunity for agricultural innovation and environmental stewardship, factors that will result in long-term productivity and sustainable profits.

We directly address the challenges faced by these farmers through our leases and mortgages. In contrast to traditional lease arrangements that usually last 1-3 years and offer no long-term security to the farmer, our financing products acknowledge the patience necessary to transition a farm to organic and maximize profit.

Our lease financing is intended to offer indefinite land security, including a path to ownership, and is structured to share in the bounty of especially profitable crop yields. Mortgage financing allows us to address the needs of farmers whose existing financing options are limited by conventional, rather than organic models. Additionally, mortgage financing allows us to impact farmland in states affected by corporate farm ownership restrictions. These designs have led to an overwhelming interest from the farming community to work with us.

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Growing Healthy Soil

We believe that chemical-dependent, conventional farming practices have taken their toll on the long-term health and productivity of American farmland. Conventionally managed farms are increasingly susceptible to wind and water-related erosion, unable to retain satisfactory amounts of moisture in drought, and consistently reliant on synthetic chemical inputs to realize any decent measure of fertility.

By contrast, the USDA defines organic as “integrating cultural, biological and mechanical practices that foster cycles of resources, promote ecological balance and conserve biological diversity.” Organic is a management system that is designed to build and maintain healthy soil, the most important long-term asset on a farm. By replacing petroleum-derived fertilizers with animal manure, cover crops and crop rotation, organic farmers manage soil health with long-term productivity and environmental sustainability in mind.

Buying shares of our common stock helps to directly contribute to our efforts to improve soil health in our growing portfolio of our farms. Healthy soil is the key to the fertility of an acre of farmland, the nutritional content of food, the health of the farm ecosystem, and the ability of the farm to perform in the face of severe climate events like drought and flood. All of these environmental advantages also make a direct impact on the productivity, and therefore profitability, of a farm.

Improving Public Health

We believe that there is a direct connection between healthy soil, healthy food and healthy people and the biodiversity in organic soil provides the necessary environment for microorganisms, bacteria and fungi that ultimately facilitate the production of nutrient rich food. The medical community has begun to highlight the imperative role of healthy food in both daily nourishment and long-term preventative care.

Research shows that persistent challenges in modern human health, including allergies, lack of immunity, and the rise of preventable disease, appear to be increasingly linked to the food we eat and the methods for producing it. The food produced from regenerative farming practices and certified organic management offer a stark contrast to products created in chemical dependent environments on large-scale conventional farms.

We have had a commitment to human health since day one, best represented by the goals and motivation of our Co-Founder and Board Chair, Dr. Stephen Rivard. Dr. Rivard sees nutritious food as the best form of preventative medicine against epidemics like heart disease, diabetes, and obesity, and is increasingly encouraged by the direct connections being made between healthy soil and a healthy planet.

Providing Economic Opportunities for Rural Communities

We believe that independently owned organic farms offer farmers, their families and their communities a path towards long-term economic prosperity. Whereas large-scale conventional operations rely heavily on sprays and automation, organic farms are required to use more manual labor to deal with weeds, pests and crop disease. As a result, organic farms are providing work opportunities to their rural communities and keep a larger percent of the money local, a stark contrast to the significant funds conventional farmers spend on chemical inputs imported from communities which are typically far away.

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An Organic Trade Association study by researchers at Penn State University entitled “Organic Hotspots” shows that organic farms create jobs, boost economic growth, increase household income and reduce the poverty rate. By offering land access to small and medium-sized farmers from the “next generation,” we have a direct impact on the human health and economic vitality in farming communities across the country.

Clean Air, Clean Water, Healthy Pollinator Habitats

Organic agriculture prohibits the use of synthetic pesticides and herbicides. These chemicals directly threaten the health of farm workers during application, pollute water sources during runoff, and create an uninhabitable environment for necessary, beneficial species like pollinators. The species of bees (including bumblebees) that are responsible for pollinating 75% of the fruit, nuts and vegetables consumed in the United States are now listed as endangered as a result of the widespread use of conventional farm pesticides.

We provide you with an alternative way to invest. Organic management creates a path to cleaner air and water, and a safety net for pollinators and other important species key to natural biodiversity. Our impacts are not limited to doing no harm; in fact, many of our farmers actively put land into conservation in buffer zones, perennial pasture and pollinator-specific habitats. Additionally, other lands operated by our tenant and borrower farmers are protected as wetlands or riparian filter strips. In effect, our commitment to organic practices protects the environment in the areas of soil health, pollinator preservation and water contamination.

Farmer Welfare

The physical and mental challenges of any farming operation should not be overlooked. Exposure to chemicals, safety hazards and financial failure pose specific risks for some conventional farmers dependent on synthetic inputs, mechanization and commodity prices. Organic management practices are intended to provide operators some respite from these challenges, and offer them a significantly more healthy way to pursue the careers they love.

Combating Climate Change

While industrialized, conventional agriculture is a known contributor to climate change, organic farmers are showing that this sector also has the ability to rectify the climate damage caused by conventional agriculture.

Our tenants and borrowers use climate smart practices like cover cropping, crop rotation and rotational pasture grazing. In addition to producing less negative impacts on the natural environment, these practices may hold some of the keys to reversing the effects from rising levels of CO2 in the earth’s atmosphere.

Research groups, including leaders like the Rodale Institute, have published studies indicating that the amount of carbon dioxide emissions that stay in the atmosphere could be significantly reduced through organic soil. In addition to holding more nutrients for food production, organic soil also contains molecules that are better suited for storing carbon for long periods of time. One Rodale Institute paper maintained that 100% of the earth’s annual emissions could be sequestered if all the earth’s agriculture

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changed our management practices to widely available and inexpensive techniques that are regenerative and sustainable.

An investment in shares of our common stock means directly supporting real-time climate change solutions, an exciting opportunity for investors looking to couple financial returns with significant environmental change.

Carbon Sequestration
Source: Rodale Institute, Regenerative Organic Agriculture and Climate Change: A Down-to-Earth Solution to Global Warming.

CERTIFICATION AND Recognition of OUR Impacts

Our commitment to impact has been reflected by a series of certifications and recognitions.

“Best in the World” B Corporation

In order to demonstrate our commitment to impact, we obtained B Corporation Certification in 2012. This certification is managed by the independent non-profit B Labs and awarded for meeting rigorous standards of social and environmental performance, accountability and transparency.

Our governance and operational achievements measured so well in the B Labs assessment that we were further recognized as “B Corps Best for Community” in 2014. A 2015 Company Re-Assessment verified greater governance, operational, and positive, real-world outcome achievements, leading to “B Corps Best for the World” awards in both 2016 and 2017.

B Corp Visuals

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ImpactAssets 50 – Selected 2012-2018

Non-profit wealth management company ImpactAssets has listed us on its list of 50 experienced impact investment firms for six consecutive years, a testament to our stability, growth and track record.

IA50 Badges

Public Benefit Corporation

At the time of the REIT conversion, we incorporated Iroquois Valley REIT into a Public Benefit Corporation, with publicly stated corporate goals of achieving social and environmental change. While the nature of our business and the purposes to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; we intend to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. We manage our business in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures. As a result of our status as a public benefit corporation, Iroquois Valley REIT may not maximize financial gain, and consequently, could reduce the value of shares of our common stock offered hereby.

Investment Summary

Our Business Progression - Founding and Early History

We began as an active response to the chemical-dependent farming, unhealthy eating and irresponsible lending that was apparent to co-founders David Miller and Dr. Stephen Rivard in the time leading up to the 2008 financial crisis. The founders were longtime friends from the Chicago area with family roots in conventional agriculture. Both founders were motivated to change problems in farming, food and finance that they had witnessed and been affected by.

Our journey began in 2007 with our first farm acquisition (Hoekstra) in Iroquois County, Illinois. In 2008, the same ten investors purchased a second farm (Martin) in Iroquois County. These two farms have since been renamed Iroquois Valley East and West, respectively. Both properties were transitioned from conventional operations to certified organic farms during the USDA mandated three-year transition period.

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Development of Iroquois Valley

Scaling a Popular Model

After establishing a model for raising capital, purchasing land, and partnering with farmers that would transition the farms to organic, we started expanding with the support of new investors and new farmers in different counties and states. By December 2013, we were owned by 100 investors, all motivated to financially support independent farmers and facilitate the expansion of organic agriculture. Most notably, the emerging base of investment support was willing to align their capital with the long-term needs of the farmers, a key to the model’s success.

Capital Aligned With the Farmers

The “buy and hold,” generational approach to farmland investment is a distinguishing characteristic of ours. With a corporate structure that requires investors to sell or redeem shares rather than force asset liquidation (as is usually the case in a traditional fund) we are able to make open-ended lease commitments to farmers. From the farmers’ perspective, this compares quite favorably to other landlord relationships that only define what will happen in the immediate future and have no provisions for exiting investors that could force a land sale. Our model has the added benefit of offering the type of land security that incentivizes farmers to manage the asset to its future value for eaters, farmers and investors alike.

Iroquois Valley REIT has over 300 equity investors and Iroquois Valley LLC has over 100 promissory note issuances, both directly supporting farmers through long-term capital commitments, resulting in the expansion of organic acreage in farm communities across 14 states.

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OUR PORTFOLIO

We have a portfolio of 59 organic farmland investments. This portfolio covers 42 counties across 14 different states. The biggest investment class of the portfolio is owned farmland with 40 farms acquired since 2007 (38 as the offering date with 2 successful divestitures since inception). Recently we started growing a new segment of our investment portfolio: mortgage loan financing. We have completed 22 mortgage loan investments since February 2016 when we completed our first mortgage loan. One mortgage loan has already been paid off for a total of 20 in the current portfolio.

As noted earlier, we develop strong relationships with our farmer tenants and borrowers. We follow each farmer’s development and progress with both formal and informal communication. This includes in-person meetings, phone calls, electronic communication and formal reports. Under most of our leases, the tenants are required to provide annual production reports. These are reviewed to assess whether any variable rent is due (if applicable for the lease). On our mortgage loan investments, we have annual (and sometimes semi-annual) financial reporting requirements. We do not require tax returns or updated business plans from our tenants and borrowers, although those are occasionally provided for review. The regular communication and material allows us to evaluate credit quality and risks.

The series of tables below provide details of our current investments.

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The first table provides an overview of the farms owned by us in our portfolio as of the date of this offering circular.

Property Name	County	State	# Acres	Type of Farm	Title	Encumbrances	Organic Status	Year Acquired
Iroquois Valley East	Iroquois	IL	81	Grains/Legumes	Fee Simple	Note (1)	Organic	2007
Iroquois Valley West	Iroquois	IL	160	Grains/Legumes	Fee Simple	Note (1)	Organic	2008
Denker	Livingston	IL	225	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2011
Pleasant Ridge	Livingston	IL	76	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2011
Old Oak	Huntington	IN	121	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2012
Rock Creek	Will	IL	80	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2012
Hedge Creek	Will	IL	80	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2012
Red Oak	Boone	IN	115	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2013
MooJack	Montgomery	IN	130	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2013
Shiawassee	Shiawassee	MI	238	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2013
Mary Ellen’s	Iroquois	IL	115	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2013
One Bottom	Iroquois	IL	40	Grains/Legumes	Fee Simple	Note (1)	Organic	2013
Sparta Woods	Noble	IN	166	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2013
Union Fair	Knox	ME	180	Dairy	Fee Simple	None	Organic	2013
Healing Ground	Rockcastle	KY	110	Other/Specialty	Fee Simple	None	None	2014
Two Roads	Shelby	IL	240	Grains/Legumes	Fee Simple	Mortgage Lien	Organic	2014
Mystic River	Monroe	WV	175	Dairy	Fee Simple	None	Organic	2014
Brindle	Allen	IN	65	Grains/Legumes	Fee Simple	None	Transitional	2014
Lakeville	St. Joseph	IN	259	Grains/Legumes	Fee Simple	Mortgage Lien	Transitional	2014
Mackinaw	Ford	IL	114	Grains/Legumes	Fee Simple	None	Transitional	2014
South Grove	DeKalb	IL	77	Grains/Legumes	Fee Simple	Mortgage Lien	Transitional	2015
Saginaw Bay	Tuscola	MI	230	Grains/Legumes	Fee Simple	None	Organic	2015
Jubilee	Elkhart	IN	53	Grains/Legumes	Fee Simple	None	Transitional	2015
Yoder	Allen	IN	79	Grains/Legumes	Fee Simple	None	Transitional	2015
Tower Road	Dekalb	IL	80	Grains/Legumes	Fee Simple	Mortgage Lien	Transitional	2015
Bahasaba	Hill	MT	320	Grains/Legumes	Fee Simple	None	Organic	2016
Lake Wawasee	Noble	IN	99	Grains/Legumes	Fee Simple	None	Transitional	2016
Tippecanoe	Kosciusko	IN	116	Grains/Legumes	Fee Simple	None	Transitional	2016
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Susquehanna	Chenago	NY	280	Dairy	Fee Simple	None	Organic	2016
Creambrook	Augusta	VA	215	Dairy	Fee Simple	Mortgage Lien	Transitional	2017
Flat Rock	Seneca	OH	416	Grains/Legumes	Fee Simple	Mortgage Lien	Transitional	2017
Battle Creek	DeKalb	IL	160	Grains/Legumes	Fee Simple	Mortgage Lien	Transitional	2017
Cottonwood	Hill	MT	960	Grains/Legumes	Fee Simple	None	Transitional	2017
South Fork	Livingston	IL	267	Grains/Legumes	Fee Simple	Mortgage Lien	Transitional	2017
White River	Daviess	IN	240	Grains/Legumes	Fee Simple	Mortgage Lien	Transitional	2018
Hidden Pasture	Schoharie	NY	112	Dairy	Fee Simple	None	Transitional	2018
Ten Mile	Lucas	OH	57	Grains/Legumes	Fee Simple	None	Transitional	2018
Hi-Line	Hill	MT	2,208	Grains/Legumes	Fee Simple	None	Organic	2019

(1) Iroquois Valley East, Iroquois Valley West and One Bottom, along with Two Roads, will be used to secure the new revolving credit facility that will be effective on May 1, 2019.

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The following table sets forth the nature and of our title to, the liens and encumbrances against, and the current payment provisions on secured loans related to the farmland that we own.

Property Name	Encumbrance	Original Principal Mortgage Amount	Interest Rate	Interest Rate Mechanics	Prepay Penalty	Maturity Date	Balance as of 12/31/16	Balance as of 12/31/17	Balance as of 12/31/18	Balance Due at Maturity

Denker	Mortgage Lien	$606,000	3.60%	Adjustable	No	Jan-42	$548,092	$535,181	$521,735	$0
Old Oak	Mortgage Lien	$420,250	3.70%	Adjustable	No	Apr-43	$391,535	$382,631	$373,394	$0
Rock Creek (1)	Mortgage Lien	$250,250	3.70%	Adjustable	No	Apr-43	$233,151	$227,848	$222,348	$0
Hedge Creek (1)	Mortgage Lien	$312,000	3.70%	Adjustable	No	Jun-43	$290,681	$284,071	$277,213	$0
Red Oak	Mortgage Lien	$350,000	3.60%	Adjustable	No	Jun-43	$327,544	$320,520	$313,205	$0
MooJack	Mortgage Lien	$350,000	3.60%	Adjustable	No	Jun-43	$327,544	$320,520	$313,205	$0
Mary Ellen’s (1)	Mortgage Lien	$262,500	3.40%	Adjustable	No	May-44	$249,515	$243,997	$238,284	$0
Two Roads & Pleasant Ridge (1)	Mortgage Lien	$1,436,000	4.50%	Fixed	No	May-19	N/A	$536,000	$236,580	$236,580
Creambrook	Mortgage Lien	$610,000	3.45%	Adjustable	No	Nov-47	N/A	$610,000	$598,144	$0
Flat Rock	Mortgage Lien	$1,395,000	3.45%	Adjustable	No	Nov-47	N/A	$1,395,000	$1,367,887	$0
South Grove	Mortgage Lien	$250,000	4.10%	Float	No	Nov-20	N/A	N/A	$250,000	$250,000
Battle Creek	Mortgage Lien	$680,000	3.55%	Adjustable	No	Nov-27	N/A	$680,000	$680,000	$488,254
South Fork	Mortgage Lien	$1,033,500	3.70%	Adjustable	No	Apr-48	N/A	$1,033,500	$1,023,708	$0
White River (1)	Mortgage Lien	$1,000,000	4.60%	Adjustable	No	Oct-48	N/A	N/A	$1,000,000	$0
							$2,368,062	$6,569,268	$7,415,703	$974,834

(1)	The loans secured by the Rock Creek, Hedge Creek, Mary Ellen’s, Two Roads, Pleasant Ridge Farms (one loan secured by both farm properties), and White River have been paid-in-full as of the offering date. A lien on Two Roads will be reestablished for the new revolving credit facility.

In addition to the mortgage liens supporting the secured borrowings noted in the table above, we have six farms with mortgage liens supporting undrawn revolving lines of credit. Iroquois Valley East, Iroquois Valley West, Mary Ellen’s, One Bottom, Two Roads and Lakeville collectively secure $3,500,000 in revolving credit capacity across three separate facilities (including the new revolving credit facility). Shiawassee and Sparta Woods also have liens supporting the soon to be replaced credit lines.

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The following table provides an overview of the lease terms of farms owned by us in our portfolio as of the date of this offering circular.

Property Name	Leased Acreage	Lease Term # Years	Expiration	Renewal Rights	Rent Payments	Base Rent 2018	Farmland Tax
Iroquois Valley East & West	241	5	Apr-21	2 year extension	semi-annually	$57,940	$—
Denker	225	5	Jun-21	2 year extension	semi-annually	$50,798	$—
Pleasant Ridge	76	4	Dec-20	2 year extension	semi-annually	$18,120	$—
Old Oak	121	2	Dec-19	2 year extension	semi-annually	$30,240	$3,447
Hedge Creek & Rock Creek	160	5	Dec-20	2 year extension	semi-annually	$25,912	$6,217
Red Oak	115	2	Dec-19	2 year extension	semi-annually	$28,569	$2,738
MooJack	130	2	Dec-19	2 year extension	semi-annually	$35,346	$3,458
Shiawassee	238	2	Dec-19	2 year extension	semi-annually	$9,210	$3,491
Mary Ellen’s and One Bottom	155	5	Dec-20	2 year extension	semi-annually	$43,745	$3,746
Sparta Woods	166	5	Dec-20	2 year extension	semi-annually	$33,552	$6,638
Union Fair	180	5.5	Mar-21	2 year extension	monthly	$24,126	$9,550
Healing Ground	110	4.5	Dec-18	2 year extension	semi-annually	$4,566	$715
Two Roads	240	N/A	N/A	Year-to-year	var. post crop sales	N/A	N/A
Mystic River	175	8	May-26	2 year extension	monthly	$4,200	N/A
Brindle	65	5	Dec-19	2 year extension	semi-annually	$17,728	$2,096
Lakeville	259	5	Dec-19	2 year extension	semi-annually	$75,298	$8,173
Mackinaw	114	3.5	Dec-19	2 year extension	semi-annually	$35,563	$2,629
South Grove	77	4.5	Dec-19	2 year extension	semi-annually	$25,344	$3,319
Saginaw Bay	230	4.5	Dec-19	2 year extension	semi-annually	$62,763	$5,770
Jubilee	53	5	Dec-20	2 year extension	semi-annually	$16,801	$1,341
Yoder	79	5	Dec-20	2 year extension	semi-annually	$18,780	$2,351
Tower Road	80	5	Dec-20	2 year extension	semi-annually	$28,717	$3,188
Bahasaba	320	4.5	Dec-20	2 year extension	semi-annually	$7,890	$878
Lake Wawasee	99	4.5	Dec-20	2 year extension	semi-annually	$24,180	$3,766
Tippecanoe	116	4.5	Dec-20	2 year extension	semi-annually	$28,430	$2,718
Susquehanna	280	5	Sep-21	2 year extension	monthly	$23,448	$18,636
Creambrook	215	5	Apr-22	2 year extension	monthly	$61,788	$377
Flat Rock	416	4.5	Dec-21	2 year extension	semi-annually	$34,763	$12,421
Battle Creek	160	5	Dec-22	2 year extension	semi-annually	$48,174	$5,691
Cottonwood	960	10	Dec-27	2 year extension	semi-annually	$10,432	$5,698
South Fork A	88	5	Dec-22	2 year extension	semi-annually	$25,892	$1,635
South Fork B	179	5	Dec-22	2 year extension	semi-annually	$33,873	$4,310
White River	240	5	Dec-22	2 year extension	semi-annually	$66,874	$4,075
Hidden Pasture	112	8	Jul-26	2 year extension	monthly	$6,620	$3,305
Ten Mile	57	5	Dec-23	2 year extension	semi-annually	NA	NA
Hi-Line	2,208	10	Dec-28	2 year extension	semi-annually	NA	NA
	8,739					$1,019,684	$132,377

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The following table provides an overview of the farms mortgage loan investments made by us and held as assets in our portfolio as of the date of this offering circular.

Borrower Farm Name	County	State	Position		# Acres	Type of Farm	Organic Status	Loan Year	Original Loan Amount	Interest Rate	Interest 2018	Principal Balance at 12/31/18	Prepayment Penalty?	Maturity Date	Balance Due at Maturity (at issuance)

Mint Creek	Ford	IL	1	st	225	Non-Dairy Livestock	Organic	2016	$1,250,000	5.00%	$63,244	$1,247,467	No	12/31/2020	$1,250,000
Local Farms Fund	Columbia	NY	1	st	27	Non-Dairy Livestock	None	2016	$175,000	4.00%	$7,097	$175,000	No	6/30/2019	$175,000
Fair Acres	Marion	IA	1	st	320	Non-Dairy Livestock	Transitional	2016	$1,500,000	5.00%	$76,042	$1,500,000	No	12/31/2021	$1,500,000
Yker Acres	Carlton	MN	1	st	160	Non-Dairy Livestock	None	2016	$350,000	5.00%	$17,700	$349,156	No	10/5/2036	$229,156
Beyercrest	Winona	MN	1	st	320	Dairy	Organic	2017	$1,400,000	5.00%	$70,972	$1,400,000	No	1/31/2022	$1,400,000
Beyercrest	Winona	MN	2	nd	—	Dairy	Organic	2019	$400,000	6.00%	N/A	N/A	No	3/1/2029	$360,503
Minnawanna	Olmstead	MN	1	st	320	Dairy	Organic	2017	$356,000	5.85%	$20,826	$356,000	No	2/28/2022	$356,000
Engelhard Family	Tuscola	MI	1	st	160	Row Crop	Organic	2017	$900,000	5.00%	$45,000	$900,000	No	2/1/2027	$900,000
Engelhard Family	Tuscola	MI	2	nd	—	Row Crop	Organic	2017	$100,000	5.50%	$5,362	$96,404	No	3/1/2022	$75,424
Boone County	Boone	IA	1	st	77	Other / Specialty	Organic	2017	$540,000	5.50%	$29,700	$540,000	No	6/1/2022	$540,000
Boone County	Boone	IA	2	nd	—	Other / Specialty	Organic	2018	$90,000	5.75%	$3,628	$89,661	No	6/1/2022	$90,000
Diamond L	Huron	OH	1	st	12	Row Crop	Transitional	2017	$75,000	5.25%	$3,937	$74,977	No	5/1/2022	$75,000
Main Street Project	Dakota	MN	1	st	40	Non-Dairy Livestock	Transitional	2017	$300,000	5.00%	$14,250	$300,000	No	5/31/2022	$300,000
Vermont Natural Beef	Rutland	VT	1	st	307	Non-Dairy Livestock	Organic	2017	$787,500	5.50%	$43,313	$787,500	No	7/31/2022	$787,500
Sunset Ridge	Vernon	WI	1	st	197	Dairy	Organic	2018	$925,000	5.50%	$44,208	$925,000	No	2/28/2023	$925,000
Sunset Ridge	Vernon	WI	2	nd	—	Dairy	Organic	2018	$125,000	5.50%	$5,809	$118,776	No	2/28/2023	$101,080
Rocky Road	Fayette	IL	1	st	312	Dairy	Organic	2018	$1,350,000	5.50%	$53,160	$1,349,924	No	5/1/2028	$1,205,099
Sheldon Flatts	Madison	NY	1	st	220	Dairy	Organic	2018	$363,750	5.50%	$10,726	$363,750	Yes	7/1/2023	$363,750
Sheldon Flatts	Madison	NY	2	nd	—	Dairy	Organic	2018	$97,000	5.50%	$2,818	$97,000	No	7/1/2023	$55,909
Singing Prairie	Lincoln	ME	1	st	206	Non-Dairy Livestock	Transitional	2018	$416,250	5.50%	$11,572	$416,250	No	7/1/2023	$416,250
Richview	Washington	NY	1	st	101	Dairy	Organic	2018	$500,000	5.25%	$11,373	$490,426	No	8/1/2028	$0
Featherstone	Winona	MN	1	st	119	Other / Specialty	Organic	2018	$369,785	6.00%	$7,456	$369,785	No	9/1/2028	$332,555
Pasturage	Oceana	MI	1	st	40	Non-Dairy Livestock	Transitional	2018	$62,500	5.75%	$825	$61,974	No	11/1/2048	$—
Meadowlark	Iowa	WI	1	st	129	Other / Specialty	Organic	2018	$428,000	6.00%	$2,844	$428,000	No	12/1/2028	$428,000
Mariposa	Washington	NY	1	st	100	Non-Dairy Livestock	Transitional	2019	$148,000	5.75%	N/A	N/A	No	3/1/2034	$—
Diamond H	Wabasha	WI	1	st	309	Row Crop	Transitional	2019	$870,000	6.00%	N/A	N/A	No	2/28/2039	$503,052
									$13,878,785		$551,863	$12,437,050			$12,369,278

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Growth Opportunities

Our track record of building trust and sharing risk with farmers has created a consistent stream of inquiries from independent operators looking for the right source of capital to finance long-term access to land. As a result, we are able to select the most advantageous opportunities. The result is leases and mortgages that offer attractive risk profiles, good business opportunities and additional diversification to the portfolio of organic farms.

Investment Strategy

We do not look for particular farmland to purchase. Instead, our land acquisition strategy is reactive to the geographic and operational needs of existing organic farmers. We have become well known in the organic farming community through word-of-mouth, event sponsorship, community networking and our newsletter and website. The continued interest amongst farmers in our company is a testament to our existing relationships with operators and our track record of honesty and mutual financial success.

Taking Over for Existing Landlords

We initially worked with mid-size family farmers in the Midwest. In some instances, these farmers were already leasing land that was acquired by us and we were merely replacing the previous owner while keeping the farm family on land they had been tending for generations. Most frequently, we purchase farmland that was previously farmed conventionally and leasing it to an organic farmer who will bring the property through an organic transition and obtain USDA Organic certification.

Targeting the “Next Generation”

We are committed to working with farmers who provide great partnership opportunities but have the most significant needs for access to land. This group is headlined by millennials, the next generation of farm stewards who will be responsible for repairing the agricultural system, producing nutritious food for the growing population, and farming successfully in the face of severe and changing climate.

We created the Young Farmer Land Access Program with these next generation farmers in mind. The Program highlights our commitment to partnering with young operators. Although millennial farmers are under 40, many are from multi-generation farm families, have extensive on-farm experience, and are looking to expand an already successful organic operation. These opportunities present attractive risk profiles to us and offer investors in our shares of our common stock direct exposure to the next generation of stewards on the land. Between 2012 and 2018, we impacted young farmers by purchasing and leasing to them over $20 million of farmland, representing land access on 3,207 acres.

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Acres Purchased For Young Farmers

Expansion Through Mortgages

In 2016, we began to offer intermediate farm mortgages for three primary reasons:

(1)	diversify and enhance overall credit risk of the portfolio;
(2)	increase income; and
(3)	develop and scale new markets.

From a diversification standpoint, mortgages enable us to expand our geographic footprint to states that prohibit corporate ownership of farmland, including Iowa, Wisconsin, Minnesota and more. Using mortgages to work with farmers in new geographies results in we diversify risk across categories, including crop variety, operator experience and credit profile.

From a financial standpoint, mortgages offer us a significant and consistent revenue stream in the years directly after acquiring new land. Whereas our lease agreements combine a base lease with a variable component that kicks in during higher revenue years, the mortgage agreements are intended to provide us with a higher fixed return for an immediate, albeit shorter, term. While leasing is essentially 100% financing, the mortgages normally required a 25% equity position provided by the borrower. The farms mortgaged through financings are more likely to be stabilized operations that are the foundation of the family business.

We are excited by the addition of mortgages to the overall portfolio, but anticipate mortgages will remain a minority portion of our total assets. Our board has outlined a strategy that allows mortgages to comprise a maximum of 35% of the total assets.

A Growing Pipeline of New Opportunities

We anticipate using these offering proceeds for new farmland investments, including the acquisition of farmland and mortgage financings secured by farmland. Below is the pipeline of active investment opportunities (committed and evaluating) that we currently have under review.

In addition to the four potential transactions below, which total approximately $4 million, we have a growing set of opportunities in development. This includes capital specifically allocated for regional

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expansion, supporting existing farmer relationships and supporting investments in the development or preliminary stage of the pipeline. We believe we could spend $50 million on organic farmland investments over the next two years with sufficient capital support.

Pipeline of Active Opportunities (Committed and Evaluating)
Farm Location	Type of Operation	Purchase / Finance	Acres	Amount
Union, WV	Organic Dairy Farmstead	Mortgage (Purchase)	8	135	k
McLeod County, MN	Organic grains and legumes	Mortgage (Purchase)	160	600	k
Tuscola County, MI	Organic grains and legumes	Purchase & Lease	130	975	k
Iowa County, WI	Organic, heirloom and specialty grains	Mortgage (Purchase Financing)	648	2	MM
			Total:	$3,710,000

Competition

While we believe that we have no direct competitors—investment entities focused on supporting independent organic family farmers. Indirectly, we compete with a variety of REITs and funds focused on agricultural investments. Two public REITs, Gladstone Land Corporation (LAND) and Farmland Partners Inc. (FPI), are notably focused on agricultural investments. In the last annual report issued as of this Offering (the 2018 report), LAND noted 3 farms purchased over the prior two years had organic production and makes no other mention of organic across the 85 farm portfolio. In the annual report, LAND stated 2018 results which included a net income of $2.7 million and total assets of approximately $565 million. FPI makes no mention of organic in its 2018 annual report, the most current as of the offering date. In the report FPI stated 2018 net income of $14 million ($0.03 per share) on a $1.140 million asset base.

We believe that we are distinguished from the public farmland REITs due to our focus on organic operations and strong earnings. In addition to the public companies, the management team knows of several private investment entities focused on agriculture. There are limited details to share on private companies that are not required to publicly state information. There may also be private individuals or entities for which we have no knowledge of their existence.

Delinquency and Rental Loss

Experienced Operators from the Outset

We intentionally established the Company with multi-generational farm families. In the first six-years of operation, all initial tenants were at least third generation on the farm. During those early years, credit loss

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was not an option and a conservative approach was taken. As a result, there was a 100% farmer retention rate until 2015.

As the business developed and became profitable, we started working with first and second generation farm families. At the same time, geographic and operational diversification increased to mitigate the increased credit risk. Today, we have a very diverse mix of farmer experience throughout the portfolio. Management focuses a sizeable amount of time mitigating the difficult economics of an organic transition, especially for newer farmers, where the highest risk delinquency lies. We anticipate further support for transitioning and next generation farmers, while also recapitalizing (through refinancing) the more established operations actively growing their existing businesses.

Historical Vacancies

Given that our core tenants and borrowers are multigenerational farm families with established businesses, we have only had two vacancies on leased land in our eleven-year history. One vacancy was caused by factors completely unrelated to farm operations (after a near-death injury, the previous tenant decided that he was no longer capable of handling the physical rigors of farming). Both of the farms have been subsequently re-leased (see below). It is our policy to keep all farms leased on long-term, renewable contracts. If a tenant is unable to pay, declaring a default and re-leasing the land to another tenant is the last resort. Instead, we will generally try to improve the land or structures to support the tenant. Examples of improvements include drainage, storage, soil amendments, etc.

Historical Lease Vacancies
Farm	State	Tenant Generation		Vacancy Year	Resolution
Union Fair	ME	2	nd	2015	Re-leased
Rock Creek / Hedge Creek	IL	3	rd	2015	Re-leased

Reserves and Past Due Accounts Receivable

As of the date of the offering, we have two tenants in the “default” risk rating category. We deem the risk of collection in both those situations as high. Additionally, we have two tenants in the “at-risk” category. We have no tenants on our “watch” list. We have established an accounts receivable reserve of approximately $111,000 as of March 31, 2019 to account for future uncollectible receivables for these doubtful collections and other uncollected accounts receivable. This reflects an increase in the reserve by $22,000 compared to December 31, 2018. We are reserving against all future receivables related to the three tenants in the default category and working to find a suitable resolution. Collection of past due amounts is not guaranteed.

As of the date of the Offering, we have $304,608 of rent receivables (gross) that are over 60 days past due.

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Past Due Rent Receivables (Consolidated)
60-89 Days	90-120 Days	120+ Days	Total
$7,787	$193,638	$103,184	$304,608

Many of our leases are structured as semi-annual payments. Frequently, we will allow for deferment of the mid-year and year-end payment to allow for proceeds from the sale of the year’s harvest to cover rent. As of the offering date, we have over $200,000 of accounts receivable for which we are allowing deferment. Our experience has been that this type of past due receivable is fully collectible. (Note that variable rent payments are not due until production is sold. In prior reporting periods this has been recorded in accounts receivable. Starting in the financial statements for fiscal year 2018, variable rent is recorded in accrued revenue, which we believe more accurately reflects the payment terms). The following chart provides a breakdown of past due amounts by tenant and the associated risk rating as of the Offering.

Tenants with 60+ Day Delinquencies
Production	County, State	Amount ($)	Risk Rating	Collection Risk	Notes

Organic Grain	Daviess, IN	$4,075	performing	Low	Underpayment
Organic Grain	Various, IN	67,780	performing	Low	Temporary Delay
Organic Grain	Hill, MT	12,449	performing	Low	Temporary Delay
Organic Grain	Seneca, OH	119,717	performing	Low	Temporary Delay
	Low Subtotal	204,021

Other/Specialty	Rockcastle, KY	7,778	at-risk	High	Recent Payment
Organic Grain	Ford, IL	19,396	default	High	Undeclared Default
Organic Dairy	Chenango, NY	18,563	default	High	Declared Default
Organic Dairy	Union, ME	54,850	default	High	Undeclared Default
	High Subtotal	100,587

60+ Day Delinquency Total		$304,608

The 60+ day delinquency represents less than 1% of the Company asset base and is consistent with historical delinquency ratios. As of the offering date, a recent collection was made for both Union Fair Farm in Union, ME and at Healing Ground Farm in Rockcastle, KY. Despite these collections, we still deem the collection risk as high as of the offering date.

Loan Loss Reserves

We use a four tier rating for assessing credit risk with our mortgage note receivables (performing, watch at-risk, and default). As of the offering date, we have two borrowers on watch and one borrower, Sheldon Flatts Farm, located in Madison, NY, in default. The remaining loans are all performing. Based on this risk assessment, we reserved approximately $85,000 against the balance of our mortgage note receivables. Approximately 80% of the reserve relates to Sheldon Flatts Farm, which remains vacant as of the offering. At this time there is not enough information to assess whether a formal write-off is necessary and the reserve may not adequately address potential losses we could incur. Management is monitoring this situation closely and will make reserve changes or write-offs when more information is available.

Reserves and Past Due Interest Receivable

Of the non-performing borrowers, we are fully reserving against the default borrower, Sheldon Flatts Farm, and have modest interest receivable reserves for two borrowers on the watch list. We have established an interest receivable reserve of $21,662 to account for future uncollectible interest receivables. This represents a $5,000 increase compared to December 31, 2018. We are proceeding with a foreclosure process with Sheldon Flatts Farm.

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As of the date of the offering, we had $27,615 in interest receivables (gross) over 60 days past due.

Past Due Interest Receivables (Consolidated)
60-89 Days	90-120 Days	120+ Days	Total
$8,969	$8,115	$10,531	$27,615

The past due amounts reflect outstanding payments from the three non-performing borrowers. We believe that amounts due from the two borrowers on watch are fully collectible. We have declared the second borrower, Sheldon Flatts Farm, in default and we are reserving against all future receivables related to the Sheldon Flatts Farm.

Borrowers with 60+ Day Delinquencies
Production	County, State	Amount ($)	Risk Rating	Collection Risk	Notes

Non-Dairy Livestock	Ford, IL	$10,742	watch	Low	Cash Timing
Non-Dairy Livestock	Carlton, MN	2,150	watch	Low	Cash Timing
Organic Dairy	Madison, NY	14,723	default	High	Foreclosure

60+ Day Delinquency Total		$27,615

Reserve Details and 2018 Bad Debt Bridge

Starting in 2018, we changed our reserve methodology to use the investment-level risk rating as the basis for our calculations, resulting in reserves being calculated on a farm-by-farm basis. Prior to 2018 our reserves were calculated on a portfolio basis without a specific farm-level allocation. The tables below outline the detail behind the reserves as of December 31, 2018 and December 31, 2017 as well as provide a breakdown of the bad debt expense for the fiscal year ending December 31, 2018. The bad debt expense of $195 thousand for the year represents less than 0.5% of the invested asset basis (the sum of gross real estate assets and gross mortgage loan receivables).

Reserves as of 12/31/18		Reserves as of 12/31/17 (4)
Accounts Receivable		Accounts Receivable	$33,000
Other Specialty - Rockcastle, KY	$15,778	Interest Receivable	0
Organic Dairy - Union, ME	52,585	Loan Loss	0
Organic Dairy - Schoharie, NY	602	Total Reserves	$33,000
Organic Dairy - Chenango, NY	2,106
Organic Grain - Seneca, OH	17,958
Total Accounts Rec. Reserves (1)	$89,029
		Rent Forgiveness (5)
Interest Receivable		Organic Grain - Will, IL	$12,049
Non-Dairy Livestock - Ford, IL	$1,057	Organic Grain - Shiawassee, MI	12,269
Non-Dairy Livestock - Carlton, MN	535	Total Rent Forgiveness	$24,318
Organic Dairy - Fayette, IL	2,166
Organic Dairy - Madison , NY	12,628
Total Interest Rec. Reserve (2)	$16,386
		Bad Debt
Loan Loss		Increase in Accounts Rec. Reserves	$56,029
Non-Dairy Livestock - Ford, IL	$12,475	Increase in Interest Rec. Reserve	16,386
Non-Dairy Livestock - Carlton, MN	3,492	Increase in Loan Loss Reserves	98,578
Organic Dairy - Fayette, IL	13,499	Rent Forgiveness	24,318
Organic Dairy - Madison , NY	69,113	2018 Bad Debt Expense	$195,311
Total Loan Loss Reserve (3)	$98,578

Total Reserves	$203,992

Note: Locations noted above reflect county and state of each investment
(1) $110,702 as of March 31, 2019.
(2) $21,662 as of March 31, 2019.
(3) $85,079 as of March 31, 2019.
(4) Calculated on a portfolio basis.
(5) Represents two farms in which the company lowered the past due rent from the fiscal year ending December 31, 2017. The rent reduction/forgiveness was recorded in bad debt expense for the year.

Triple Bottom Line Impact Investing

We focus on regenerative and organic agriculture that positively impacts the health and sustainability of food systems, farming communities and the environment. Additionally, we support family farms and helps them successfully transition into the next generation of sustainable farmers. The following is a breakdown of our ongoing activities specifically targeting social, environmental and financial returns.

Vision Statement

We have adopted corporate ownership as the most generationally focused, indefinitely scalable and democratically governed structure suitable to our vision of permanently impacting sustainable agriculture. Embodied in this vision are the following seven guiding principles.

I.	Enable the next generation of young farmers to positively impact world health.
II.	Farm with healthy, humane and organic practices without GMOs, toxic pesticides, herbicides, fungicides, synthetic fertilizers or other harmful chemicals.
III.	Keep the farmers on the land by indefinitely renewing their leases and preferentially selling to the farm tenant. Members trade “stock” not land.
IV.	Grow a broad-based capital membership, reaching thousands of like-minded investors concerned about the health of people, the planet and financial stability.
V.	Transition traditional investment capital from conventional trading and extractive practices to renewable and regenerative uses.
VI.	Maintain a fairly valued, democratically governed enterprise enabling both Members and farmers to enjoy a stable and profitable return on their farming investment.
VII.	Protect farmland.

Annual Impact Report

We release an annual “Impact Report” to accurately articulate our mission and to measure the results of the goals outlined in the Vision Statement above.

Public Benefit Corporation

During the transition to a REIT structure, we incorporated Iroquois Valley REIT as a public benefit corporation, a legal designation under Delaware law that signifies Iroquois Valley REIT operates with recognition and consideration for other stakeholders. This status emphasizes our commitment to the triple-bottom-line.

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Certified B Corporation

We were first certified as a B Corporation by the non-profit industry group B Labs in August 2012. The certification reflected our meeting rigorous standards of social and environmental performance, accountability and transparency. Since being certified, we have been recognized with subsequent awards for outstanding scores during B Labs’ annual assessment, including “Best in the Community” in 2014 and “Best in the World” in 2016.

Director of Impact

Our Vision Statement, and the associated steps in shaping and implementing this vision, are maintained by our “Director of Impact”. The creation and funding of this position is a further representation of our commitment to creating impact, measuring our effectiveness, and making it last.

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INDUSTRY OVERVIEW AND MARKET OPPORTUNITY

The Organic Market

The growing demand for organic food and the price premium for certified organic products are fundamental to our business model. As more food consumers realize the multi-faceted benefits of consuming nutritious, sustainably produced food, the outlook improves for us, our farmer-partners and our stockholders.

Organic Demand Continues to Grow

Research indicates that the organic market in the United States has approached the $50 billion mark, with $45 billion attributed to the consumption of organic food. This has been driven largely by millennials, a group increasingly concerned with the quality, source and nutrition of the food they eat and feed their children.

American interest in organic food is mirrored in the international market, where sales have approached $100 billion dollars and the compound annual growth rate is expected to be above 15% over the next five years, though such growth is not guaranteed.

U.S. Organic Food Sales ($ in billions)
Source: Organic Trade Association.

Profitability of Organic Farming Operations

Organic farmers earn 22-35% more than non-organic farmers. A global study released in 2015 by the Proceedings of the National Science Academy indicated that the organic break-even premium --the price premium needed by organic production to make the same profit as conventional farmers -- is only 5-7%, but that most organic production has a 30% price premium. This gives organic farmers a significant edge in profitability versus conventional farmers. This data had previously been collaborated by the USDA. The National Agricultural Statistics Service (“NASS”) released a 2010 organic survey on 2008 farm data that concluded organic farms have profits averaging $46,000. This figure is nearly twice as much as farm

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profits from the 2007 Census of Agriculture, which showed that across all farms, the average profit was $25,000.

USDA – Average Farm Profit
Source: USDA 2010 Organic Agriculture Survey and 2007 Census of Agriculture.

These findings are further independently supported by the 30-year Rodale Farm Systems Trial, as previously mentioned in “Investment Highlights.” The Rodale research further determined that organic farm yields match those of conventional farms, organic farms outperform conventional farms in years of drought, organic farming systems build rather than deplete soil organic matter, organic farming uses 45% less energy, and conventional systems produce 40% more greenhouse gases.

Organic farms, in addition to being more profitable and better for the environment, are also better for each farm’s respective local economy. Based on a report from the Organic Trade Association, the organic food industry created over 500,000 jobs in 2010. Furthermore, the use of organically produced ingredients generates 21% more jobs than would have been created if the food industry had relied solely on conventional farms for its ingredients. One of the major reasons for the improvement in job creation with organics versus conventional foods is the additional labor needed to farm organically. . Much of this additional labor on an organic farm replaces the use of pesticides, fuel and other synthetic inputs. Payment made to additional farmhands instead of chemicals leads to more money entering the local economy and not transferred to non-resident chemical manufacturers.

Farm Entrepreneurs

American demand for organic food has led to increased supply, much of which is being sourced internationally and may not represent the highest standard of production, as illustrated by significant imports of “counterfeit organic” grain from Eastern Europe in 2017. The global trade of “organic” products can cause domestic producers to experience the effects of downward price pressures. As such, we seek partnerships with business-savvy farmers looking to capture as much value as possible in the marketplace.

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In addition to selling into wholesale markets, our revenue has been buoyed by farmers marketing direct-to-consumer, creating added-value products, contract producing for companies with price guarantees (such as Organic Valley), and selling into local grocery stores that command price premiums.

Although our farmers are not immune to the market dynamics of the national organic market, the business sense and entrepreneurial spirit represented throughout the portfolio offer investors additional opportunities to benefit from current consumer trends.

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MANAGEMENT

We treat the production of healthy foods on living soils as an ongoing business, not as a fund or specialized trading operation. As an operating company, we are able to utilize the extensive corporate experience of our staff. Our three executive officers (CEO, COO CFO) of our operating subsidiary, Iroquois Valley LLC, have nearly 100 years of combined corporate and investment management experience (see below).

We believe that our management’s experience is appropriately applied to managing risk factors and strategic planning for a growing industry that has few models to follow. Our management team actively manages the business for geographic, tenant, production and overall capital diversification. Our operating subsidiary’s management team reports to our diverse nine member board of directors with business, finance, farming, advocacy and health care expertise.

Executive Management Team
Name	Position	Background	Experience
David Miller	CEO	Corporate Finance and Real Estate	43 years
Arnold Lau	COO	Trading & LLC Management	35 years
Kevin Egolf**	CFO	Private Equity	13 years

**Mr. Egolf will be leaving his position as CFO on or before June 30, 2019. We recently hired Mr. Schindel as Mr. Egolf’s replacement and duties will be transitioned to him during the interim period.

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Officers and Key Personnel

The tables below outline the officers and key employees of the three legal entities in our operating structure. Following the tables, biographies are provided for all the individuals listed and lists titles associated with the employee position at our operating company, Iroquois Valley Farms LLC.

Iroquois Valley Farmland REIT, PBC
Name	Position
David Miller	President and Chief Executive Officer
Kevin Egolf**	Treasurer
Arnold Lau	Secretary

Iroquois Valley Farmland TRS, Inc.
Name	Position
David Miller	President
Kevin Egolf**	Treasurer
Arnold Lau	Secretary

Iroquois Valley Farms LLC
Name	Position
David Miller	Co-founder and Chief Executive Officer
Arnold Lau	Chief Operating Officer
Kevin Egolf**	Chief Financial Officer
Claire Mesesan	Communications Director
Alex Mackay John Steven Bianucci Dale Guldbrandsen	Director of Investor Relations Director of Impact Northeast Business Development

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Name	Age	Position
Dr. Stephen Rivard	66	Chairperson of our Board of Directors
David Miller	65	Board of Directors, President and CEO
Arnold Lau	59	Board of Directors, COO
Teresa Opheim	57	Board of Directors
Coleen Reedy	59	Board of Directors
Sally Dodge	71	Board of Directors
Andy Ambriole	30	Board of Directors
Joanie Buckley	66	Board of Directors
Malaika Maphalala	49	Board of Directors
Kevin Egolf**	35	Chief Financial Officer (exiting)
Mark Schinderl**	56	Chief Financial and Investment Officer
Claire Mesesan	27	Communications Director
Alex Mackay	35	Director of Investor Relations
John Steven Bianucci	58	Director of Impact
Dale Guldbrandsen	76	Northeast Business Development

**Mr. Egolf will be leaving his position as CFO on or before June 30, 2019. We recently hired Mr. Schindel as Mr. Egolf’s replacement and duties will be transitioned to him during the interim period.

Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. Please refer to “Policies with Regards to Certain Activities” section hereunder for more detailed description of the investment committee.

We do not have a standing compensation committee or committee performing similar functions. The view of our Board of Directors is that it is not appropriate to have such a committee. CEO compensation is determined by the full Board and all other compensation determinations are determined by the executive team with direction from the Board.

Biographies of our Board of Directors and Executive Officers are as follows:

David Miller

After a 30-year career in corporate finance and real estate, Mr. Miller returned to his native Illinois landscape in 2005 by purchasing a 10 acre farm from a family estate of his relatives. Keeping the farm in the family, he re-connected with local relatives and friends farming organically. In 2007, he co-founded Iroquois Valley LLC to enable a new generation of farmers and investors to support healthy food production. Mr. Miller is currently CEO and President of Iroquois Valley REIT.

Prior to developing sustainable farmland ventures, Mr. Miller held executive positions at Bank of America, Santa Fe Southern Pacific and First Chicago Corporation, including the management and oversight of real estate and capital equipment leasing portfolios. In 2008 he formed Working Farms Capital, an entity seeding new ventures in sustainable agriculture while providing transitional farm management services.

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Mr. Miller is a 1975 graduate of Loyola University of Chicago, and a 1978 graduate of Columbia University’s Graduate School of Business. Mr. Miller views education as the primary key to changing the health and economics of current food production systems. In that capacity, Mr. Miller is a founding member and Co-Chair of the advisory board for Loyola University’s Institute of Environmental Sustainability and is a recipient of the Institute’s first Damen Award, recognizing his services related to positive environmental change. Mr. Miller resides in Winnetka, Illinois with his wife and family. He continues to restore his small organic farm in Iroquois County, a family heritage since 1875, now being transitioned to permaculture and experimental specialty grains production.

Stephen P. Rivard, M.D.

Dr. Rivard earned his undergraduate and medical degrees from Loyola University of Chicago. He began a practice in the newest medical specialty at the time, emergency medicine. After twenty-six years, and having raised two children, he changed careers and founded Illinois Vein Specialists in Illinois in 2008, another growing medical specialty business. He also began diversifying his investments to focus on health and organic farmland. His interest in organic farming goes beyond profit. It also includes the mission of creating a more socially conscious and sustainable future for his children. Dr. Rivard is now outreaching with other physicians and health care professions to bring attention to the varied health illnesses associated with the current food production system. Specifically, he is concerned about the growth of diabetes, food allergies and various cancer incidences that may be associated with food choices and agricultural production systems.

Kevin Egolf**

Mr. Egolf is an impact investing professional focusing his efforts on socially responsible farmland investing. His passion for sustainable agriculture and extensive finance background naturally led him into the growing impact investing field and towards agriculture. As our Chief Financial Officer, Mr. Egolf focuses his efforts on raising money and managing the money spent. He manages and leads our private offerings as well as keeps the books and records associated with the investors and corporate financials. Additionally, given his East Coast location is often our representative for East Coast activity.

Prior to his work with us, Mr. Egolf spent several years in investment banking and private equity developing extensive experience in corporate valuation, transaction management and fundraising. He started his career at Bank of America, in the Consumer and Retail Investment Banking division. After Bank of America, Mr. Egolf spent four years with Castle Harlan, a middle market private equity firm in New York. During his tenure, Kevin raised $700 million of debt financing and $300 million in co-equity investments across multiple investments as well as completed the first restaurant IPO in over four years at the time.

Mr. Egolf is a graduate of Wesleyan University with a Bachelor of Arts in both Economics and Computer Science. At Wesleyan University, he was Academic All-American, All-New England, 4-time varsity letter recipient and senior captain in the sport of wrestling. He continues to promote and teach the sport of wrestling as the wrestling coach of Nathan Bishop Middle School. Mr. Egolf lives in Providence, Rhode Island with his wife, Amy, and daughter, Aurora.

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**Mr. Egolf will be leaving his position as CFO on or before June 30, 2019. We recently hired Mr. Schindel as Mr. Egolf’s replacement and duties will be transitioned to him during the interim period.

Arnold Lau

As our COO, Mr. Lau has overall responsibility for working with our tenants on all matters related to those farms including leases and rents, ongoing status and condition of the farmland and infrastructure, capital investment in the farms; legal, regulatory, and organic or other sustainable practice certifications, etc. Mr. Lau works extensively with the other executive officers and members of our staff to work with farmers new to us and help them with their land access needs, and he participates in all matters of our policies, programs, and strategies.

Mr. Lau has a BA from Lawrence University and a MBA from Northwestern University. He was previously a member of the Chicago Board Options Exchange from 1983 until 1999, and a member of the Chicago Board of Trade from 1985 until 2007. He has been an investor in us or our precursors, since 2009, a member of the Board of Managers since 2012, Corporate Secretary since 2015, and a stockholder of Iroquois Valley REIT since 2017. He is a life member of the Sierra Club and the Nature Conservancy.

Mark Schindel

Mr. Schindel has responsibility for financial systems and reporting, budgeting and forecasting, reviewing new funding opportunities, monitoring and tracking the investment portfolio, and evaluating new deals.  Mr. Schindel was excited about the opportunity to work with a for-profit, mission driven organization striving to improve the health of the population and the planet.

Mr. Schindel received his BS in Finance from the University of Illinois, and his MBA from Northwestern’s J.L. Kellogg Graduate School of Management.  He spent most of his career in the private equity business and as a financial consultant and private investor.  Mr. Schindel lives in Chicago, and enjoys tennis, downhill skiing, and hiking around the world.

Teresa Opheim

Ms. Opheim is a member of the Board of Directors of Iroquois Valley REIT and the Board of Managers of Iroquois Valley LLC. Ms. Opheim served as the Executive Director of Practical Farmers of Iowa from 2006 to 2016. She served as Executive Director of the Midwest Sustainable Agriculture Working Group and has worked for the Iowa Environmental Council, the Environmental Law Institute and the U.S. Environmental Protection Agency. She is the editor of The Future of Family Farms: Practical Farmers’ Legacy Letter Project (University of Iowa 2016). Ms. Opheim has journalism and law degrees from the University of Iowa. Teresa and her family reside in Minneapolis.

Alex Mackay

Mr. Mackay’s focus is raising new capital and keeping existing investors informed and happy. A longtime enthusiast for delicious, sustainable food, Mr. Mackay was drawn to us for our ability to make significant impact through a scalable, for-profit model. Prior to working in finance, Mr. Mackay had a wide variety of hands-on experiences in food at the farm, wholesale and retail levels.

Mr. Mackay received his BA in History from Columbia University and his MBA from Babson College. Originally from Hanover, NH, Mr. Mackay now lives with his wife and one-year old son in Portland, OR where he grocery shops at the farmers’ market, backcountry skis in the Cascades and goes on long forest walks with his dog.

Claire Mesesan

Ms. Mesesan’s primary role is to tell our story across audiences. She views food as an essential and powerful connector that impacts the environment, economy, health, and culture. The stories she tells focus on the ways organic farmers are regenerating the food system and why supporting organic agriculture matters.

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Ms. Mesesan graduated from Loyola University Chicago with degrees in Philosophy and French. Her academic emphasis was on the intersections between sociopolitical philosophy and environmental/agricultural ethics; effectively, she studied the ways different societies value food and its production. After graduation, she spent a year in Madison, WI working as an AmeriCorps Farm-to-School educator and is passionate about creating a more sustainable, equitable, and empowering food system. Ms. Mesesan currently resides in Chicago and enjoys living by Lake Michigan, making art, and gardening.

Coleen Reedy

Ms. Reedy brings broad business experience she gained through her management, executive and board level involvement with Reedy Industries, Inc. In her role as chief financial officer of Reedy Industries, Inc. for over 25 years, Ms. Reedy had responsibility for the management of the IT, Human Resources, Legal, Risk Management, Financial and Accounting functions of this privately held, third generation business. Ms. Reedy is committed to environmental causes including such organizations as the Nature Conservancy and Illinois PIRG; and is a regular donor to organizations whose mission is environmental health and sustainability. She currently serves on the board of “Feed the Dream”, a not-for-profit organization which provides nutrition resources, education, and training to women and young children in rural villages of Guatemala.

Sally Dodge

Ms. Dodge was a pioneer in the locally grown foods movement beginning in the 1970s and 80s, when she managed a large beefalo operation in Vermont, and later created the Taste of Vermont, an annual event linking farmers and chefs. Ms. Dodge is president and co-owner of The Mountain Goat, a chain of retail outdoor outfitting stores in Massachusetts and Vermont. She is president of Cleeland Corporation, a family farm real estate company that leases farmland to organic farmers. She helped found High Meadow Business Solutions, a retail point of sale system provider; and is the owner of The Vermont Lamb Company. Sally served on the board of the Vermont Land Trust for 18 years, is a member of the board of advisors of Soil4Climate and the Cleveland H. Dodge Foundation, and a member of the Board of Managers of Iroquois Valley LLC. Joining us has enabled Ms. Dodge to contribute many years of experience in the promotion of organic farming, farm economics, conservation, business management, and healthy food.

Additionally, Ms. Dodge (together with Dale Guldbrandsen as an independent contractor) has served as Northeast Community Development Managers for us since 2013.

The duo enjoys working with farmers, investors, and many agricultural and conservation organizations to promote our mission. They both believe that supporting regenerative, organic agriculture is the best work they can do to mitigate climate change, and save the planet for their grandchildren. They live in Vermont, are avid outdoor enthusiasts, and enjoy sourcing their food from local farms, and cooking from scratch.

Andy Ambriole

Mr. Ambriole, his wife Catie, and two daughters farm approximately 1,000 acres of certified organic land or land in transition to organic certification. Crops grown include corn, popcorn, soybeans, and wheat. Andy is an active user of cover crops (ryegrass, cereal rye, buckwheat, oats, oil seed radishes and

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clovers). He also has a custom cover crop seeding business and sells Blue River seed and cover crop seed. He also works on his parents' 1,500 acre conventional farm and worm casting business. Along with the typical grain crops, he also grows organic greenhouse tomatoes, and raises Nubian dairy goats.

Mr. Ambriole is a 2007 graduate of Huntington North High School. He was awarded Indiana FFA State Star Farmer in 2008 and Huntington County Conservation Farmer in 2010. Currently, he serves as a Supervisor for the Huntington County Soil & Water Conservation District.

Malaika Maphalala

Ms. Maphalala is a Private Wealth Advisor and Partner at Natural Investments LLC, a national SEC registered Investment Advisory firm that has specialized in exclusively socially and environmentally responsible investments for over 30 years. A lifelong advocate for social change, Ms. Maphalala is driven by a passion for finding innovative approaches to bringing people and resources together to address social and environmental complexities. In her role as Wealth Advisor, Ms. Maphalala provides portfolio management and financial planning for high-net-worth individuals, families, and institutions across the country that want to use their wealth as a tool to transform society and economic systems using humane, restorative, and ecological principles as the guide. She specializes in Regenerative Investing, which is investment that directly supports the regenerative capacity of communities and ecosystems. Her areas of special interest and expertise encompass investments in sustainable agriculture, community development, clean and renewable energy, cooperative businesses, and microfinance.

Ms. Maphalala received her BA from the Johnston Center for Integrative Studies at the University of Redlands and she holds a Certified Private Wealth Advisor® designation from the Investments and Wealth Institute in conjunction with the University of Chicago Booth School of Business. She currently lives full time on the island of Hawaii, her home for almost 25 years, where she and her family tend and enjoy their beloved, rural, solar-powered, organic farm and homestead.

Joanie Buckley

Ms. Buckley is a senior executive with diverse strategic planning and management experience. She presently serves as a Division Director of Internal Services for her Tribe, the Oneida Nation in Wisconsin. As Division Director, Ms. Buckley provides the leadership and strategic direction to seven departments, forming integrated systems for the Nation in Technology, Media, Agriculture, and the grants department. In the agricultural practice, Ms. Buckley oversees the 80-acre organic farm (Tsyunhehkwa) as well as the Cannery, Pantry, and Aquaponics system. She has written and managed several grants funded by the USDA (Farm-to-School, Local Food Productions, Value-Added Products), the EDA (conceptual development of a Food Center for entrepreneurs) and was a founder for the Food Sovereignty Summit (a national forum for agricultural learning).

Ms. Buckley has a broad experience in creating and implementing business plans, market development for business expansion, and assessing business performance -- both domestically and internationally. Her domestic career includes various industries (global architecture, banking, manufacturing, and technology distribution). Her international concentration is in Latin America, where she previously worked for a Chilean airline, and on an architectural judicial project funded by the World Bank. She promotes business with a profound dedication to quality, ethics, and best practices.

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Ms. Buckley holds a BA in Spanish from University of Missouri-St. Louis, a Certification in Latin American Studies, a Masters in International Business Administration from Saint Louis University, and is presently working on her doctorate degree with a research stream in the effect of bank ownership. Ms. Buckley speaks fluent Spanish.

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MANAGEMENT COMPENSATION

We do not pay any management fees to any person or entity for our operations, however, we do compensate our management team and other employees, typically through salaries, equity grants, or options to acquire our common stock. Over the past few years, as cash salaries of our employees have increased the use of stock grants and options by us has decreased. No grants or options were issued or granted to any directors or executive officers in calendar year 2016, 2017 or 2018. We have not awarded any executive officer any stock appreciation awards (SARs) or any other form of stock-based compensation.

Options historically represented an important incentive structure for our management team and had been issued to certain officers and employees over the last five years. The options fully vest after three years and are exercisable at their fair market value (i.e. the price per unit offered) at the time of award under the terms and conditions of the underlying option agreements entered into between each option grantee and us. Historical membership interest options automatically converted to share options reflecting the 4-for-1 split as part of the reorganization.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that have Not Vested	Market Value of Shares that have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that have Not Vested

David Miller	250	None	N/A	552	12/31/2029	N/A	N/A	N/A	N/A
David Miller	250	None	N/A	552	12/31/2025	N/A	N/A	N/A	N/A
David Miller	100	None	N/A	568	12/31/2025	N/A	N/A	N/A	N/A
David Taylor	75	None	N/A	552	12/31/2029	N/A	N/A	N/A	N/A
John Steven Bianucci	75	None	N/A	508	12/31/2025	N/A	N/A	N/A	N/A
John Steven Bianucci	113	None	N/A	552	12/31/2027	N/A	N/A	N/A	N/A
John Steven Bianucci	100	None	N/A	552	12/31/2029	N/A	N/A	N/A	N/A
Rita Billon	75	None	N/A	508	12/31/2025	N/A	N/A	N/A	N/A
Rita Billon	113	None	N/A	552	12/31/2027	N/A	N/A	N/A	N/A
Rita Billon	100	None	N/A	552	12/31/2029	N/A	N/A	N/A	N/A
Tom Perry	144	None	N/A	508	12/31/2027	N/A	N/A	N/A	N/A
Tom Perry	125	None	N/A	528	12/31/2025	N/A	N/A	N/A	N/A
John Emrich	100	None	N/A	552	12/31/2029	N/A	N/A	N/A	N/A
Kevin Egolf	75	None	N/A	568	12/31/2029	N/A	N/A	N/A	N/A
Sally Dodge	100	None	N/A	552	12/31/2025	N/A	N/A	N/A	N/A
Arnold Lau	75	None	N/A	568	12/31/2025	N/A	N/A	N/A	N/A
	1,869
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In connection with the conversion to a REIT as of January 1, 2017, the Iroquois Valley LLC’s membership unit option plan was converted to a stock option plan. The existing member interest option units were converted into one-quarter of one common share of stock in Iroquois Valley REIT. The strike prices were adjusted to 4X the original agreements. In the past, we have provided for the grant of incentive options to purchase stock to certain executive officers of the. The agreements allow the option holders to purchase stock of Iroquois Valley REIT at a stated price during a specified period of time (generally 10 - 15 years). Option awards are generally granted with an exercise price equal to the fair market value of the stock at the date of grant. Options generally vest over 3 years. We have granted options to certain staff members and consultants in the past. In 2017, 75 options were exercised at $552 per share and none were granted. In 2018, 550 options were exercised at an average strike price of $528 per share and none were granted. In January 2019, 394 options were exercised at an average strike price of $536 per share and none were granted through the offering date.

The fair value of each option we have granted is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies and was used in computing the option-based compensation during 2017. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 - 15 years).Option-based compensation expense recognized in the statement of income was $39,268 for the year ended December 31, 2017.

The fair value of each option granted during previous years was estimated on the date of grant using the

Black-Scholes option pricing model with the following assumptions:

•	Expected life 10 - 15 years
•	Risk-free interest rate: 1.78% - 3.47%
•	Expected dividends: 0.00%
•	Volatility: 10% - 29%
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The cash compensation paid to our three executive officers for the years ending December 31, 2017 and 2018 is listed below.

Name	Position	2017 Salary	2017 Bonus	Stock Award	Option Award	Non-Qualified Deferred Compensation	All Other Compensation	Total 2017 Compensation
David Miller	Board of Directors, President and CEO	$99,450	$10,000	None	None	None	None	$109,450
Kevin Egolf	Chief Financial Officer	$73,950	$5,500	None	None	None	None	$79,450
Arnold Lau	Board of Directors, COO	$58,000	None	None	None	None	None	$58,000

Name	Position	2018 Salary	2018 Bonus	Stock Award	Option Award	Non-Qualified Deferred Compensation	All Other Compensation	Total 2018 Compensation
David Miller	Board of Directors, President and CEO	$120,000	None	None	None	None	$5,450	$125,450
Kevin Egolf	Chief Financial Officer	$90,000	None	None	None	None	$5,450	$95,450
Arnold Lau	Board of Directors, COO	$75,000	None	None	None	None	$6,255	$81,255

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PRINCIPAL STOCKHOLDERS

The table below sets forth certain information regarding the beneficial ownership of shares of our common stock for each of our directors and named executive officers, and all of our directors, director nominees and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person.

Officers and Directors	Shares	% Ownership
Dr. Stephen Rivard	2,013	3.0%
David Miller	951	1.4%
Arnold Lau	500	0.7%
Coleen Reedy	358	0.5%
Kevin Egolf	160	0.2%
Andy Ambriole	151	0.2%
Teresa Opheim	49	0.1%
Sally Dodge	37	0.1%
All Officers and Directors	4,218	6.3%

The address of each named person above is c/o Iroquois Valley Farmland REIT, PBC: P.O. Box 5850, Evanston, Illinois 60204. No common shares beneficially owned by any director or executive officer have been pledged as security for a loan.

On January 17, 2019, our board of directors approved an increase in the common stock ownership limit to permit an investment by Peterffy Foundation allowing the Peterffy Foundation to purchase 8,000 shares (12%) of our issued and outstanding common stock as of the date of this offering circular. The purchase of was consummated on February 9, 2019.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Peterffy Foundation Christopher Upzen, Secretary 777 S. Flager Dr. E. Tower No. 1001 West Palm Beach, FL 33401	Direct Ownership of 8,000 Shares	12%

Other than the Peterffy Foundation, Iroquois Valley REIT does not have any persons known to us to be beneficial owners of 5% or more of our common stock.

The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power or investment power over such security, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest.

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CONFLICTS OF INTEREST

The following briefly summarizes the material potential and actual conflicts of interest which may arise from our overall activities, but is not intended to be an exhaustive list of all such conflicts. The scope of our activities of the may give rise to conflicts of interest in the future that cannot be foreseen or mitigated at this time. A description of our Conflict of Interest Policy is included in the section titled “Policies with Regards to Certain Activities.”

Potential Conflicts of Interest

1.	Our directors and officers will devote such time as they, in their sole discretion, deem necessary or appropriate to carry out our operations. Our directors and executive officers, directly and indirectly, are involved in other businesses and endeavors and are under no obligation to devote their full-time efforts to our business. Accordingly, there may exist certain conflicts of interest in the allocation of resources by the directors and executive officers, between our activities and other related or unrelated activities of the directors and executive officers, and their respective affiliated entities.

2.	Mr. Miller and his spouse, Joan Holden, are sole members of Hatchery Ventures LLC, a single purpose LLC which recently purchased a commercial building in Danforth, IL (Iroquois County). The building formerly housed a chicken hatchery and feed store run by family members. It currently has one tenant paying a discounted rent for building upkeep. The development and adaptive re-use of the property may include a corporate field office, an organic farmer conference center and local foods educational outreach to the surrounding food desert community.

3.	The Millers also own a small 9.1 acre organic farm that has been leased continuously since 2005 to Harold Wilken, the legacy tenant of Iroquois Valley REIT. The farm grows a diversity of organic grains and legumes, mostly experimental varieties managed by agricultural programs through various colleges (Univ. of Wisconsin, Univ. of Illinois, Cornell and soon Loyola Univ. of Chicago. The rent received from Mr. Wilken is approximately $3,000 per year.

4.	Trellis Capital L3C, an entity wholly owned by Mr. Egolf, was created to fund, promote, support and manage sustainable, responsible, regenerative, impact investments. Currently Trellis Capital L3C is the manager of Local Farms Fund – NY Foodshed LLC. This venture is focused on early stage farmers and small farms in the New York City Foodshed, which is defined by Local Farms Fund as the states connected to the New York Metropolitan Area (New York, New Jersey, Connecticut and Pennsylvania). Local Farms Fund seeks smaller investors looking for a more localized investment option with community investment level returns. In 2016, we made a $175,000 loan to Local Farms Fund –NY Foodshed, LLC to support a farm acquisition that is leased to HoneyMade Farm in Columbia County, New York. The loan supporting the farm purchase for HoneyMade Farm is due and payable on June 30, 2019, as further described in the section titled “Our Business and Properties.” While this venture and other future vehicles have different models, conflicts of interest may exist between these entities and us.

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5.	Mr. Egolf, our CFO, and Ms. Opheim, a Board Director, are creditors to Iroquois Valley LLC. There may be conflicts of interests between their credit positions and respective roles with the Company.

6.	Mr. Egolf is also a borrower of Iroquois Valley LLC via an executive loan.

7.	Troy Throneberg is both an investor in Iroquois Valley REIT and the lessee of Two Roads Farm.

8.	Former member of our Board of Directors, Harold Wilken, is both an equity investor in shares of our common stock and the lessee of two of our farms (Iroquois Valley East and Iroquois Valley West).

9.	Andy Ambriole, as well as being an investor in shares of our common stock, is both a member of our Board of Directors, and the lessee of five of our farms (Old Oak, Sparta Woods, Brindle, Yoder and Lake Wawasee) (see “Business and Farmland – Farmland Summary Table”). As such, there could be a future conflict of interest between Mr. Ambriole’s role as a Director and as the tenant of these farms.

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POLICIES WITH REGARDS TO CERTAIN ACTIVITIES

The following is a discussion of certain policies we have adopted and abide by. These policies have been determined by our Board of Directors and, in general, may be amended or revised from time to time by our Board of Directors without a vote of or stockholders.

Stock Redemption Program

On February 20, 2019, our Board of Directors adopted a new stock redemption program. The program is intended to provide limited interim liquidity for our stockholders until a liquidity event occurs. Without the stock redemption program, our stockholders would generally be required to hold their shares of common stock for an indefinite time period because (i) there is no established trading market for the shares, (ii) we do not anticipate that a secondary trading market for the shares will develop, and (iii) the we do not have a pre-established liquidation date or other established liquidity event (such as listing the shares on a securities exchange, merger with a publicly traded company or sale in a privately negotiated transaction.)

The stock redemption program is open to all stockholders. Stockholders must have held the shares of common stock to be redeemed for at least five (5) years to redeem such shares in the stock redemption program. Stockholders must redeem a minimum of twenty (20) shares of common stock to participate in the stock redemption program; provided that if a stockholder owns less than twenty (20) shares, the stockholder may participate if the stockholder redeems all of the shares then owned by the stockholder. The stock redemption program is intended to remain open indefinitely unless modified or suspended by our Board of Directors.

Stockholders can tender their shares of common stock at any time during the period in which redemption periods are open. Each redemption period will be held open for at least one (1) month. Repurchases under the stock redemption program will be made at least once every eighteen (18) months; however we will attempt to repurchase every twelve (12) months. We intend to open redemption periods following new equity or debt capital raise efforts and allocate a portion of the proceeds therefrom to fund such redemptions. The repurchase price of the shares will be based on the current Board-approved price for shares of our common stock. At no time will the repurchase price exceed the current Board-approved price. We will not pay a premium for the shares repurchased under the stock redemption plan (as compared with the current Board-approved price for shares of our common stock). The repurchase price will be the same for all shares redeemed during a given redemption period and the repurchase price will be paid in cash.

The number of shares to be repurchased by us under each redemption will not (i) be less than five percent (5%), and/or (ii) exceed ten percent (10%) of the number of shares of our common stock outstanding at the time the redemption becomes effective. Any and all shares of common stock redeemed by us will be cancelled and returned to the status of authorized but unissued shares. Shares acquired by us through the stock redemption program will not be reissued unless they are first registered with the SEC or other appropriate state securities laws or are exempt from such registration. If the volume limitation is reached (i.e., shares tendered for redemption are in excess of ten percent (10%) of the number of shares of our

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common stock) in any given redemption period or we determine to redeem fewer shares than have been submitted for redemption in any redemption period, we will make redemptions under the stock redemption program on a pro rata basis.

All material information relating to our stock redemption program will be fully and timely disclosed (i) to our stockholders and (ii) in our offering materials. Modifications, suspensions or terminations of the stock redemption program will be promptly disclosed in a Current Reports filed with the SEC, and stockholders will be notified in writing at least thirty (30) days prior to the effective date of the modification, suspension or termination. We will not solicit redemptions under the stock redemption program other than through disclosure in our offering materials and Current Reports filed with the SEC disclosing the terms of the stock redemption program, and through further communications as necessary to announce a modification to, or suspension or termination of, the program. Stockholders desiring to submit for redemption all or a portion of their shares of common stock will do so of their own volition and not at the behest of, invitation or encouragement of the Company. The role of the Company in effectuating redemptions under the Stock Redemption Program will be ministerial. Stockholders may withdraw any request for redemption at any time in writing delivered to the Company prior to the redemption.

We are structured as a perpetual-life entity and have no current intention to list our shares of common stock on an exchange or other trading market. No established regular trading market for our shares of common stock currently exists. Our stock redemption program will be terminated if our shares of common stock are listed on a national securities exchange or included for quotation in a national securities market, or in the event a secondary market for shares of our common stock develops.

The Board of Directors of the Company have approved and adopted the stock redemption program and will approve and adopt each redemption thereunder. A determination by the Board of Directors to terminate, amend or suspend the stock redemption program will require the affirmative vote of a majority of the members of the Board of Directors.

The stock redemption plan is intended to allow us to make repurchases of shares of our common stock in a manner that such redemptions do not constitute an issuer tender offer subject to the Exchange Act Rule 13e-4. Furthermore, the stock redemption plan is also intended to be exempt from Rule 102 of Regulation M to permit us to repurchase shares of our common stock while we are engaged in a distribution of shares of common stock. We intend to take action requested by the SEC to be in conformity with the foregoing.

Investment Committee

Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. The investment committee consists of five (5) to nine (9) members, appointed by our board of directors. At least 50% or greater of the investment committee membership are members of our board of directors, and the remaining members have experience with farming, investments, real estate transactions, legal and accounting. As of the date of this offering, the investment committee includes (i) David Miller, (ii) Arnold Lau, (iii) Andy Ambriole, (iv) Kevin Egolf, and (v) Anna Crabtree, Ph.D., one of our farmland operators located in Montana.

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Our board aims for broad geographical representation on the investment committee when identifying candidates to serve on the investment committee. The investment committee relies on REIT Board guidance, including certain investment guidelines, to conduct due diligence, prioritize, and approve investments.  The investment committee approves all proposed company farmland investments, including both purchasing farmland and issuing mortgage financing secured by farmland within certain parameters established by our board of directors. If an investment opportunity falls outside the investment parameters established by our board of directors, then our board of directors will have the sole authority to approve or reject an investment opportunity. Our board of directors must approve (i) any investment that will result in more than 15% of our assets invested in non-diversified dairy (as categorized by the management team), (ii) any investment that will result in more than 15% of our assets invested in first-generation farmers, (iii) any investment over $1,000,000, (iv) any investment that will result in our leverage ratio exceeding 40%, (v) any investment where the farmland property value is less than 50% of the total value, (vi) any investment where our mortgages exceed 80% of the combined loan to value, (vii) any investment where we do not have the first mortgage position, (viii) any purchase options written into the investment terms, (ix) any investment that would cause us to be invested in any one farmer/farm family in excess of 5% of our total assets, and (x) any investment in a farmer/farm family that was, or currently is, delinquent in making payments under an existing contract with us.

Borrowing and Leverage

We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as additional bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire farms that would otherwise be unavailable to us. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes. Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt, to make tenant or other capital expenditures or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of tenants and future rental rates. Our Certificate of Incorporation and Bylaws do not limit the amount of debt that we may incur, however, our board has adopted a policy limiting the total amount of debt that we may incur to 40% of our gross asset value, but our amount of leverage may vary over time. Our board will consider a number of factors in evaluating the amount of debt that we may incur. If we adopt a debt policy, our Board of Directors may from time to time modify such policy in light of then-current economic conditions, relative costs of debt and equity capital, cash flows and market values of our farms, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Our decision to borrow in the future to finance our assets will be at the discretion of our board and will not be subject to the approval of our

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stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage we may use.

Discretionary Investment Authority Policy

To increase the efficiency and manner in which we pursue investment opportunities, our board of directors has adopted a discretionary investment policy which authorizes our CEO, CFO and COO to approve and direct the funding of certain investment opportunities by majority vote of the three executive positions (CEO, CFO, and COO). The executive team’s authority requires that: (i) the lessee or borrower is an existing lessee or borrower, (ii) no single investment opportunity may exceed $150,000, (iii) no mortgage loan to any investment recipient may exceed 80% of the total farmland collateral pledged, (iv) the executive team’s aggregate authority pursuant to this policy is $1,000,000.00 per calendar year; and (e) within 45 days of exercising its authority pursuant to this policy, the executive team shall issue a report to our board containing (i) the terms and conditions of the investment; (ii) how the executive team voted to approve the investment; and (iii) in the event of a dissent, the dissenting member shall explain why it did not vote in favor of the investment. This policy is subject to review by our board on an annual basis, and may be increased or decreased by our board at its discretion.

Conflicts of Interest Policy

We have adopted a conflict of interest policy that applies to all directors, officers, agents, and key employees of Iroquois Valley REIT. Our policy is intended to address actual or perceived personal, proprietary interests of persons covered by the policy and their immediate family members. The policy’s intent is not to prohibit conflicts of interest from occurring, but to require that they be disclosed fully when discovered and prohibit specified activities by such parties in our affairs.

Disclosures are to be made as soon as reasonably possible, and should include a description of the facts comprising the actual or perceived conflict. In the case of a conflict involving an officer, director or board member, the disclosure shall be filed with the President or Secretary of Iroquois Valley REIT. All other disclosures shall go to the Secretary of Iroquois Valley REIT, or such person as the Secretary designates from time to time, and shall be noted in the meeting minutes of our board. In addition to making the disclosure, any individual who believes that s/he or a member of his/her family has a conflict of interest should refrain from making any motion, voting on or executing any contract on behalf of the Corporation, or taking any such similar action to which the conflict might pertain. Our board may establish further guidelines for resolution of a conflict of interest.

In addition to the foregoing, any director or officer having a conflict of interest shall not be counted in determining a quorum for a meeting. Copies of the policy are provided to each director, officer, and management person at least once per year, and each person is requested to provide a certificate confirming his/her receipt and understanding of the policy, agreement to comply, disclosure of any known conflicts or otherwise confirming that they have no knowledge of any violation of the policy.

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Policies with Respect to Other Activities

We have authority to offer common stock, preferred stock or options to purchase stock in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Our board has the authority, without further stockholder approval, to amend our Certificate of Incorporation to increase or decrease the number of authorized shares of common stock or preferred stock or the number of shares of stock of any class or series that we have authority to issue and our board, without stockholder approval, has the authority to authorize us to issue additional shares of common stock or preferred stock, in one or more series, including senior securities, in any manner, and on the terms and for the consideration, it deems appropriate. See "Description of Our Common Stock."

We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify and maintain our qualification as a REIT, unless because of circumstances or changes in the Code, or the IRS Treasury Regulations, our board determines that it is no longer in our best interests to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an "investment company" under the Investment Company Act of 1940 (“Advisers Act”).

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DESCRIPTION OF COMMON STOCK

Iroquois Valley REIT was formed under the laws of the State of Delaware. The rights of our stockholders are governed by Delaware law as well as our Certificate of Incorporation and Bylaws. The following is a summary of certain provisions concerning shares of our common stock. You should refer to the Delaware General Corporation Law, our Certificate of Incorporation, and our Bylaws for a full description of all provisions concerning shares of our common stock.

The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Incorporation and Bylaws. Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this offering circular is a part. You can obtain copies of our Certificate of Incorporation and Bylaws and every other exhibit to our registration statement. See the “How to Obtain Additional Information” section below.

Under our Certificate of Incorporation, we have authority to issue a total of 200,000 shares of capital stock, all classified as common stock with a par value of $0.01 per share. Our board of directors may amend, alter, change or repeal any provision contained in our Certificate of Incorporation, with the affirmative vote of both (a) a majority of members of the directors then in office and (b) a majority of the combined voting power of all the stockholders then entitled to vote generally in the election of directors.

Common Stock

Subject to the restrictions on ownership and transfer of stock set forth in our Bylaws, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our board of directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our Certificate of Incorporation regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares of stock that we issue.

Our Bylaws also contains a provision permitting our board of directors, without any action by our stockholders, to create, authorize, or direct the issuance of one or more classes or series of shares or securities by setting or changing the fees, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any new class or series of shares of stock.

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Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to adopt, by resolution, certain powers, preferences, rights, qualifications, limitations or restrictions with respect to the shares of the corporation’s capital stock as the board of directors may deem appropriate.

Meetings and Special Voting Requirements

An annual meeting of the stockholders is held each year, upon reasonable notice to our stockholders, but not less than ten (10) nor more than sixty (60) days before the date of the meeting or, in the case of a merger or consolidation, not less than twenty (20) nor more than sixty (60) days before the meeting. Special meetings of stockholders may be called only upon the request of our board of directors or by shareholders owning, in the aggregate, not less than twenty percent (20%) of all the outstanding common stock. Upon receipt of a request stating the purpose of any such special meeting, we shall provide a written notice to our stockholders stating the purpose of the meeting within the same timing as required for notice of the annual meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote which are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under Delaware General Corporation Law and our Bylaws, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our certificate of incorporation, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our Bylaws, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders.

Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of at least sixty-six percent (66%) of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to inspect a copy of our stockholder list at least ten (10) days before each meeting of shareholders. It shall be a list of the shareholders entitled to vote at such meeting, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. The remedies provided by our Certificate of Incorporation to stockholders requesting

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copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

Under Delaware law, stockholders are entitled to inspect and copy our stock ledger, a list of our stockholders, and our corporate books and records. Requests to inspect and/or copy our corporate records must be made in writing to: Iroquois Valley Farmland REIT, PBC: P.O. Box 5850, Evanston, Illinois 60204. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our Bylaws and Delaware law.

Restrictions on Ownership and Transfer

Our Bylaws contain restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Bylaws or as it may determine. Our Bylaws provides for limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our Bylaws further prohibit any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Certificate of Incorporation, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or

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other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within twenty (20) days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise

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required by our board of directors, within thirty (30) days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders.

Distribution Policy

Our distribution policy is set by our board of directors and is subject to change based on various factors. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders is not taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Delaware law. See the “ U.S. Federal Income Tax Considerations” section of this offering circular for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations depends on various factors, including the level of participation in our distribution reinvestment

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plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering results in us having less funds available to acquire properties or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities dilutes your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations is higher in the early stages of the offering.

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CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

The following description of the terms of certain provisions of Delaware General Corporation Law and our Certificate of Incorporation and Bylaws is only a summary. For a complete description, we refer you to the Delaware General Corporation Law, our Certificate of Incorporation, and our Bylaws. We have filed our Certificate of Incorporation and Bylaws as exhibits to the registration statement of which this offering circular forms a part.

Vacancies on Board of Directors; Removal of Directors

Any vacancies in the board of directors created for any reason and any newly created directors resulting by reason of any increase in the number of directors may be filled only by the board of directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director.

Any director may be removed with or without cause by our stockholders upon the affirmative vote of at least sixty-six percent (66%) of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Amendment of our Bylaws

Our board of directors has the power to adopt, amend, alter, change and repeal our Bylaws by a vote of the majority of our board of directors then in office. In addition to any requirements of the General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law), any adoption, amendment, alteration, change or repeal of these Bylaws by the shareholders of the corporation shall require the affirmative vote of the holders of at least sixty-six percent (66%) of the combined voting power of all of the shares of all classes of common stock of the corporation then entitled to vote generally in the election of directors.

Amendment of our Certificate of Incorporation

The board of directors reserved the right to amend, alter, change or repeal any provision contained in the our Certificate of Incorporation. Any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of our board of directors then in office and (b) a majority of the combined voting power of all of the shares of our common stock then entitled to vote generally in the election of directors.

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SUMMARY OF OUR OPERATING COMPANY’S OPERATING AGREEMENT

We have summarized the material terms and provisions of the Third Amended and Restated Operating Agreement of Iroquois Valley Farms LLC, which we refer to as the “operating agreement.”

Management of the Operating Company

Iroquois Valley Farms LLC was organized on June 5, 2007 and is the operating entity that acquires and holds assets on our behalf. We intend to continue to hold substantially all of our assets in our operating company. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating company deemed to be our assets and income. We are and expect to continue to be in control of our operating company. As of the date of this offering circular, we own 99% of our operating company’s equity membership interests and Iroquois Valley TRS owns the remaining 1%.

As the majority member of our operating company, we have the exclusive power to manage and conduct its business and affairs. We elect and appoint the board of managers of our operating company. The board of managers is to a membership as a fiduciary and consequently must exercise good faith and integrity in handling limited liability company affairs. No member of our operating company may transact business for our operating company, or participate in management activities or decisions, except as provided in the operating agreement and as required by applicable law.

Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

The members have expressly acknowledged and any future members of our operating company will expressly acknowledge that we, as the owner of our operating company, are acting on behalf of our operating company, ourselves and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the members of our operating company or our stockholders in deciding whether to cause our operating company to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and our operating company’s members on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating company’s members, provided, however, that for so long as we own a controlling interest in our operating company, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating company’s members may be resolved in favor of our stockholders. We are not liable under the operating agreement to our operating company or to any of its members for monetary damages for losses sustained, liabilities incurred or benefits not derived by such members in connection with such decisions, provided that we have acted in good faith.

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Capital Contributions

We intend to contribute the net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to our operating company as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating company will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

If our operating company requires additional funds at any time in excess of capital contributions made by us, our operating company may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional membership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, our operating company may admit additional members whose investments may be subject to a different advisory fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.

Issuance of Additional Membership Interests

As the controlling member of our operating company, we will have the ability to cause the board of managers to cause our operating company to issue additional membership interests, preferred partnership interests or convertible securities.

Having the operating company in our structure also allows us to be organized as an UPREIT structure for tax-related purposes. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to our operating company in exchange for membership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating company may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. In addition, investing in our operating company, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

Transferability of Interests

We may not transfer all or any portion of our interest in our operating company or withdraw as manager of our operating company except as provided, or in connection with a transaction contemplated, by the operating agreement. Except as otherwise provided herein or in the operating agreement, we may not engage in any merger, consolidation or other combination with or into another person or the sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of us, unless the consent of members of our operating company holding more than 50% of the “percentage interests” (as defined below) of the members is obtained. “Percentage interest” is the percentage determined by dividing (i) the capital contributions of a member to our operating company by (ii) the sum of the capital contributions of all members to our operating company.

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Notwithstanding the foregoing, (i) we may transfer all or any portion of our interest in our operating company to (A) a wholly owned subsidiary of us or (B) the owner of all of our ownership interests, and following a transfer of all of our interest in our operating company, we may withdraw as manager of our operating company; and (ii) we may engage in a transaction that is not required by law, or by the rules of any national securities exchange on which our shares are listed, to be submitted to the vote of our stockholders. The members may not transfer their interests in our operating, in whole or in part, without the written consent of our operating company’s board of managers.

Exculpation

The board of managers will not be liable to our operating company or members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since a provision has been made in the operating agreement for exculpation of the manager. Therefore, purchasers of interests in our operating company have limited rights of action compared to what they would have absent the limitation in the operating agreement.

Indemnification

The operating agreement provides for the indemnification of the board of managers, as manager for liabilities incurred in dealings with third parties related to the operations of our operating company. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

The Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions are eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act.

Prospective stockholders are urged to consult with their tax advisors with respect to the status of the Tax Cuts and Jobs Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

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No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

Our Taxation as a REIT

We intend to elect and qualify to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2018. Furthermore, we intend to operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. Non assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “Failure to Qualify.”

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Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to stockholders as a dividend, is taxed only at the stockholder level.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on our taxable income, including net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•	If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate (21% for taxable years after December 31, 2017).

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•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

•	any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT.  The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

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(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding its gross income, assets and distributions.

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Certificate of Incorporation contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Certificate of Incorporation restricting the ownership and transfer of our stock are described in “Description of Capital Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and

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other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, will also be generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

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Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Assets owned, and income earned, by a taxable REIT subsidiary is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, a 100% tax applies to certain non-arm’s length transactions between a REIT and its TRS. See “—Penalty Tax.”

Gross Income Tests

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;
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•	income and gain derived from foreclosure property (as described below);

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.

For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in

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those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do

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not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. We also may lease to our TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the REIT gross income tests.

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We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” that is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard. Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

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•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain. Certain foreign currency gains that we recognize will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from disposition of, such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues.

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Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

Asset Tests

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;
•	interests in mortgages on real property;

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•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is

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no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below) where such REIT is a publicly offered REIT.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those assets tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

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We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (21% for taxable years beginning after December 31, 2017) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements Applicable to REITs

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

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•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

The Tax Cuts and Jobs Act contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to our operating company, underlying partnerships and our TRS. This limitation

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does not apply to an “electing real property trade or business.” We have not yet determined whether we or any of our subsidiaries will elect out of the new interest expense limitation or whether each of our subsidiaries, particularly our TRS, is eligible to elect out. One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with a 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property. Finally, there are new limitations on the use of net operating losses arising in taxable years beginning after December 31, 2017.

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships, including the International Affiliated Funds, in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

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Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

Recordkeeping Requirements

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

Failure to Qualify

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

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Tax Aspects of Our Operating Company and any Subsidiary Partnerships

General. Substantially all of our assets will be held through our operating company which initially will be treated as a disregarded entity for federal income tax purposes but may become treated as a partnership in the future. In addition, our operating company may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our operating company, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

Entity Classification. Our interests in our operating company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our operating company or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of our operating company, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our operating company or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under new rules for U.S. federal income tax audits of partnerships with respect to tax returns for taxable years beginning after December 31, 2017, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our operating company or our subsidiary partnerships or limited liability companies is able to and in fact

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elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating company’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Appreciated property may be contributed to our operating company in exchange for operating company membership interests in connection with future acquisitions. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the manager under the operating agreement. Any property acquired by our operating company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

Taxation of U.S. Holders of Our Common Stock

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;
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•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to qualified dividends distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. holders in such years, ordinary REIT dividends are subject to a maximum tax rate of 29.6%, as compared with the 39.6% rate applicable in taxable years beginning before January 1, 2018. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends-received deduction with respect to these distributions.

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than one year, or as short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

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We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase its basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

Passive Activity Loss, Excess Business Loss and Investment Interest Limitation. Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and

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gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce, subject to certain limitations, our REIT taxable income and, accordingly, the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

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Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. Any repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net

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gain from a sale or exchange of common stock and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Taxation of Non-U.S. Holders of Our Common Stock

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and

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accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution as if it were a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In the case of a non-U.S. holder that is a corporation, this gain may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

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However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above with respect to ordinary dividends. Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. The following rules simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

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•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies, or RICs, the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.
•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.

No assurance can be given, however, that we are or will be a domestically controlled REIT.

Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the specified testing period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

Qualified Stockholders. Subject to the exception discussed below, a qualified stockholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign

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person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Non-U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. holders other than qualified stockholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

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U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends paid in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on payments of gross proceeds from the sale of, shares of our common stock to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of, and after December 31, 2018, payments of gross proceeds from the sale of, our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Taxation of Tax-Exempt Holders of Our Common Stock

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under

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Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Certificate of Incorporation’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

Backup Withholding Tax and Information Reporting

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such

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dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock.

State and Local Taxes

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

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ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of our shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including individual retirement accounts (“IRAs”) and other plans that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any our shares of common stock , a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company

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general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Assets Issues

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

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Publicly Offered Securities

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

Operating Company

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan may not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of

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ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

Representation

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that:

1.	either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser made its own discretionary decision to invest in our common stock and the purchase and/or holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws;

2.	we have not provided investment advice of any kind at any time to the purchaser and subsequent transferee or any of their affiliates;

3.	the sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan; and

4.	Each ERISA Plan investor’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:

a.	is independent of Iroquois Valley Farmland REIT, PBC, and any of its affiliates;
b.	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this offering circular;
c.	is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the ERISA Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in us and any related transactions; and
d.	is either: (A) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

Notwithstanding the foregoing, any ERISA Plan investor which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in

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paragraph (4) above. The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

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PLAN OF DISTRIBUTION

We are offering up to $50,000,000 in shares of our common stock pursuant to this offering circular on a “best efforts” basis. Because this is a “best efforts” offering, we must only use our best efforts to sell the shares, which means, that no underwriter, broker-dealer or other person is obligated to purchase any shares. All investors must meet the suitability standards discussed in the section of this offering circular entitled “Suitability Standards.”

If you are eligible to purchase shares of our common stock, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares and the fees attributable to the common shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the common shares you may be eligible to purchase.

The number of shares we have registered pursuant to the registration statement of which this offering circular forms a part is the number that we reasonably expect to be offered and sold within one year from the initial effective date of the registration statement. Under applicable SEC rules, we may not extend this offering beyond one year. Pursuant to this offering circular, we are offering to the public all of the shares that we have registered. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

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HOW TO SUBSCRIBE

Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares that have been requested to be repurchased in any particular month, in our discretion, or if our board of directors modifies, suspends or terminates the share repurchase plan.

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

1.	Read this entire offering circular and any appendices and supplements accompanying this offering circular.

2.	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix C. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

3.	Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to Iroquois Valley Farmland REIT, PO Box 5850, Evanston, IL 60204. Checks should be made payable, or wire transfers directed, to “Iroquois Valley Farmland REIT, PBC.” For prospective investors desiring to send payments electronically please reach out to invest@iroquoisvalleyfarms.com for payment account details.

The subscription process outlined above can be completed online by going to https://invest.iroquoisvalley.com/. Prospective investors using the online system to make an investment are required to create a username and login. Once logged into the system prospective investors will be able to use the investment portal to subscribe to this offering.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of, and to be bound by, the subscription agreement, and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal

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year-end (for non-natural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.

Subscriptions will be binding upon investors and will be accepted or rejected within 15 business days of receipt by us. We will not draw funds from any subscriber until the date your subscription is accepted. If we accept your subscription, we will email you a confirmation.

Minimum Purchase Requirements

You must initially purchase at least 17 common shares in this offering, or invest a minimum $10,183 based on the current per share price. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in full share increments amounts of $599.

However, in certain instances we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our Board of Directors.

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EXPERTS

The financial statements of Iroquois Valley Farms, LLC as of December 31, 2016, and the consolidated financial statements of Iroquois Valley Farmland REIT, PBC as of December 31, 2017 and 2018, and for the years then ended and the related financial statement schedules included in this offering circular, have been audited by Plante Moran, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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LEGAL MATTERS

As of the date of this offering circular, we are not a party to any legal proceedings. We may be party from time to time to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. There can be no assurance that these matters that arise in the future, individually or in aggregate, will not have a material adverse effect on our financial condition or results of operations in any future period.

Certain legal matters regarding the shares of common stock offered hereby and with respect to Delaware law have been passed upon for us by Stahl Cowen Crowley Addis LLC.

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HOW TO OBTAIN ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in this offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of this offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549.

You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Iroquois Valley Farmland REIT, PBC

P.O. Box 5850

Evanston, IL 60204

Offering Contact Information

Alex Mackay

Director of Investor Relations

amackay@iroquoisvalleyfarms.com

(847) 859-6645 x701

Within 120 days after the end of each fiscal year we provide to our shareholders of record an annual report. The annual report contains audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.iroquoisvalley.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

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DEALER OFFERING CIRCULAR DELIVERY OBLIGATION

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver an offering circular. This is in addition to the dealers’ obligation to deliver an offering circular when acting as underwriters and with respect to their unsold allotments or subscriptions.

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FINANCIAL STATEMENTS

F-1

Iroquois Valley Farms LLC

Financial Statements and

Independent Auditors' Report

December 31, 2016

F-2

CONTENTS

Page

INDEPENDENT AUDITORS' REPORT	F-4

FINANCIAL STATEMENTS

Balance Sheet	F-5

Statement of Income	F-6

Statement of Changes in Members' Equity	F-7

Statement of Cash Flows	F-8

Notes to Financial Statements	F-10 – F-22

F-3

F-4

Iroquois Valley Farms LLC
BALANCE SHEET
December 31, 2016

ASSETS

Investments in real estate, at cost:
Land	$23,646,793
Land improvements, machinery and equipment	1,161,316
Buildings and building improvements	847,996

Total investment in real estate	25,656,105
Less accumulated depreciation	387,348

Net investment in real estate	25,268,757

Cash and cash equivalents	560,948
Accounts receivable, less allowance for doubtful accounts of $62,827	343,588
Prepaids and other assets	37,361
Note receivable from member	60,000
Mortgage notes receivable, net of deferred origination fees of $25,651	3,598,641

Total other assets	4,600,538

Total assets	$29,869,295

LIABILITIES AND MEMBERS' EQUITY

Accounts payable and accrued expenses	$152,788
Line of credit	200,000
Mortgages payable	2,968,640
Notes payable, subordinated	4,995,000

Total liabilities	8,316,428

MEMBERS’ EQUITY (membership interests outstanding of 166,763.515)	21,552,867

Total liabilities and members' equity	$29,869,295

The accompanying notes are an integral part of this statement.

F-5

Iroquois Valley Farms LLC
STATEMENT OF INCOME
Year ended December 31, 2016

Revenue
Rental income	$974,967
Lease reimbursements	90,057
Mortgage interest income	77,065

Total revenue	1,142,089

Operating expenses
General and administrative, net of approximately $19,900 of grant reimbursements	468,907
Professional fees	119,054
Real estate taxes	110,681
Insurance	13,266
Restructuring expenses (See Note M)	35,564
Option-based compensation expense	76,791
Depreciation and amortization	112,042

Total operating expenses	936,305

Operating income	205,784

Interest expense	210,036

NET LOSS	$(4,252)

The accompanying notes are an integral part of this statement.

F-6

Iroquois Valley Farms LLC
STATEMENT OF CHANGES IN MEMBERS' EQUITY
Year ended December 31, 2016

Members' equity, December 31, 2015, as previously stated	$18,254,725

Cumulative-effect transition adjustment to restate from investment company
to operating company presentation (see Note B-1)	(1,536,066)

Members' equity, December 31, 2015, as restated	16,718,659

Net loss	(4,252)

Contributions from members	4,857,098

Distributions to members	(42,304)

Redemption of membership interests	(37,500)

Issuance of options as compensation	76,791

Syndication costs	(15,625)

Members' equity, December 31, 2016	$21,552,867

F-7

Iroquois Valley Farms LLC

STATEMENT OF CASH FLOWS

Year ended December 31, 2016

Cash flows from operating activities
Net loss	$(4,252)
Adjustments to reconcile net loss to net cash provided by operating activities
Bad debt expense	65,083
Depreciation and amortization	112,042
Deferred mortgage origination fees amortization	(3,099)
Option-based compensation expense	76,791
Increase in assets
Accounts receivable	(155,070)
Prepaids and other assets	(16,731)
Decrease in liabilities
Accounts payable and accrued expenses	(8,177)

Net cash provided by operating activities	66,587

Cash flows from investing activities
Purchases of investments in real estate, at cost	(3,664,343)
Notes receivable advance to member	(60,000)
Issuance of mortgage notes receivable	(3,625,000)
Principal payments received on mortgage notes receivable	708
Mortgage origination fees received	28,750

Net cash used in investing activities	(7,319,885)

Cash flows from financing activities.	1,853,926
Borrowings on lines of credit.	(1,653,926)
Repayments on lines of credit	600,578
Proceeds from mortgages payable	(779,413)
Proceeds from notes payable, subordinated	1,820,000
Repayments of notes payable, subordinated.	(30,000)
Payment of syndication costs.	(15,625)
Contributions from members.	4,857,098
Distributions to members.	(42,304)
Redemption of membership interests.	(37,500)
Net cash provided by financing activities.	6,572,834

NET DECREASE IN CASH AND CASH EQUIVALENTS	(680,464)

F-8

Cash and cash equivalents, beginning of period	1,241,412
Cash and cash equivalents, end of period	560,948
Supplemental disclosure of cash flow information
Cash paid for interest expense	189,209
The accompanying notes are an integral part of this statement.

The accompanying notes are an integral part of this statement.

F-9

Iroquois Valley Farms LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2016

NOTE A - NATURE OF OPERATIONS

Iroquois Valley Farms LLC (the Company) is an Illinois limited liability company formed in 2007 for the purpose of providing secure land access to organic family farmers. The Company positively impacts local, sustainable and organic agriculture through leasing and mortgage funding with a focus on the next generation of organic farmers. The farmland purchased or financed by the Company is operated primarily by mid-size farm families that run their own sustainable farm business. Investments made by the Company are funded with new debt and / or equity, generally from new investors.

Effective December 31, 2016, the Company was reorganized by its members contributing 99% of their membership interest to Iroquois Valley Farmland REIT, PBC (Iroquois Valley REIT) and 1% of their membership interest in the Company to Iroquois Valley Farmland TRS, Inc., a wholly owned subsidiary of Iroquois Valley REIT. Iroquois Valley REIT was organized for the purpose of reorganizing the Company as a subsidiary of the Iroquois Valley REIT.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

1. Basis of Accounting - Change in Accounting Principle

On January 1, 2016, the Company elected to transition from an investment company as reported under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 946 to a real estate operating company. Accordingly, a cumulative-effect transition adjustment has been made to members' equity as of January 1, 2016, to adjust the balance of members' equity as reported under the operating company method. The transition was adopted as management intends to hold properties for longer terms to secure rental income and for purposes of operating farmland with the goals of facilitating organic land management, supporting local food markets, and providing land access opportunities to family farmers.

As a result of the accounting change, members' equity as of January 1, 2016, decreased from $18,254,725, as originally reported under the investment company FASB ASC Topic 946, to $16,718,659 as a real estate operating company.

2. Balance Sheet Presentation

The operations of the Company involve a variety of real estate transactions and it is not possible to precisely measure the operating cycle of the Company. The balance sheet of the Company has been prepared on an unclassified basis in accordance with real estate industry practices.

F-10

3. Investments in Real Estate

Investments in real estate consists of the following properties, at net book value at December 31, 2016:

Property Name	Location (County, State)	Date Acquired		Net Book Value at 12/31/2016
Denker Farm	Livingston, IL	March 22, 2011	$	1,459,000
Hedge Creek Farm	Will, IL	December 28, 2012		637,542
Iroquois Valley East and West Farms	Iroquois, IL	2007 and 2008		1,118,254
Mary Ellen's Farm	Iroquois, IL	January 30, 2013		1,050,216
Mooday and Jackman Farms	Boone and Montgomery, IN	February 15, 2013		1,031,963
Old Oak Farm	Huntington, IN	August 20, 2012		932,545
One Bottom Farm	Iroquois, IL	November 21, 2013		354,846
Pleasant Ridge Farm	Livingston, IL	May 18, 2011		508,254
Red Oak Farm	Boone, IN	November 15, 2012		831,802
Rock Creek Farm	Will, IL	October 9, 2012		606,915
Shiawassee Farm	Shiawassee, MI	May 8, 2013		1,095,005
Sparta Woods Farm	Noble, IN	December 20, 2013		1,032,345
Taconic Ridge Farm	Washington, NY	October 15, 2013		323,087
Brindle Farm	Allen, IN	September 19, 2014		510,441
Healing Ground Farm	Rockcastle, KY	June 17, 2014		127,001
Mystic River Farm	Monroe, WV	September 10, 2014		553,059
Union Fair Farm	Knox, ME	April 2, 2014		539,461
Lakeville Farm	St. Joseph, IN	November 14, 2014		2,149,504
Two Roads Farm	Shelby, IL	March 11, 2014		2,374,640
South Grove Farm	Dekalb, IL	February 12, 2015		717,857
Mackinaw Farm	Ford, IL	February 20, 2015		1,017,129
Saginaw Bay Farm	Tuscola, MI	April 14, 2015		1,784,995
Earlville Farm	Madison, NY	April 16, 2016		393,105
Jubilee Farm	Elkhart, IN	October 28, 2015		480,775

F-11

Investments in real estate are carried at cost, less accumulated depreciation. On a continuous basis, management assesses whether there are any indicators, including property performance and general market conditions, that the value of the investments in real estate may be impaired.

If indicators of impairment are present, management will estimate based on projected undiscounted cash flows (including land appraised values) if an impairment of the carrying cost has occurred. If these cash flows are less than the net carrying value of the property an impairment loss will be recorded. The Company evaluated the investments in real estate for indicators of impairment and noted none. As a result, no impairment charges were recorded for the year ended December 31, 2016.

The Company's policy is to depreciate land improvements, machinery, equipment, buildings and building improvements over the estimated useful lives of the assets by use of the straight-line method, as indicated in the following table.

Land improvements, machinery and equipment	7 - 15 years
Buildings and building improvements	15 – 20 years

The cost of repairs and maintenance is charged to expense as incurred; significant improvements and betterments are capitalized.

4. Cash Equivalents

The Company maintains cash balances with a lender which holds the mortgages on certain investments (see Note G). These cash equivalents are not restricted and can be withdrawn at any time without penalty.

5. Accounts Receivable

Accounts receivable are uncollateralized tenant obligations due under normal trade terms, estimates of tenant farmer obligations due to the Company in accordance with the variable farm revenue as stated in the lease agreements, and mortgage interest income receivable due to the Company. Estimates of variable farm revenues are based on a calculation of farm revenues exceeding a certain price point per acre (as defined in the individual lease agreements) and the excess being partially due to the Company. Management individually reviews all variable rents receivable and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of recorded receivables which may be uncollectible based on specific information about tenant accounts, past loss experience, and general economic conditions. Bad debts are written off against the allowance for doubtful accounts when they are determined to be uncollectible.

F-12

6. Syndication Costs

Syndication costs represent costs incurred in connection with the syndication of the Company. These costs are reflected as a direct reduction of members' equity. Syndication costs of $15,625 were incurred for the year ended December 31, 2016.

7. Revenue Recognition

Rental income is recognized when due as provided under the lease agreements with tenants. All leases between the Company and its tenants are classified as operating leases. Lease reimbursements represent real estate taxes and property insurance, which are billed to tenants pursuant to the terms of the lease. Lease reimbursements are recognized as earned in the same period the expenses are incurred. Mortgage interest income is recognized when due as provided under the mortgage agreements in place. Deferred mortgage origination fees are amortized to interest income ratably over the life of the related mortgages.

8. Income Taxes

As a limited liability company, the Company's taxable income or loss is allocated to the members. Therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company may be subject to certain state taxes.

Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by taxing authorities. Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the financial statements. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress.

9. Option-Based Compensation

Compensation expense relating to option-based payments is recognized in operations using the Black Scholes fair value measurement method. Under this fair value method, the estimated fair value of awards is charged to operations on a straight-line basis over the requisite service period, which is generally the vesting period.

10. Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-13

Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ markedly from management's current judgments. The fair value of compensation expense related to membership options is considered a significant estimate due to the variability of estimates of expected life, risk-free interest rate, expected dividends, and volatility utilized in the calculation of fair value. While management's estimates of fair value of compensation expense are reasonable, the actual results could differ and have a significant impact on the financial statements.

11. Significant Accounting Standards Applicable In Future Years

Revenue Recognition

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2018, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2019 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements.

Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. ASU 2016-02 will require lessees to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied using a modified retrospective approach.

ASU 2016-02 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s financial statements.

F-14

ASU 2018-11 was issued in July 2018 and provides an additional and optional transition method to apply the provisions of ASU 2016-02. This new transition method allows an entity to apply the new lease standard at the adotpion date and recognize a cumulative-effect adjustment to the opening equity balance in the period of adoption. ASU 2018-11 also provides certain other practical expedients. Management is currently evaluating the effect that ASU 2018-11 will have on the Company's financial statements.

Allowance for Loan and Lease Losses

The FASB issued ASU 2016-13, Financial Instruments - Credit Losses, (Topic 326) (ASU 2016-13), in June 2016. ASU 2016-13 will require entities to update their credit loss model to the current expected credit losses (CECL) model. This CECL model will require entities to estimate the credit losses expected over the life of an exposure (or pool of exposures). ASU 2016-13 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2021, and should be applied using a modified retrospective approach.

ASU 2016-13 is effective for the Company’s December 31, 2022 financial statements and thereafter. Management is currently evaluating the effect that ASU 2016-13 will have on the Company’s financial statements.

NOTE C - NOTE RECEIVABLE FROM MEMBER - RELATED PARTY TRANSACTION

On July 15, 2016, the Company provided $60,000 to a member of the Company in the form of a promissory note. The note is uncollateralized and bears interest semi-annually at a fixed rate of 2.50%. Principal is due in full upon maturity on January 15, 2021.

NOTE D - MORTGAGE NOTES RECEIVABLE

During 2016, the Company has adopted a farmland financing policy to provide mortgage financing for organic and sustainable farmers to purchase farmland to achieve certified organic standards. The Company's financing policy requires extensive background and credit checks and that each farmland mortgage be collateralized by farmland appraised at a minimum value of 1.33 times the value of the loan. The financing policy also prohibits the outstanding loans on farmland from exceeding 20% of the Company's total farmland assets (defined as investments in real estate, at cost plus mortgage notes receivable).

Management closely monitors the quality of the mortgage notes receivable portfolio and has established a review process designed to help grade the quality and profitability of the Company’s mortgage notes receivable portfolio. The Company utilizes an internal risk rating system to evaluate credit risk. It assigns an internal risk rating based on an assessment of each borrower’s financial condition. These internal techniques are consistent with the methods used by major third-party agencies to assign ratings. The credit quality grade helps management make a comparable assessment of each mortgage note receivable’s credit risk.

F-15

Using this data, the Company evaluates liquidity, financial strength, management effectiveness, and operating efficiency and assigns one of four ratings: performing, watch, at-risk, and default. As of December 31, 2016, the Company's mortgage notes receivable were all performing.

As of December 31, 2016, the Company has issued five loans with original mortgage balances of $3,625,000 and received loan origination fees of $28,750. Mortgage notes receivable are reported at their outstanding principal balances net of any unamortized origination fees. As of December 31, 2016, the Company had $3,598,641 of net mortgage notes receivable. Origination fees received are deferred and recognized as adjustments to mortgage interest income over the lives of the related mortgage notes. The outstanding mortgage notes receivable require monthly interest only payments with rates ranging from 4.00% to 5.00%. The principal balance on the loans is due upon the maturity of each of the mortgage notes receivable which expire at various dates through 2021. At December 31, 2016, mortgages receivable are collateralized by real estate and improvements thereon. Prepayments are allowed. Mortgage interest income earned, including amortized origination fees, during the year ended December 31, 2016 totaled $77,065.

NOTE E - LIMITED LIABILITY COMPANY

1. Allocations to Members

Allocations of income, loss, and distributions to the members are based on the provisions of the Company's operating agreement. Interested parties should refer to the operating agreement for a more complete description of the Company's allocation provisions.

2. Personal Assets and Liabilities

In accordance with the generally accepted method of presenting limited liability company financial statements, the financial statements do not include the personal assets and liabilities of the members, including their obligations for any income tax liability on the Company's income.

NOTE F - REVOLVING LINES OF CREDIT

The Company has two $500,000 line of credit facilities with the lender who services the mortgages payable (see Note G) which expire on May 1, 2017. There were no outstanding borrowings on the lines as of December 31, 2016. Interest is payable monthly at the 30 day London InterBank Offered Rate (LIBOR) (0.62% at December 31, 2016) plus 2.50%. The lines are collateralized by the Company's Shiawassee and Sparta Woods farms.

The Company entered into another $1,000,000 line of credit with a different lender in October 2015 which expires on October 30, 2018. There was $200,000 of outstanding borrowings on the line as of December 31, 2016. Interest is payable monthly at the bank's prime rate (4.75% at December 31, 2016, as defined in the agreement) reduced by an applicable margin (0.50%). The line is collateralized by the

F-16

Lakeville Farm. The Company is subject to certain restrictive covenants.

Aggregate interest expensed during the year ended December 31, 2016 was approximately $4,500, related to the lines of credit. Accrued interest at December 31, 2016 totaled approximately $1,500, related to the lines of credit.

NOTE G - MORTGAGES PAYABLE

Mortgages payable at December 31, 2016 consists of the following:

F-17

Future debt maturities for the years ending December 31 are as follows:

Mortgage note payable, in semi-annual installments of $17,626, including interest at a fixed rate of 4.10% through January 2023, with final maturity in January 2042. The note is collateralized by the Denker farm.	$548,092
Mortgage note payable, in semi-annual installments of $11,655, including interest at a fixed rate of 3.70% through September 2019, with final maturity in April 2043. The note is collateralized by the Old Oak farm.	$391,535
Mortgage note payable, in semi-annual installments of $6,940, including interest at a fixed rate of 3.70% through October 2019, with a final maturity in April 2043. The note is collateralized by the Rock Creek farm.	$233,151
Mortgage note payable, in semi-annual installments of $8,653, including interest at a fixed rate of 3.70% through December 2019, with a final maturity in June 2043. The note is collateralized by the Hedge Creek farm.	$290,681
Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 4.10% through January 2023, with a final maturity in June 2043. The note is collateralized by the Red Oak farm.	$327,544
Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 4.10% through February 2023, with a final maturity in June 2043. The note is collateralized by the Mooday and Jackan farms.	$327,544
Mortgage note payable, in semi-annual installments of $7,102, including interest at a fixed rate of 3.50% through October 2018, with a final maturity in May 2044. The note is collateralized by Mary Ellen's farm.	$249,515
Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.00% through March 1, 2018, with all principal and interest due on March 1, 2018. The note is collateralized by Tippecanoe and Mackinaw farms. This note has been repaid as disclosed in Note M.	$600,578
$2,968,640

Aggregate interest expensed during the year ended December 31, 2016 was approximately $107,000, related to the mortgages payable. Accrued interest at December 31, 2016 totaled approximately $21,200 related to the mortgages payable.

Future debt maturities for the years ending December 31 are as follows:

2017	53,295
2018	655,963
2019	56,635
2020	57,914
2021	60,183
Thereafter	2,084,650
2,968,640

NOTE H - NOTES PAYABLE, SUBORDINATED-RELATED PARTY TRANSACTIONS

The Company has borrowed through issuances of notes payable to finance the purchase of new real estate operating properties. The debt is categorized in five tranches of notes payable, series A - E. The notes have interest due semi-annually or annually, ranging from 2.00% to 3.50% with principal due in full at maturity. Interest expensed during the year ended December 31, 2016 was approximately $125,000. The notes have various original maturity dates from 2018 through 2026 and the Series A notes include an automatic renewal for one year upon maturity date, unless the notes are terminated by either the Company or payee. The notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes F and G). Notes payable due to related parties aggregated approximately 54% of the total notes payable at December 31, 2016. During 2016, principal of $30,000 was paid to one of the series A noteholders. See Note M for additional note payable issuances and principal payments through October 1, 2018.

Aggregate interest expensed during the year ended December 31, 2016 was approximately $125,000, related to the notes payable. Accrued interest at December 31, 2016 totaled approximately $63,000 related to the notes payable.

Future original maturities of the notes payable as of December 31, 2016 are as follows:

2017	—
2018	880,000
2019	—
2020	1,130,000
2021	895,000
Thereafter	2,090,000
4,995,000

F-18

NOTE I - RENTAL INCOME

The Company leases its real estate to farm operators under five year variable cash or fixed cash operating lease agreements. The lease agreements include minimum base rent plus a variable component, if applicable, based on total farm revenues. Leases require the farm tenant to maintain federal crop insurance for the duration of the lease.

Future minimum rent and estimated reimburseable income on noncancelable operating leases for the years ending December 31 are as follows:

2017	$934,268
2018	$691,984
2019	$573,776
2020	$367,162
2021	$46,868

$2,614,058

NOTE J - MEMBERSHIP UNIT OPTION PLAN

The Company provides for the grant of incentive options to purchase membership units to certain officers of the Company. The agreements allow the option holders to purchase membership units of the Company at a stated price during a specified period of time (generally 10 - 15 years). Option awards are generally granted with an exercise price equal to the fair market value of the membership units at the date of grant. Options generally vest over three years.

The Company has granted options to certain staff members and consultants. In 2016, 1,000 options were granted and 1,200 options were exercised. The 1,200 exercised options were valued as of the exercise date at $37,500 based on the difference between the exercise prices of the options (ranging from $100 - $127) and the $142 value of the membership units assessed at the date of exercise. The fair value of $37,500 was immediately redeemed and paid out (net) in cash to the option holders.

The fair value of each option is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies and was used in computing the option-based compensation during 2016. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 - 15 years).

Option-based compensation expense recognized in the statement of operations was $76,791 for the year ended December 31, 2016.

F-19

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Expected Life	10 – 15 years
Risk-free interest rate	1.78% - 3.47%
Expected Dividends	0.00%
Volatility	10% - 29%

Membership unit option activity for the year ended December 31, 2016 is as follows:

			Weighted
		Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term

January 1, 2016	11,750	$132.11	12 years
Granted	1,000	142.00	10 years
Exercised	(1,200)
Cancelled/forfeited	—

December 31, 2016	11,550	$135.25	11 years

Exercisable at December 31, 2016	7,050		13 years

A total of 1,267 options vested during the year ended December 31, 2016.

NOTE K - CONCENTRATIONS OF RISK

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender (see Note B-3), which is not a federally insured institution.

The Company's investments in real estate, at cost, are significantly concentrated within holdings of agriculture within the United States (see Note B-2). The general health of that industry could have a significant impact on the fair value of investments held by the Company.

F-20

NOTE L - CONSERVATION INNOVATION GRANT - GAIN CONTINGENCY

In the fall of 2016, the Company was awarded a Conservation Innovation Grant from the National Resources Conservation Service, a division of the United States Department of Agriculture. The grant became effective on December 2, 2016 and will run through September 30, 2019 as defined in the agreement. Under the terms of the grant, the Company will be reimbursed for certain expenses in an amount up to approximately $945,000 associated with the Soil Restoration Notes offering that will be issued in 2017. The payments under the grant during the year ended December 31, 2016 and the receivable recorded for future reimbursement payments at December 31, 2016 were insignificant. Given the contingent nature of the grant the Company has not recorded the full grant amount as an asset related to future reimbursement payments.

NOTE M - SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 1, 2018, the date that these financial statements were available to be issued. Management has determined that no events or transactions, other than those described below, have occurred subsequent to the balance sheet date that require disclosure in the financial statements.

Iroquois Valley REIT has had the following significant activities during the year ended December 31, 2017 and during 2018 through October 1, 2018:

- Purchased seven farms with an aggregate purchase price of approximately $10,900,000.

- Issued seventeen mortgage loans receivable (four second position loans to which the Company is also the first lien holder) totaling approximately $8,700,000. The mortgage loans receivable are collateralized by real estate and improvements thereon and require monthly interest payments with rates ranging from 5.00% to 6.00%. Twelve loans are interest only for five consecutive years and five loans have amortization schedules of twenty-five to ten years. The principal balance is due upon maturity with initial maturity dates ranging from 2022 to 2028.

- Sold two farms for gross proceeds of $950,000 (inclusive of the sale of development rights on one farm property prior to the full title sale). The cumulative gain from the sales was approximately $153,000.

- Extended two $500,000 lines of credit with its primary mortgage lender. The current lines both expire on May 1, 2019.

- Borrowed approximately $6,500,000 across six new mortgage loans with its primary lender. Mortgage loans payable are collateralized by real estate and improvements thereon. The loans require semi-annual payments of either interest only or installments of principal and interest, at interest rates ranging from 3.25% to 4.60%. Remaining principal balances are due upon maturity. Maturity dates range from 2018 through 2048.

F-21

- Paid off two mortgage loans with its primary lender representing a combined initial borrowing amount of $2,300,000.

- Issued, with a new secondary lender, a revolving line of credit for $250,000 and mortgage loan for $680,000 both collateralized by real estate. The line of credit expires November 2020 and interest is payable monthly at the WSJ published bank prime rate reduced by an applicable margin (0.40%). The mortgage loan has semi-annual interest only payments at a fixed rate of 3.55% through May 2021, and then 13 semi-annual principal payments of $15,455, with interest charged at the one-month LIBOR rate, plus 2.50%. The mortgage loan has a final balloon payment due upon maturity in November 2027. The Company is subject to certain restrictive covenants under these borrowing agreements.

- Issued $5,680,000 and paid off $470,000 subordinated notes payable. The notes payable issuances have interest rates ranging from 0.00% to 3.35% and maturities between 2020 and 2026.

- Issued approximately $9,500,000 in common equity shares.

- Purchased from investors approximately $513,000 in common equity shares.

- 500 share options (representing 2,000 membership options prior to reorganization) were exercised.

F-22

Iroquois Valley Farmland REIT, PBC

Consolidated Financial Statements

December 31, 2017

F-23

CONTENTS

Page

INDEPENDENT AUDITORS' REPORT	F-25

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet	F-26

Consolidated Statement of Income	F-27

Consolidated Statement of Changes in Stockholders' Equity	F-28

Consolidated Statement of Cash Flows	F-29

Notes to Consolidated Financial Statements	F-30 - F-41

F-24

F-25

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED BALANCE SHEET
December 31, 2017

ASSETS

Investments in real estate, at cost:
Land	$32,013,889
Land improvements, machinery and equipment	1,403,154
Buildings and building improvements	1,081,675

Total investment in real estate	34,498,718
Less accumulated depreciation	530,354

Net investment in real estate	33,968,364

Cash and cash equivalents	458,373
Accounts receivable, less allowance for doubtful accounts of $33,000	585,138
Prepaids and other assets	106,566
Mortgage notes receivable, net of deferred origination fees of $43,561	7,688,090

Total other assets	8,838,167

Total assets	$42,806,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses	$307,656
Mortgages payable	6,569,268
Notes payable, subordinated	9,905,000

Total liabilities	16,781,924

STOCKHOLDERS’ EQUITY	26,024,607

Total liabilities and stockholders' equity	$42,806,531

The accompanying notes are an integral part of this consolidated statement.

F-26

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED STATEMENT OF INCOME
Year ended December 31, 2017

Revenue
Rental income	$1,098,583
Lease reimbursements	124,996
Mortgage interest income	366,711
Other	8,544

Total revenue	1,598,834

Operating expenses
General and administrative, net of approximately $295,000 of grant reimbursements	314,382
Professional fees	337,533
Real estate taxes	140,260
Insurance	15,559
Option-based compensation expense	39,268
Depreciation and amortization	143,006

Total operating expenses	990,008

Operating income	608,826

Interest expense	391,653

NET INCOME	$217,173

F-27

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Year ended December 31, 2017

	Common Stock (1)				Total
	Shares Issued		Additional Paid-in	Retained	Stockholders'
	and Outstanding	Amount	Capital	Earnings	Equity

Stockholders' equity, January 1, 2017	42,042.966	420	$—	$21,552,447	$21,552,867

Net income	—	—	—	217,173	217,173

Contributions from stockholders	7,517.893	75	4,618,704	—	4,618,779

Redemptions paid to stockholders	58.056)	(1)	(97,203)	—	(97,204)

Dividends to stockholders	—	—	—	(267,402)	(267,402)

Issuance of options as compensation	—	—	—	39,268	39,268

Syndication costs	—	—	—	(38,874)	(38,874)

Stockholders' equity, December 31, 2017	49,402.803	$494	$4,521,501	$21,502,612	$26,024,607

(1) 200,000 shares authorized, $0.01 par value; 49,402.803 shares issued and outstanding at December 31, 2017.

The accompanying notes are an integral part of this consolidated statement.

F-28

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2017

Cash flows from operating activities
Net income	$217,173
Adjustments to reconcile net income to net cash provided by operating activities
Bad debt expense	2,833
Depreciation and amortization	143,006
Deferred mortgage origination fees amortization	(11,976)
Option-based compensation expense	39,268
Decrease in assets
Accounts receivable	(244,383)
Prepaids and other assets	(9,205)
Increase in liabilities
Accounts payable and accrued expenses	154,868

Net cash provided by operating activities	291,584

Cash flows from investing activities
Purchases of investments in real estate, at cost	(8,842,613)
Issuance of mortgage notes receivable	(4,460,500)
Principal payments received on mortgage notes receivable	353,142
Mortgage origination fees received	29,885

Net cash used in investing activities	(12,920,086)

Cash flows from financing activities
Net repayments on lines of credit	(200,000)
Proceeds from mortgages payable	5,452,172
Repayments on mortgages payable	(1,851,544)
Proceeds from notes payable, subordinated	4,935,000
Repayments of notes payable, subordinated	(25,000)
Payment of syndication costs	(38,874)
Contributions from stockholders	4,618,779
Redemptions paid to stockholders	(97,204)
Dividends paid to stockholders	(267,402)

Net cash provided by financing activities	12,525,927

NET DECREASE IN CASH AND CASH EQUIVALENTS	(102,575)

Cash and cash equivalents, beginning of period	560,948

Cash and cash equivalents, end of period	$458,373
Supplemental disclosure of cash flow information
Cash paid for interest expense	$279,831

The accompanying notes are an integral part of this consolidated statement.

F-29

            Iroquois Valley Farmland REIT, PBC

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        December 31, 2017

NOTE A - NATURE OF OPERATIONS

Iroquois Valley Farms LLC (the Operating Company), was formed in 2007 for the purpose of providing secure land access to organic family farmers. Effective December 31, 2016, the Company was reorganized by its members contributing 99% of their membership interests to Iroquois Valley Farmland REIT, PBC (the Parent Company) and 1% of their membership interest in the Company to Iroquois Valley Farmland TRS, Inc. (the TRS Subsidiary), a wholly owned subsidiary of Iroquois Valley Farmland REIT, PBC.

The Company positively impacts local, sustainable and organic agriculture through leasing and mortgage funding with a focus on the next generation of organic farmers. The farmland purchased or financed by the Company is operated primarily by mid-size farm families that run their own sustainable farm business. Investments made by the Company are funded with new debt and / or equity, generally from new investors.  The Company operates as a self-administered and self-managed real estate investment trust (REIT), under the Internal Revenue Code.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

1. Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of Iroquois Valley Farmland REIT, PBC and its wholly-owned subsidiaries, the Operating Company and the TRS Subsidiary (collectively, the Company).  All significant intercompany accounts and transactions are eliminated in consolidation.

2. Balance Sheet Presentation

  The operations of the Company involve a variety of real estate transactions and it is not possible to precisely measure the operating cycle of the Company.  The consolidated balance sheet of the Company has been prepared on an unclassified basis in accordance with real estate industry practices.

3. Investments in Real Estate

Investments in real estate consists of the following properties, at net book value at December 31, 2017:

F-30

Property Name	Location (County, State)	Dated Acquired	Net Book Value at 12/31/2017
Denker Farm	Livingston, IL	March 22, 2011	$1,449,947
Hedge Creek Farm	Will, IL	December 28, 2012	637,134
Iroquois Valley East
and West Farms	Iroquois, IL	2007 and 2008	1,103,962
Mary Ellen's Farm	Iroquois, IL	January 30, 2013	1,047,730
Mooday	Boone and
and Jackman Farms	Montgomery, IN	February 15, 2013	1,031,963
Old Oak Farm	Huntington, IN	August 20, 2012	931,038
One Bottom Farm	Iroquois, IL	November 21, 2013	354,846
Pleasant Ridge Farm	Livingston, IL	May 18, 2011	505,019
Red Oak Farm	Boone, IN	November 15, 2012	831,802
Rock Creek Farm	Will, IL	October 9, 2012	601,880
Shiawassee Farm	Shiawassee, MI	May 8, 2013	1,095,894
Sparta Woods Farm	Noble, IN	December 20, 2013	1,032,345
Taconic Ridge Farm	Washington, NY	October 15, 2013	323,087
Brindle Farm	Allen, IN	September 19, 2014	524,400
Healing Ground Farm	Rockcastle, KY	June 17, 2014	127,001
Mystic River Farm	Monroe, WV	September 10, 2014	553,059
Union Fair Farm	Knox, ME	April 2, 2014	578,385
Lakeville Farm	St. Joseph, IN	November 14, 2014	2,138,917
Two Roads Farm	Shelby, IL	March 11, 2014	2,357,856
South Grove Farm	Dekalb, IL	February 12, 2015	717,857
Mackinaw Farm	Ford, IL	February 20, 2015	1,017,129
Saginaw Bay Farm	Tuscola, MI	April 14, 2015	1,772,342
Earlville Farm	Madison, NY	April 16, 2016	415,811
Jubilee Farm	Elkhart, IN	October 28, 2015	480,775
Yoder Farm	Allen, IN	November 24, 2015	537,457
Tower Road Farm	Dekalb, IL	February 29, 2016	820,476
Lake Wawasee Farm	Noble, IN	April 21, 2016	680,535
Tippecanoe Farm	Kosciusko, IN	August 8, 2016	812,781
Bahasaba Farm	Hill, MT	April 12, 2016	225,201
Susquehanna Farm	Chenago, NY	October 12, 2016	567,012
Battle Creek	Dekalb, IL	November 10, 2017	1,379,380
South Fork	Livingston, IL	October 16, 2017	2,166,497
Cottonwood	Hill, MT	September 1, 2017	1,038,490
Flat Rock	Seneca, OH	May 15, 2017	2,878,926
Creambrook	Augusta, VA	May 22, 2017	1,231,430

			$33,968,364
F-31

 Investments in real estate are carried at cost, less accumulated depreciation. On a continuous basis, management assesses whether there are any indicators, including property performance and general market conditions, that the value of the investments in real estate may be impaired. To determine if indicators of impairment exist, management utilizes independent third-party analyses for those properties owned for more than one year. At a minimum of once every three years the independent analysis is completed by a certified appraiser or licensed real estate professional. The methods employed in the valuation generally consider one or more of the following methods: the sales comparison approach (which uses the market for comparable properties), income capitalization approach (which considers income - generating potential of the property and anticipated rate of return), and the cost approach.

If indicators of impairment are present, management will estimate based on projected discounted cash flows (including land appraised values) if an impairment of the carrying cost has occurred.  If these cash flows are less than the net carrying value of the property an impairment loss will be recorded.  The Company evaluated the investments in real estate for indicators of impairment and noted none.  As a result, no impairment charges were recorded for the year ended December 31, 2017.

The Company's policy is to depreciate land improvements, machinery, equipment, buildings and building improvements over the estimated useful lives of the assets by use of the straight-line method, as indicated in the following table.

Land improvements, machinery and equipment	7 - 15 years
Buildings and building improvements	15 – 20 years

The cost of repairs and maintenance is charged to expense as incurred; significant improvements and betterments are capitalized.

4. Cash Equivalents

The Company maintains cash balances with a lender which holds the mortgages on certain investments (see Note F).  These cash equivalents are not restricted and can be withdrawn at any time without penalty.

5. Accounts Receivable

Accounts receivable are uncollateralized tenant obligations due under normal trade terms, estimates of tenant farmer obligations due to the Company in accordance with the variable farm revenue as stated in the lease agreements, and mortgage interest income receivable due to the Company.  Estimates of variable farm revenues are based on a calculation of farm revenues exceeding a certain price point per acre (as defined in the individual lease agreements) and the excess being partially due to the Company.  Management individually reviews all variable rents receivable and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management's best estimate of recorded receivables which may be uncollectible based on specific information about tenant accounts, past loss experience, and general economic conditions.  Bad debts are written off against the allowance for doubtful accounts when they are determined to be uncollectible.

F-32

6. Syndication Costs

Syndication costs represent costs incurred in connection with the syndication of the REIT. These costs are reflected as a direct reduction of stockholders' equity. Syndication costs of $38,874 were incurred for the year ended December 31, 2017.

7. Revenue Recognition

Rental income is recognized when due as provided under the lease agreements with tenants.  All leases between the Company and its tenants are classified as operating leases.  Lease reimbursements represent real estate taxes and property insurance, which are billed to tenants pursuant to the terms of the lease.  Lease reimbursements are recognized as earned in the same period the expenses are incurred.  Mortgage interest income is recognized when due as provided under the mortgage agreements in place.  Deferred mortgage origination fees are amortized to interest income ratably over the life of the related mortgages.

8. Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code and applicable Treasury regulations relating to REIT qualification.  The Company must meet certain requirements to be eligible, including distribution requirements and other asset and income tests.  Management intends to adhere to these requirements and maintain the REIT status.  As a REIT, the Company will generally not be liable for U.S. federal corporate income taxes, thus no provision is included in the accompanying consolidated financial statements.  The Company has also elected taxable REIT subsidiary status for the TRS Subsidiary which allows for activities that do not qualify as rents from real property.

9. Option-Based Compensation

Compensation expense relating to option-based payments is recognized in operations using the Black Scholes fair value measurement method.  Under this fair value method, the estimated fair value of awards is charged to operations on a straight-line basis over the requisite service period, which is generally the vesting period.

10. Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ markedly from management's current judgments. The fair value of compensation expense related to membership options is considered a significant estimate due to the variability of estimates of expected life, risk-free interest rate, expected dividends, and volatility utilized in the calculation of fair value. While management's estimates of fair value of compensation expense are reasonable, the actual results could differ and have a significant impact on the financial statements.

F-33

11. Significant Accounting Standards Applicable In Future Years

Revenue Recognition

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2018, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2019 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements.

Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. ASU 2016-02 will require lessees to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied using a modified retrospective approach.

ASU 2016-02 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s financial statements.

Allowance for Loan and Lease Losses

The FASB issued ASU 2016-13, Financial Instruments - Credit Losses, (Topic 326) (ASU 2016-13), in June 2016. ASU 2016-13 will require entities to update their credit loss model to the current expected credit losses (CECL) model. This CECL model will require entities to estimate the credit losses expected over the life of an exposure (or pool of exposures). ASU 2016-13 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2021, and should be applied using a modified retrospective approach.

ASU 2016-13 is effective for the Company’s December 31, 2022 financial statements and thereafter. Management is currently evaluating the effect that ASU 2016-13 will have on the Company’s financial statements.

F-34

NOTE C - NOTES RECEIVABLE FROM STOCKHOLDERS - RELATED PARTY TRANSACTION

The Company advanced $20,000 to a related party of the Company in the form of a promissory note during the year ended December 31, 2017. There were total outstanding advances of $72,564 due from stockholders and related parties as of December 31, 2017 which are included in the accompanying consolidated balance sheet in prepaid and other assets. The notes are uncollateralized and bear interest semi-annually at fixed rates ranging from 2.00% - 2.50%. Principal is due between 2018 - 2021.

NOTE D - MORTGAGE NOTES RECEIVABLE

The Company has entered into a farmland financing policy to provide mortgage financing for organic and sustainable farmers to purchase farmland to achieve certified organic standards. The Company's financing policy requires extensive background and credit checks and that each farmland mortgage be collateralized by farmland appraised at a minimum value of 1.33 times the value of the loan. The financing policy also limits the outstanding loans on farmland to 30% of the Company's total farmland assets (defined as investments in real estate, at cost plus mortgage notes receivable).

Management closely monitors the quality of the mortgage notes receivable portfolio and has established a review process designed to help grade the quality and profitability of the Company’s mortgage notes receivable portfolio.  The Company utilizes an internal risk rating system to evaluate credit risk. It assigns an internal risk rating based on an assessment of each borrower’s financial condition. These internal techniques are consistent with the methods used by major third-party agencies to assign ratings. The credit quality grade helps management make a comparable assessment of each mortgage note receivable’s credit risk.

Using this data, the Company evaluates liquidity, financial strength, management effectiveness, and operating efficiency and assigns one of four ratings: performing, watch, at-risk, and default.  As of December 31, 2017, the Company's mortgage notes receivable were all performing.

During 2017, the Company issued nine loans with original mortgage balances of $4,460,500, received loan origination fees of $29,885, and received principal payments of $353,142. Mortgage notes receivable are reported at their outstanding principal balances net of any unamortized origination fees. As of December 31, 2017, the Company had $7,688,090 of net mortgage notes receivable. Origination fees received are deferred and recognized as adjustments to mortgage interest income over the lives of the related mortgage notes. The outstanding mortgage notes receivable require monthly interest only payments with rates ranging from 4.00% to 5.85%. The principal balance on the loans is due upon the maturity of each of the mortgage notes receivable which expire at various dates through 2036. Prepayments are allowed. At December 31, 2017, mortgages receivable are collateralized by real estate and improvements thereon. Mortgage interest income earned, including amortized origination fees, during the year ended December 31, 2017 totaled $366,711.

F-35

NOTE E - REVOLVING LINES OF CREDIT

The Company has a $1,000,000 line of credit with a lender which expires on October 30, 2018.  There was no outstanding balance on the line as of December 31, 2017. Interest is payable monthly at the bank's prime rate (5.00% at December 31, 2017, as defined in the agreement) reduced by an applicable margin (0.50%).  The line is collateralized by the Lakeville Farm.  The Company is subject to certain restrictive covenants.

The Company has two $500,000 line of credit facilities with the lender who services certain mortgages payable (see Note F) which expire on May 1, 2018.  Management intends to extend the line of credit facilities with the same lender upon expiration.  There were no outstanding borrowings on the lines as of December 31, 2017.  Interest is payable monthly at the 30 day London InterBank Offered Rate (LIBOR) (1.57% at December 31, 2017), plus 2.50%.  The lines are collateralized by the Company's Shiawassee and Sparta Woods farms.

The Company entered into a $250,000 line of credit with a lender who services certain mortgages payable (see Note F) which expires on November 10, 2020.  There was no outstanding balance on the line as of December 31, 2017.  Interest is payable monthly at the WSJ published bank prime rate (4.50% at December 31, 2017, as defined in the agreement) reduced by an applicable margin (0.40%).  The line is collateralized by the Tower Road Farm.  The Company is subject to certain restrictive covenants.

NOTE F - MORTGAGES PAYABLE

Mortgages payable at December 31, 2017 consists of the following:

Mortgage note payable, in semi-annual installments of $17,626, including interest at a fixed rate of 3.60% through January 2023, with final maturity in January 2042. The note is collateralized by the Denker farm.	$535,181
Mortgage note payable, in semi-annual installments of $11,655, including interest at a fixed rate of 3.70% through September 2019, with final maturity in April 2043. The note is collateralized by the Old Oak farm.	382,631
Mortgage note payable, in semi-annual installments of $6,940, including interest at a fixed rate of 3.70% through October 2019, with a final maturity in April 2043. The note is collateralized by the Rock Creek farm.	227,848
Mortgage note payable, in semi-annual installments of $8,653, including interest at a fixed rate of 3.70% through December 2019, with a final maturity in June 2043. The note is collateralized by the Hedge Creek farm	284,071
Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 3.60% through January 2023, with a final maturity in June 2043. The note is collateralized by the Red Oak farm.	320,520
Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 3.60% through February 2023, with a final maturity in June 2043. The note is collateralized by the Mooday and Jackman farms.	320,520

F-36

Mortgage note payable, in semi-annual installments of $7,102, including interest at a fixed rate of 3.40% through October 2018, with a final maturity in May 2044. The note is collateralized by Mary Ellen's farm.	243,997
Mortgage note payable, with interest charged at a fixed rate of 3.25% through May 1, 2018, with all principal and accrued interest due on May 1, 2018. The note is collateralized by the Two Roads farm.	536,000
Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.45% (adjusted every three years beginning in 2020) through November 1, 2017, and then 59 semi-annual principal and interest payments of $16,400, with all remaining principal and interest due on November 1, 2047. The note is collateralized by the Creambrook farm.	610,000
Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.45% (adjusted every three years beginning in 2020) through November 1, 2017, and then 59 semi-annual principal and interest payments of $37,504, with all remaining principal and interest due on November 1, 2047. The note is collateralized by the Flat Rock farm.	1,395,000
Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.70% (adjusted every three years beginning in 2020) through April 1, 2018, and then 59 semi-annual principal and interest payments of $28,911, with all remaining principal and interest due on April 1, 2048. The note is collateralized by the South Fork farm.	1,033,500
Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.55% through May 10, 2021, and then 13 semi-annual principal payments of $15,455, with interest charged at the one-month LIBOR rate, plus 2.50%, with a final balloon payment due upon maturity on November 10, 2027. The note is collateralized by the Battle Creek farm.	680,000
$6,569,268

Certain mortgages payable agreements include interest rate adjustment periods after the fixed rate periods expire, as described above.  Aggregate interest expensed during the year ended December 31, 2017 was approximately $176,000 related to the mortgages payable.  Accrued interest at December 31, 2017 totaled approximately $66,000, related to the mortgages payable.

Future debt maturities for the years ending December 31 are as follows:

2018	$639,329
2019	115,937
2020	119,345
2021	247,455
2022	255,254
Thereafter	5,191,948
$6,569,268
F-37

NOTE G - NOTES PAYABLE, SUBORDINATED-RELATED PARTY TRANSACTIONS

The Company has borrowed through issuances of unsecured notes payable to finance the Company’s farmland investments. The debt consists of individual promissory notes issued across multiple series and three term notes.

The promissory notes and term notes, totaling $9,905,000 as of December 31, 2017, have interest due semi-annually, ranging from 1.50% to 3.50% with principal due in full at maturity. The notes have various original maturity dates from 2018 through 2026. One series includes an automatic renewal for one year upon maturity date, unless the notes are terminated by either the Company or payee. The notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F). During 2017, principal of $25,000 was paid to one noteholder. Aggregate interest expensed during the year ended December 31, 2017 was approximately $193,000 related to the notes payable. Accrued interest at December 31, 2017 totaled $113,522, related to the notes payable.

On August 1, 2017, three term notes were issued in the aggregate amount of $2,750,000 ($916,667 each). The term loans bear interest at 2.85%, 3.10%, and 3.35%, respectively, with principal due in full at maturity dates on January 15, 2024, January 15, 2025, and January 15, 2026, respectively. The term notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F).

Beginning February 7, 2017, the Company issued an offering of soil restoration notes at a maximum offering of $5,000,000. The total soil restoration notes advanced during 2017 aggregated $2,150,000. The soil restoration notes are issued as individual promissory notes and bear interest at 1.50% and have a maturity date of July 15, 2020 with interest due semiannually on January 15 and July 15th. The soil restoration notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F). The Company also funds an organic transition pool to support the tenants and farmers during the organic transition period by primarily providing rent and/or interest reimbursements. See Note L for a description of a grant received which has reduced the costs associated with issuing the notes.

Aggregate notes payable due to related parties, which consists entirely of stockholders, aggregated approximately 45%, or $4,570,000 of the total notes payable at December 31, 2017 and interest expensed on the related parties notes totaled approximately $106,000 during the year ended December 31, 2017.

Future original maturities of the aggregate notes payable as of December 31, 2017 are as follows:

2018	$375,000
2019	155,000
2020	3,340,000
2021	1,145,000
2022	935,000
Thereafter	3,955,000
$9,905,000

F-38

NOTE H - RENTAL INCOME

The Company leases its real estate to farm operators generally under five year initial terms. The leases automatically renew for two year terms following the initial term and any subsequent renewals. The leases are structured as variable cash, fixed cash or crop-share operating lease agreements. Variable cash lease agreements include minimum base rent plus a variable component, if applicable, based on total farm revenues. All leases require the farm tenant to maintain federal crop insurance for the duration of the lease.

Future minimum base rentals on noncancelable operating leases for the years ending December 31 are as follows:

2018	$1,118,135
2019	1,020,218
2020	75,004
2021	238,772
$2,952,129

NOTE I - STOCK OPTION PLAN

In connection with the conversion of the Company to a REIT as of January 1, 2017, the Company's membership unit option plan was converted to a stock option plan.  The existing member interest option units were converted into one-quarter of one common share of stock in the REIT.  The strike prices were adjusted to 4X the original agreements.

The Company provides for the grant of incentive options to purchase stock to certain officers of the Company. The agreements allow the option holders to purchase stock of the Company at a stated price during a specified period of time (generally 10 - 15 years). Option awards are generally granted with an exercise price equal to the fair market value of the stock at the date of grant. Options generally vest over three years.

The Company has granted options to certain staff members and consultants.  In 2017, 75 options were exercised at $552 per share and none were granted.

The fair value of each option is estimated on the date of grant based on the Black-Scholes option pricing model.  An expected volatility factor was based on comparable farmland values and public companies and was used in computing the option-based compensation during 2017.  The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price.  The expected life of an option represents the period of time that an option is expected to be outstanding.  The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 - 15 years).

Option-based compensation expense recognized in the statement of income was $39,268 for the year ended December 31, 2017.

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

F-39

Expected life 10-15 Years Risk- free interest rate 1.78%-3.47% Expected dividends 0.00% Volatility 10%-29%
Option activity for the year ended December 31, 2017 is as follows:
			Weighted
		Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term

January 1, 2017 (As Converted)	2,888	$541.00	11 years
Granted	-	-	N/A
Exercised	(75)
Cancelled/forfeited	-
December 31, 2017	2,813	$540.71	10 years
Exercisable at December 31, 2017	2,563		12 years

A total of 875 options vested during the year ended December 31, 2017.
NOTE J - CONCENTRATIONS OF RISK

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender (see Note B-4), which is not a federally insured institution.

The Company's investments in real estate, at cost, are significantly concentrated within holdings of agriculture within the United States (see Note B-3). The general health of that industry could have a significant impact on the fair value of investments held by the Company.

NOTE K - OPERATING LEASE OBLIGATIONS

The Company leases various office spaces under the terms of operating leases, which are month-to-month or expire at various dates through September 2019. Monthly payments under the leases aggregate approximately $2,750. Total rent expense was approximately $24,700 for the year ended December 31, 2017.

As of December 31, 2017, future minimum lease payments required under the operating lease are as follows:

F-40

2018	$18,300
2019	13,725
$32,025
NOTE L - CONSERVATION INNOVATION GRANT - GAIN CONTINGENCY

In the fall of 2016, the Company was awarded a Conservation Innovation Grant from the National Resources Conservation Service, a division of the United States Department of Agriculture. The grant became effective on December 2, 2016 and will run through September 30, 2019 as defined in the agreement. Under the terms of the grant, the Company received reimbursement for certain expenses associated with the Soil Restoration Notes offering that was issued in 2017 (see Note G) and other qualified expenses. The payments under the grant during the year ended December 31, 2017 were approximately $295,000 and have been included as reductions of general and administrative expenses in the accompanying statement of income. Given the contingent nature of the grant the Company has not recorded the full grant amount as an asset related to future reimbursement payments.

NOTE M - SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 23, 2018, the date that these financial statements were available to be issued. Management has determined that no events or transactions, other than as described below, have occurred subsequent to the balance sheet date that require disclosure in the financial statements.

During February 2018, the Company issued a mortgage loan of $1,050,000 to Sunset Ridge Farm in Wisconsin.

During March 2018, the Company entered into a contract to sell the Earlville Farm in New York for a gross purchase price of $600,000.

During April 2018, the Company issued a second mortgage loan of $90,000 to Boone County Organics in Iowa.
During April 2018, the Company issued a mortgage loan of $1,350,000 to Rocky Road Farm in Illinois.

F-41

Iroquois Valley Farmland REIT, PBC

Consolidated Financial Statements

December 31, 2018 and 2017

F-42

CONTENTS

Page

INDEPENDENT AUDITORS' REPORT	F-44

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets	F-45

Consolidated Statements of Income	F-46

Consolidated Statements of Changes in Stockholders' Equity	F-47

Consolidated Statements of Cash Flows	F-48 -F-49

Notes to Consolidated Financial Statements	F-50 - F-66

F-43

Independent Auditor's Report

To the Board of Directors

Iroquois Valley Farms REIT, PBC

We have audited the accompanying consolidated financial statements of Iroquois Valley Farms REIT, PBC and its subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2018 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Iroquois Valley Farms REIT, PBC and its subsidiaries as of December 31, 2018 and the results of theiroperations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

March 18, 2019

F-44

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED BALANCE SHEETS
December 31, 2018 and 2017

ASSETS	2018	2017

Investments in real estate, at cost:
Land	$33,786,606	$32,049,189
Land improvements, machinery and equipment	1,543,769	1,554,854
Buildings and building improvements	1,184,591	894,675

Total investment in real estate	36,514,966	34,498,718
Less accumulated depreciation	678,604	530,354

Net investment in real estate	35,836,362	33,968,364

Cash and cash equivalents	878,342	458,373
Accrued income	166,643	178,898
Accounts receivable, less allowance for doubtful accounts of
$89,029 and $33,000 in 2018 and 2017, respectively	364,159	352,434
Prepaids and other assets	114,390	106,566
Mortgage interest receivable, less allowance for doubtful accounts of
$16,386 and $0 in 2018 and 2017, respectively	72,206	53,806
Mortgage notes receivable, net of deferred origination fees and loan loss
reserves of $161,498 and $43,561 in 2018 and 2017, respectively	12,275,582	7,688,090

Total other assets	13,871,322	8,838,167

Total assets	$49,707,684	$42,806,531

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses	$333,450	$307,656
Lines of credit	250,000	—
Mortgages payable	7,165,703	6,569,268
Notes payable, subordinated	10,865,000	9,905,000

Total liabilities	18,614,153	16,781,924

STOCKHOLDERS’ EQUITY	31,093,531	26,024,607

Total liabilities and stockholders' equity	$49,707,684	$42,806,531

The accompanying notes are an integral part of these consolidated statements.

F-45

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED STATEMENTS OF INCOME
Years ended December 31, 2018 and 2017

	2018	2017
Revenue
Rental income	$1,202,303	$1,098,583
Lease reimbursements	133,108	124,996
Mortgage interest income	563,978	366,711
Other	8,286	8,544

Total revenue	1,907,675	1,598,834

Operating expenses
General and administrative, net *	576,426	311,549
Provision for bad debts and loan losses	195,311	2,833
Professional fees	358,992	337,533
Real estate taxes	153,291	140,260
Insurance	14,849	15,559
Option-based compensation expense	8,922	39,268
Depreciation and amortization	172,592	143,006

Total operating expenses	1,480,383	990,008

Operating income	427,292	608,826

Interest expense	491,718	391,653

Net loss before net gain on sales of real estate	(64,426)	217,173
Net gain on sales of real estate	158,304	—

NET INCOME	$93,878	$217,173

* Net of approximately $176,000 and $295,000 of grant reimbursements in 2018 and 2017, respectively.

The accompanying notes are an integral part of these consolidated statements.

F-46

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Years ended December 31, 2018 and 2017

	Common Stock (1)				Total
	Shares Issued		Additional Paid-in	Retained	Stockholders'
	and Outstanding	Amount	Capital	Earnings	Equity

Stockholders' equity, January 1, 2017	42,042.966	$420	$—	$21,552,447	$21,552,867

Net income	—	—	—	217,173	217,173

Contributions from stockholders	7,517.893	75	4,618,704	—	4,618,779

Redemptions paid to stockholders	(158.056)	(1)	(97,203)	—	(97,204)

Dividends to stockholders	—	—	—	(267,402)	(267,402)

Issuance of options as compensation	—	—	—	39,268	39,268

Syndication costs	—	—	—	(38,874)	(38,874)

Stockholders' equity, December 31, 2017	49,402.803	$494	$4,521,501	$21,502,612	$26,024,607

Net income	—	—	—	93,878	93,878

Contributions from stockholders	9,706.120	97	6,056,474	—	6,056,571

Redemptions paid to stockholders	(814.288)	(8)	(559,612)	—	(559,620)

Dividends to stockholders	—	—	—	(320,811)	(320,811)

Issuance of options as compensation	—	—	—	8,922	8,922

Syndication costs	—	—	—	(210,016)	(210,016)

Stockholders' equity, December 31, 2018	58,294.635	$583	$10,018,363	$21,074,585	$31,093,531

(1) 200,000 shares authorized, $0.01 par value; 58,294.635 shares issued and outstanding at December 31, 2018.

The accompanying notes are an integral part of these consolidated statements.

F-47

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2018 and 2017

	2018	2017
Cash flows from operating activities
Net income	$93,878	$217,173
Adjustments to reconcile net income to net cash
provided by operating activities
Provision for bad debts and loan losses	195,311	2,833
Depreciation and amortization	172,592	143,006
Net gain on sales of real estate	(158,304)	—
Deferred mortgage origination fees amortization	(12,790)	(11,976)
Option-based compensation expense	8,922	39,268
(Increase) decrease in assets
Accrued income	12,255	(178,898)
Accounts receivable	(92,072)	(11,679)
Prepaids and other assets	(54,871)	(21,769)
Interest accrued on mortgage notes receivable	(34,786)	(53,806)
Increase in liabilities
Accounts payable and accrued expenses	25,794	154,868

Net cash provided by operating activities	155,929	279,020

Cash flows from investing activities
Proceeds from sales of investments in real estate	894,910	—
Purchases of investments in real estate, at cost	(2,769,334)	(8,842,613)
Issuance of mortgage notes receivable	(4,727,285)	(4,460,500)
Principal payments received on mortgage notes receivable	21,886	353,142
Mortgage origination fees received	32,119	29,885

Net cash used in investing activities	(6,547,704)	(12,920,086)

		(Continued)

The accompanying notes are an integral part of these consolidated statements.

F-48

Iroquois Valley Farmland REIT, PBC
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Years ended December 31, 2018 and 2017

	2018	2017

Cash flows from financing activities
Net borrowings (repayments) on lines of credit	$250,000	$(200,000)
Proceeds from mortgages payable	2,000,000	5,452,172
Repayments on mortgages payable	(1,403,565)	(1,851,544)
Proceeds from notes payable, subordinated	1,480,000	4,935,000
Repayments of notes payable, subordinated	(520,000)	(25,000)
Payment of syndication costs	(210,016)	(38,874)
Contributions from stockholders	6,056,571	4,618,779
Redemptions paid to stockholders	(559,620)	(97,204)
Dividends paid to stockholders	(320,811)	(267,402)
Notes receivable advances to stockholders	—	20,000
Payments received on notes receivable from stockholders	39,185	(7,436)

Net cash provided by financing activities	6,811,744	12,538,491

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	419,969	(102,575)

Cash and cash equivalents, beginning of period	458,373	560,948

Cash and cash equivalents, end of period	$878,342	$458,373

Supplemental disclosure of cash flow information
Cash paid for interest expense	$465,543	$279,831

The accompanying notes are an integral part of these consolidated statements.

F-49

Iroquois Valley Farmland REIT, PBC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2018 and 2017

NOTE A - NATURE OF OPERATIONS

Iroquois Valley Farms LLC (the Operating Company), was formed in 2007 for the purpose of providing secure land access to organic family farmers. Effective December 31, 2016, the Company was reorganized by its members contributing 99% of their membership interests to Iroquois Valley Farmland REIT, PBC (the Parent Company) and 1% of their membership interest in the Company to Iroquois Valley Farmland TRS, Inc. (the TRS Subsidiary), a wholly owned subsidiary of Iroquois Valley Farmland REIT, PBC.

The Company positively impacts local, sustainable and organic agriculture through leasing and mortgage funding with a focus on the next generation of organic farmers. The farmland purchased or financed by the Company is operated primarily by mid-size farm families that run their own sustainable farm business. Investments made by the Company are funded with new debt and / or equity, generally from new investors. The Company operates as a self-administered and self-managed real estate investment trust (REIT), under the Internal Revenue Code.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

1.	Principles of Consolidation

	The accompanying consolidated financial statements include the accounts of Iroquois Valley Farmland REIT, PBC and its wholly-owned subsidiaries, the Operating Company and the TRS Subsidiary (collectively, the Company). All significant intercompany accounts and transactions are eliminated in consolidation.

2.	Balance Sheet Presentation

	The operations of the Company involve a variety of real estate transactions and it is not possible to precisely measure the operating cycle of the Company. The consolidated balance sheet of the Company has been prepared on an unclassified basis in accordance with real estate industry practices.

3.	Investments in Real Estate

	Investments in real estate consists of the following properties, at net book value at December 31, 2018 and 2017:
				Net Book	Net Book
		Location	Date	Value at	Value at
	Property Name	(County, State)	Acquired	12/31/2018	12/31/2017
	Iroquois Valley East
	and West Farms	Iroquois, IL	2007 and 2008	$1,201,427	$1,103,962
	Denker Farm	Livingston, IL	March 22, 2011	1,513,773	1,449,947
	Pleasant Ridge Farm	Livingston, IL	May 18, 2011	504,312	505,019
	Old Oak Farm	Huntington, IN	August 20, 2012	929,530	931,038
	Red Oak Farm	Boone, IN	November 15, 2012	831,802	831,802
	Rock Creek Farm	Will, IL	October 9, 2012	596,845	601,880

F-50

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.	Investments in Real Estate (Continued)
				Net Book	Net Book
		Location	Date	Value at	Value at
	Property Name	(County, State)	Acquired	12/31/2018	12/31/2017
	Hedge Creek Farm	Will, IL	December 28, 2012	$636,725	$637,134
	Mary Ellen's Farm	Iroquois, IL	January 30, 2013	1,045,416	1,047,730
	Mooday	Boone and
	and Jackman Farms	Montgomery, IN	February 15, 2013	1,031,963	1,031,963
	Shiawassee Farm	Shiawassee, MI	May 8, 2013	1,085,057	1,095,894
	Taconic Ridge Farm	Washington, NY	October 15, 2013	-	323,087
	One Bottom Farm	Iroquois, IL	November 21, 2013	354,846	354,846
	Sparta Woods Farm	Noble, IN	December 20, 2013	1,032,345	1,032,345
	Two Roads Farm	Shelby, IL	March 11, 2014	2,341,067	2,357,856
	Union Fair Farm	Knox, ME	April 2, 2014	582,023	578,385
	Healing Ground Farm	Rockcastle, KY	June 17, 2014	127,001	127,001
	Mystic River Farm	Monroe, WV	September 10, 2014	553,059	553,059
	Brindle Farm	Allen, IN	September 19, 2014	523,437	524,400
	Lakeville Farm	St. Joseph, IN	November 14, 2014	2,128,331	2,138,917
	South Grove Farm	Dekalb, IL	February 12, 2015	730,533	717,857
	Mackinaw Farm	Ford, IL	February 20, 2015	1,017,129	1,017,129
	Saginaw Bay Farm	Tuscola, MI	April 14, 2015	1,759,689	1,772,342
	Earlville Farm	Madison, NY	April 16, 2016	-	415,811
	Jubilee Farm	Elkhart, IN	October 28, 2015	480,775	480,775
	Yoder Farm	Allen, IN	November 24, 2015	536,990	537,457
	Tower Road Farm	Dekalb, IL	February 29, 2016	820,476	820,476
	Bahasaba Farm	Hill, MT	April 12, 2016	225,201	225,201
	Lake Wawasee Farm	Noble, IN	April 21, 2016	679,088	680,535
	Tippecanoe Farm	Kosciusko, IN	August 8, 2016	812,781	812,781
	Susquehanna Farm	Chenago, NY	October 12, 2016	552,862	567,012
	Flat Rock	Seneca, OH	May 15, 2017	2,878,926	2,878,926
	Creambrook	Augusta, VA	May 22, 2017	1,231,430	1,231,430
	Cottonwood	Hill, MT	September 1, 2017	1,029,292	1,038,490
	South Fork	Livingston, IL	October 16, 2017	2,175,914	2,166,497
	Battle Creek	Dekalb, IL	November 10, 2017	1,379,380	1,379,380
	White River	Daviess, IN	May 24, 2018	1,910,688	-
	Hidden Pasture	Schoharie, NY	July 24, 2018	314,072	-
	Ten Mile	Lucas, OH	November 29, 2018	282,177	-

				$35,836,362	$33,968,364

F-51

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.	Investments in Real Estate (Continued)

Investments in real estate are carried at cost, less accumulated depreciation. On a continuous basis, management assesses whether there are any indicators, including property performance and general market conditions, that the value of the investments in real estate may be impaired. To determine if indicators of impairment exist, management utilizes independent third-party analyses for those properties owned for more than one year. At a minimum of once every three years the independent analysis is completed by a certified appraiser or licensed real estate professional. The methods employed in the valuation generally consider one or more of the following methods: the sales comparison approach (which uses the market for comparable properties), income capitalization approach (which considers income - generating potential of the property and anticipated rate of return), and the cost approach.

If indicators of impairment are present, management will estimate based on projected discounted cash flows (including land appraised values) if an impairment of the carrying cost has occurred. If these cash flows are less than the net carrying value of the property an impairment loss will be recorded. The Company evaluated the investments in real estate for indicators of impairment and noted none. As a result, no impairment charges were recorded for the years ended December 31, 2018 and 2017.

The Company's policy is to depreciate land improvements, machinery, equipment, buildings and building improvements over the estimated useful lives of the assets by use of the straight-line method, as indicated in the following table.

	Land improvements, machinery and equipment	7 - 15 years
	Buildings and building improvements	15 - 20 years

The cost of repairs and maintenance is charged to expense as incurred; significant improvements and betterments are capitalized.

4.	Cash Equivalents

The Company maintains cash balances with a lender which holds the mortgages on certain investments (see Note F). These cash equivalents are not restricted and can be withdrawn at any time without penalty.

F-52

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

5.	Accrued Income, Accounts Receivable and Mortgage Interest Receivable

Accrued income consists of estimates of tenant farmer obligations due to the Company in accordance with the variable farm revenue as stated in the lease agreement. Estimates of variable farm revenues are based on a calculation of farm revenues exceeding a certain price point per acre (as defined in the individual lease agreements) and the excess being partially due to the Company. Accounts receivable are uncollateralized tenant obligations due under normal trade terms. Mortgage interest receivable is mortgage interest income due to the Company. Management individually reviews all accrued income and receivables and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

The carrying amount of accrued income, accounts receivable and mortgage interest receivable are reduced by valuation allowances, if necessary, that reflect management's best estimate of recorded receivables which may be uncollectible based on specific information about tenant accounts, past loss experience, and general economic conditions. Bad debts are written off against the allowance for doubtful accounts when they are determined to be uncollectible.

6.	Syndication Costs

Syndication costs represent costs incurred in connection with the syndication of REIT stock, including in 2018 expenses related to the non-accredited investor offering. These costs are reflected as a direct reduction of stockholders' equity. Syndication costs of $210,016 and $38,874 were incurred for the years ended December 31, 2018 and 2017, respectively.

7.	Revenue Recognition

Rental income is recognized when due as provided under the lease agreements with tenants. All leases between the Company and its tenants are classified as operating leases. Lease reimbursements represent real estate taxes and property insurance, which are billed to tenants pursuant to the terms of the lease. Lease reimbursements are recognized as earned in the same period the expenses are incurred. Mortgage interest income is recognized when due as provided under the mortgage agreements in place. Deferred mortgage origination fees are amortized to interest income ratably over the life of the related mortgages.

F-53

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

8.	Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code and applicable Treasury regulations relating to REIT qualification. The Company must meet certain requirements to be eligible, including distribution requirements and other asset and income tests. Management intends to adhere to these requirements and maintain the REIT status. As a REIT, the Company will generally not be liable for U.S. federal corporate income taxes, thus no provision is included in the accompanying consolidated financial statements. The Company has also elected taxable REIT subsidiary status for the TRS Subsidiary which allows for activities that do not qualify as rents from real property.

9.	Option-Based Compensation

Compensation expense relating to option-based payments is recognized in operations using the Black Scholes fair value measurement method. Under this fair value method, the estimated fair value of awards is charged to operations on a straight-line basis over the requisite service period, which is generally the vesting period.

10.	Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ markedly from management's current judgments. The fair value of compensation expense related to membership options is considered a significant estimate due to the variability of estimates of expected life, risk-free interest rate, expected dividends, and volatility utilized in the calculation of fair value. While management's estimates of fair value of compensation expense are reasonable, the actual results could differ and have a significant impact on the financial statements.

F-54

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

11.	Significant Accounting Standards Applicable In Future Years

Revenue Recognition

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, (Topic 606) (ASU 2014-09), in May 2014. ASU 2014-09 sets forth a new five-step revenue recognition model that will require the use of more estimates and judgment. ASU 2014-09 will replace current revenue recognition requirements in Topic 605, Revenue Recognition, in its entirety. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in prior accounting guidance. ASU 2014-09 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2018, and should be applied retrospectively in the year the ASU is first applied using one of two allowable application methods.

ASU 2014-09 is effective for the Company’s December 31, 2019 financial statements and thereafter. Management is currently evaluating the effect that ASU 2014-09 will have on the Company’s financial statements.

Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. ASU 2016-02 will require lessees to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. ASU 2016-02 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2019, and should be applied using a modified retrospective approach.

ASU 2016-02 is effective for the Company’s December 31, 2020 financial statements and thereafter. Management is currently evaluating the effect that ASU 2016-02 will have on the Company’s financial statements.

ASU 2018-11 was issued in July 2018 and provides an additional and optional transition method to apply the provisions of ASU 2016-02. This new transition method allows an entity to apply the new lease standard at the adoption date and recognize a cumulative-effect adjustment to the opening equity balance in the period of adoption. ASU 2018-11 also provides certain other practical expedients. Management is currently evaluating the effect that ASU 2018-11 will have on the Company's financials statements.

F-55

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

11.	Significant Accounting Standards Applicable In Future Years (Continued)

Allowance for Loan and Lease Losses

The FASB issued ASU 2016-13, Financial Instruments - Credit Losses, (Topic 326) (ASU 2016-13), in June 2016. ASU 2016-13 will require entities to update their credit loss model to the current expected credit losses (CECL) model. This CECL model will require entities to estimate the credit losses expected over the life of an exposure (or pool of exposures). ASU 2016-13 is effective for annual financial statements of private companies issued for fiscal years beginning after December 15, 2021, and should be applied using a modified retrospective approach.

ASU 2016-13 is effective for the Company’s December 31, 2022 financial statements and thereafter. Management is currently evaluating the effect that ASU 2016-13 will have on the Company’s financial statements.

NOTE C - NOTES RECEIVABLE FROM STOCKHOLDERS - RELATED PARTY TRANSACTION

The Company advanced $20,000 to a related party of the Company in the form of a promissory note during the year ended December 31, 2017. No advances were made during the year ended December 31, 2018. There were total outstanding advances of $33,379 and $72,564 due from stockholders and related parties as of December 31, 2018 and 2017, respectively, which are included in the accompanying consolidated balance sheets in prepaids and other assets. The notes are uncollateralized and bear interest semi-annually at fixed rates ranging from 2.00% - 2.50%. Principal is due between 2019 - 2021.

NOTE D - MORTGAGE NOTES RECEIVABLE

The Company has entered into a farmland financing policy to provide mortgage financing for organic and sustainable farmers to purchase farmland to achieve certified organic standards. The Company's financing policy requires extensive background and credit checks and that each farmland mortgage be collateralized by farmland appraised at a minimum value of 1.33 times the value of the loan. The financing policy also limits the outstanding loans on farmland to 35% of the Company's total farmland assets (defined as investments in real estate, at cost plus mortgage notes receivable).

Management closely monitors the quality of the mortgage notes receivable portfolio and has established a review process designed to help grade the quality and profitability of the Company’s mortgage notes receivable portfolio. The Company utilizes an internal risk rating system to evaluate credit risk. It assigns an internal risk rating based on an assessment of each borrower’s financial condition. These internal techniques are consistent with the methods used by major third-party agencies to assign ratings. The credit quality grade helps management make a comparable assessment of each mortgage note receivable’s credit risk.

F-56

NOTE D - MORTGAGE NOTES RECEIVABLE (Continued)

Using this data, the Company evaluates liquidity, financial strength, management effectiveness, and operating efficiency and assigns one of four ratings: performing, watch, at-risk, and default. As of December 31, 2018, two mortgage notes totaling approximately $461,000 of outstanding receivables were classified as a default rating. Additionally, three mortgages have been put on watch. The company recorded a loan loss of approximately $98,600 to reserve against potential losses from the non-performing loans. All other mortgages as of December 31, 2018 are performing. As of December 31, 2017, the Company's mortgage notes receivable were all performing and no loan loss reserves were reserved.

During 2018, the Company issued eleven loans with original mortgage balances of $4,727,285, received loan origination fees of $32,119, and received principal payments of $21,886. During 2017, the Company issued nine loans with original mortgage balances of $4,460,500, received loan origination fees of $29,885, and received principal payments of $353,142. Mortgage notes receivable are reported at their outstanding principal balances net of any unamortized origination fees. As of December 31, 2018 and 2017, the Company had $12,275,582 and $7,688,090 of net mortgage notes receivable, respectively. Origination fees received are deferred and recognized as adjustments to mortgage interest income over the lives of the related mortgage notes. The outstanding mortgage notes receivable generally require monthly interest only payments for the first five-years with principal and interest payments thereafter. Select mortgage notes require principal and interest payments throughout the term of the notes. Interest rates range from 4.00% to 6.00%. The principal balance on the loans is due upon the maturity of each of the mortgage notes receivable which expire at various dates through 2048. Prepayments are allowed. At December 31, 2018 and 2017, mortgages receivable are collateralized by real estate and improvements thereon. Mortgage interest income earned, including amortized origination fees, during the year ended December 31, 2018 and 2017 totaled $563,978 and $366,711, respectively.

NOTE E - REVOLVING LINES OF CREDIT

The Company has a $1,000,000 line of credit with a lender which expires on January 15, 2022. There was no outstanding balance on the line as of December 31, 2018 and 2017. Interest is payable monthly at the bank's prime rate (5.25% and 5.00% at December 31, 2018 and 2017, respectively, as defined in the agreement) reduced by an applicable margin (0.50%). The line is collateralized by the Lakeville Farm. The Company is subject to certain restrictive covenants.

The Company has two $500,000 line of credit facilities with the lender who services certain mortgages payable (see Note F) which expire on May 1, 2019. Management intends to extend the line of credit facilities with the same lender upon expiration. There were no outstanding borrowings on the lines as of December 31, 2018 and 2017. Interest is payable monthly at the 30 day London InterBank Offered Rate (LIBOR) (2.52% and 1.57% at December 31, 2018 and 2017, respectively), plus 2.50%. The lines are collateralized by the Company's Shiawassee and Sparta Woods farms.

F-57

NOTE E - REVOLVING LINES OF CREDIT (Continued)

The Company has a $250,000 line of credit with a lender who services certain mortgages payable (see Note F) which expires on November 10, 2020. There was a $250,000 outstanding balance on the line as of December 31, 2018 and no balance outstanding at December 31, 2017. Interest is payable monthly at the WSJ published bank prime rate (5.50% and 4.50% at December 31, 2018 and 2017, respectively, as defined in the agreement) reduced by an applicable margin (0.40%). The line is collateralized by the Tower Road Farm. The Company is subject to certain restrictive covenants.

Aggregate interest expensed during the years ended December 31, 2018 and 2017 was approximately $34,700 and $22,000, respectively related to the lines of credit. Related accrued interest as of December 31, 2018 and 2017 totaled $9,531 and $5,597, respectively.

NOTE F - MORTGAGES PAYABLE

Mortgages payable at December 31, 2018 and 2017 consists of the following:
	2018	2017
Mortgage note payable, in semi-annual installments of $17,626, including interest at a fixed rate of 3.60% through January 2023, with final maturity in January 2042. The note is collateralized by the Denker farm.

	$521,735	$535,181

Mortgage note payable, in semi-annual installments of $11,655, including interest at a fixed rate of 3.70% through September 2019, with final maturity in April 2043. The note is collateralized by the Old Oak farm.

	373,394	382,631

Mortgage note payable, in semi-annual installments of $6,940, including interest at a fixed rate of 3.70% through October 2019, with a final maturity in April 2043. The note is collateralized by the Rock Creek farm.

	222,348	227,848

Mortgage note payable, in semi-annual installments of $8,653, including interest at a fixed rate of 3.70% through December 2019, with a final maturity in June 2043. The note is collateralized by the Hedge Creek farm.

	277,213	284,071

Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 3.60% through January 2023, with a final maturity in June 2043. The note is collateralized by the Red Oak farm.

	313,205	320,520

Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 3.60% through February 2023, with a final maturity in June 2043. The note is collateralized by the Mooday and Jackman farms.

	313,205	320,520

F-58

NOTE F - MORTGAGES PAYABLE (Continued)

Mortgage note payable, in semi-annual installments of $7,102, including interest at a fixed rate of 3.40% through October 2018, with a final maturity in May 2044. The note is collateralized by Mary Ellen's farm.

	$238,284	$243,997

Mortgage note payable, with interest charged at a fixed rate of 3.25% through May 1, 2018, with all principal and accrued interest due on May 1, 2018. The note is collateralized by the Two Roads farm.

	-	536,000

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.45% through November 1, 2017, with a final maturity in November 2047. The note is collateralized by the Creambrook farm.

	598,144	610,000

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.45% through November 1, 2017, with a final maturity in November 2047. The note is collateralized by the Flat Rock farm.

	1,367,887	1,395,000

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.70% through April 1, 2018, with a final maturity in April 2048. The note is collateralized by the South Fork farm.

	1,023,708	1,033,500

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.55% through May 10, 2021, and then 13 semi-annual principal payments of $15,455, with interest charged at the one-month LIBOR rate (2.52% and 1.57% at December 31, 2018 and 2017, respectively), plus 2.50%, with a final balloon payment due upon maturity on November 10, 2027. The note is collateralized by the Battle Creek farm.

	680,000	680,000

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 4.60% (adjusted every three years beginning in 2021) through October 1, 2018, and then 59 semi-annual principal payments of $30,895, with all remaining principal and interest due on October 1, 2048. The note is collateralized by the White River farm.

	1,000,000	-

Mortgage note payable, with interest charged at a fixed rate of 4.50% through May 1, 2019, with all principal and accrued interest due on May 1, 2019. The note is collateralized by the Two Roads farm.

	236,580	-

	$7,165,703	$6,569,268

F-59

NOTE F - MORTGAGES PAYABLE (Continued)

Certain mortgages payable agreements include interest rate adjustment periods after the fixed rate periods expire, as described above. Aggregate interest expensed during the years ended December 31, 2018 and 2017 was approximately $195,500 and $176,000, respectively, related to the mortgages payable. Accrued interest at December 31, 2018 and 2017 totaled $63,713 and $60,607, respectively, related to the mortgages payable.

Future debt maturities for the years ending December 31 are as follows:

2019	$368,486
2020	136,059
2021	264,948
2022	273,561
2023	282,070
Thereafter	5,840,579

$7,165,703

NOTE G - NOTES PAYABLE, SUBORDINATED-RELATED PARTY TRANSACTIONS

The Company has borrowed through issuances of unsecured notes payable to finance the Company’s farmland investments. The debt consists of individual promissory notes issued across multiple series and three term notes.

The promissory notes and term notes, totaling $10,865,000 and $9,905,000 as of December 31, 2018 and 2017, respectively, have interest due semi-annually, ranging from 0.00% to 3.50% with principal due in full at maturity. The notes have various original maturity dates from 2020 through 2026. One series includes an automatic renewal for one year upon maturity date, unless the notes are terminated by either the Company or payee. The notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F). During 2018 and 2017, principal of $520,000 and $25,000, respectively, was paid to noteholders. Aggregate interest expensed during the years ended December 31, 2018 and 2017 was approximately $261,500 and $193,000, respectively, related to the notes payable. Accrued interest at December 31, 2018 and 2017 totaled $132,658 and $113,522, respectively, related to the notes payable.

During the year ended December 31, 2017, three term notes were issued in the aggregate amount of $2,750,000 ($916,667 each). The term loans bear interest at 2.85%, 3.10%, and 3.35%, respectively, with principal due in full at maturity dates on January 15, 2024, January 15, 2025, and January 15, 2026, respectively. The term notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F).

F-60

NOTE G - NOTES PAYABLE, SUBORDINATED-RELATED PARTY TRANSACTIONS (Continued)

Beginning February 7, 2017, the Company issued an offering of promissory notes titled “Soil Restoration Notes” at a maximum offering of $5,000,000. That offering was replaced with a similar offering of Soil Restoration Notes on June 15, 2018. The total Soil Restoration Notes advanced during 2018 and 2017 aggregated $1,480,000 and $2,150,000, respectively. The notes are issued as individual promissory notes and bear interest between 0.00% and 2.50% and have maturity dates ranging between 2020 and 2023, with interest due semiannually on January 15 and July 15th. The notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F). In accordance with the Soil Restoration Notes, the Company also funds an organic transition pool to support the tenants and famers during the organic transition period by primarily providing rent and/or interest reimbursements. See Note L for a description of a grant received which has reduced the costs associated with issuing the notes.

Aggregate notes payable due to related parties, which consists entirely of stockholders, aggregated approximately 46%, or $4,981,000 and 45% or $4,570,000 of the total notes payable at December 31, 2018 and 2017, respectively. Interest expensed on the related parties notes totaled approximately $120,000 and $106,000 during the years ended December 31, 2018 and 2017, respectively.

Future original maturities of the aggregate notes payable as of December 31, 2018 are as follows:

2020	$3,625,000
2021	1,120,000
2022	935,000
2023	2,150,000
Thereafter	3,035,000

$10,865,000

NOTE H - RENTAL INCOME

The Company leases its real estate to farm operators generally under five year initial terms. The leases automatically renew for two year terms following the initial term and any subsequent renewals. The leases are structured as variable cash, fixed cash or crop-share operating lease agreements. Variable cash lease agreements include minimum base rent plus a variable component, if applicable, based on total farm revenues. All leases require the farm tenant to maintain federal crop insurance on insurable crops for the duration of the lease.

F-61

NOTE H - RENTAL INCOME (Continued)

Future minimum base rentals on noncancelable operating leases for the years ending December 31 are as follows:

2019	$1,167,757
2020	899,778
2021	486,460
2022	276,658
2023	84,868
Thereafter	273,793

$3,189,314

NOTE I - STOCK OPTION PLAN

In connection with the conversion of the Company to a REIT as of January 1, 2017, the Company's membership unit option plan was converted to a stock option plan. The existing member interest option units were converted into one-quarter of one common share of stock in the REIT. The strike prices were adjusted to 4X the original agreements.

The Company provides for the grant of incentive options to purchase stock to certain officers of the Company. The agreements allow the option holders to purchase stock of the Company at a stated price during a specified period of time (generally 10 - 15 years). Option awards are generally granted with an exercise price equal to the fair market value of the stock at the date of grant. Options generally vest over three years.

The Company has granted options to certain staff members and consultants. In 2018, 550 options were exercised ranging from $508 to $552 per share and none were granted. In 2017, 75 options were exercised at $552 per share and none were granted.

The fair value of each option is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies and was used in computing the option-based compensation during 2018 and 2017. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 - 15 years).

Option-based compensation expense recognized in the statements of income was $8,922 and $39,268, respectively, for the years ended December 31, 2018 and 2017.

F-62

NOTE I - STOCK OPTION PLAN (Continued)

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Expected life		10 - 15 years
Risk-free interest rate		1.78% - 3.47%
Expected dividends		0.00%
Volatility		10% - 29%

Option activity for the year ended December 31, 2018 is as follows:
			Weighted
		Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term

January 1, 2018	2,813	$541.00	10 years
Granted	-	-	N/A
Exercised	(550)
Cancelled/forfeited	-

December 31, 2018	2,263	$543.80	11 years

Exercisable at December 31, 2018	2,263		11 years

A total of 250 options vested during the year ended December 31, 2018.

F-63

NOTE I - STOCK OPTION PLAN (Continued)

Option activity for the year ended December 31, 2017 is as follows:
			Weighted
		Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term

January 1, 2017 (As Converted)	2,888	$541.00	11 years
Granted	-	-	N/A
Exercised	(75)
Cancelled/forfeited	-

December 31, 2017	2,813	$540.71	10 years

Exercisable at December 31, 2017	2,563		12 years

A total of 875 options vested during the year ended December 31, 2017.

NOTE J - CONCENTRATIONS OF RISK

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender (see Note B-4), which is not a federally insured institution.

The Company's investments in real estate, at cost, are significantly concentrated within holdings of agriculture within the United States (see Note B-3). The general health of that industry could have a significant impact on the fair value of investments held by the Company.

NOTE K - OPERATING LEASE OBLIGATIONS

The Company leases various office spaces under the terms of operating leases, which are month-to-month or expire at various dates through September 2019. Monthly payments under the leases aggregate $2,760. Total rent expense was approximately $33,400 and $24,700, respectively, for the years ended December 31, 2018 and 2017.

F-64

NOTE K - OPERATING LEASE OBLIGATIONS (Continued)

As of December 31, 2018, future minimum lease payments required under the operating lease are as follows:

2019	$13,725

$13,725

NOTE L - CONSERVATION INNOVATION GRANT - GAIN CONTINGENCY

In the fall of 2016, the Company was awarded a Conservation Innovation Grant from the National Resources Conservation Service, a division of the United States Department of Agriculture. The grant became effective on December 2, 2016 and will run through September 30, 2019 as defined in the agreement. Under the terms of the grant, the Company received reimbursement for certain expenses associated with the Soil Restoration Notes offering that was issued in 2017 (see Note G) and other qualified expenses. The payments under the grant during the years ended December 31, 2018 and 2017 were approximately $176,000 and $295,000, respectively, and have been included as reductions of general and administrative expenses in the accompanying statement of income. Given the contingent nature of the grant the Company has not recorded the full grant amount as an asset related to future reimbursement payments. The Company has recorded a receivable from the grant totaling $32,692 and $27,322 at December 31, 2018 and 2017, respectively, which is included in prepaids and other assets in the accompanying financial statements.

NOTE M - RECLASSIFICATIONS

Certain reclassifications have been made to the 2017 consolidated financial statements in order to conform to the 2018 presentation.

NOTE N - SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 18, 2019, the date that these financial statements were available to be issued. Management has determined that no events or transactions, other than as described below, have occurred subsequent to the balance sheet date that require disclosure in the financial statements.

During January 2019, the Company renewed the $1,000,000 revolving line of credit with a mission-aligned lender.

During January 2019, the Company purchased a farm for approximately $1,600,000 in Hill County, Montana.

During February 2019, the Company issued an $870,000 mortgage loan secured by a farm in Wabasha County, Minnesota.

During February 2019, the Company issued a $148,000 mortgage loan secured by a farm in Washington County, New York.

F-65

NOTE N - SUBSEQUENT EVENTS (Continued)

During March 2019, the Company issued a $400,000 second mortgage loan secured by a farm in Winona County, Minnesota upon which the Company already had a first mortgage.

Between December 31, 2018 and March 18, 2019, the Company issued approximately $5,500,000 of REIT stock.

Between December 31, 2018 and March 18, 2019, the Company issued approximately $335,000 of promissory notes.

Between December 31, 2018 and March 18, 2019, the Company paid down the $250,000 balance drawn on the revolving line of credit and approximately $1,730,000 of mortgages payable.

F-66

EXHIBITS

III-1

TABLE OF CONTENTS

1.	Underwriting Agreement – Not Applicable

2.	Charter and Bylaws
a.	Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC
b.	Bylaws of Iroquois Valley Farmland REIT, PBC

3.	Instruments Defining the Rights of Security Holders

a.   Stock Redemption Program

b.   Form Soil Restoration Note

c.   First Midwest Bank Loan Documents

            (i) Promissory Note

            (ii) Mortgage

                        (iii) Assignment of Rents and Leases

d.   RSF Social Finance Loan Documents

            (i) Promissory Note

            (ii) Business Loan Agreement

            (iii) Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing

            (iv) Modification of Mortgage

e.   Compeer Financial, PCA Loan Documents

            (i) Promissory Note/Loan Agreement

            (ii) Michigan Open-End Mortgage

f.    Compeer Financial, PCA Loan Documents

            (i) Promissory Note/Loan Agreement

            (ii) Indiana Open-End Mortgage

g.    Compeer Financial, PCA Loan Documents

            (i) Promissory Note/Loan Agreement

            (ii) Illinois Open-End Mortgage

4.	Subscription Agreement

5.	Voting Trust Agreement – Not Applicable

6.	Material Contracts
a.	Kevin Egolf - Executive Loan Promissory Note

Stock Option Agreements:

i.	David Miller
ii.	David Miller
iii.	David Taylor
iv.	John Steven Bianucci
v.	John Steven Bianucci
vi.	John Steven Bianucci
vii.	Rita Billon
viii.	Rita Billon
ix.	Rita Billon
x.	Tom Perry
xi.	John Emrich
III-2

xii.	Kevin Egolf
xiii.	Sally Dodge
xiv.	Arnold Lau

7.	Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession – Not Applicable

8.	Escrow Agreements – Not Applicable

9.	Letter regarding Change in Certifying Accountant – Not Applicable

10.	Power of Attorney – Not Applicable

11.	Consents
a.	Consent of Plante Moran
b.	Opinion Regarding Legality & Consent of Stahl Cowen Crowley Addis LLC

12.	Opinion Regarding Legality – See #11(b) above

13.	“Testing the Waters” Materials” – Not Applicable

14.	Appointment of Agent for Service of Process – Not Applicable

15.	Additional Exhibits – Not Applicable
III-3

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on April 25, 2019.

IROQUOIS VALLEY FARMLAND REIT, PBC

By: /s/ David Miller

Name: David Miller

Its: President and CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ David Miller

Name: David Miller

Its: President and Chief Executive Officer, and Member of the Board of Directors

Date: April 25, 2019

By: /s/ Kevin Egolf

Name: Kevin Egolf

Its: Chief Financial Officer

Date: April 25, 2019

By: /s/ Arnold Lau

Name: Arnold Lau

Its: Secretary, and Member of the Board of Directors

Date: April 25, 2019

By: /s/ Dr. Stephen Rivard

Name: Dr. Steven Rivard

Its: Member of the Board of Directors

Date: April 25, 2019

By: /s/ Andy Ambriole

Name: Andy Ambriole

Its: Member of the Board of Directors

Date: April 25, 2019

III-4

By: /s/ Joanie Buckley

Name: Joanie Buckley

Its: Member of the Board of Directors

Date: April 25, 2019

By: /s/ Sally Dodge

Name: Sally Dodge

Its: Member of the Board of Directors

Date: April 25, 2019

By: /s/ Malaika Maphalala

Name: Malaika Maphalala

Its: Member of the Board of Directors

Date: April 25, 2019

By: /s/ Teresa Opheim

Name: Teresa Opheim

Its: Member of the Board of Directors

Date: April 25, 2019

By: /s/ Coleen Reedy

Name: Coleen Reedy

Its: Member of the Board of Directors

Date: April 25, 2019